Exhibit 10.20

EQUITY INVESTOR AGREEMENT

This EQUITY INVESTOR AGREEMENT, dated January 11, 2018 (the “Effective Date”), is made by and among (a) YF ART Holdings, L.P., a Delaware limited partnership (the “Yucaipa Shareholder”), (b) the GSCP Shareholders (as defined below), (c) Charm Progress Investment Limited (the “CM Shareholder” and, together with the GSCP Shareholders, the “Series B Shareholders”; the Yucaipa Shareholder and the Series B Shareholders are referred to herein together as the “Shareholders”), and (d) Americold Realty Trust, a Maryland real estate investment trust (the “Company”).

RECITALS

WHEREAS, the Yucaipa Shareholder is the holder of the Warrants (as defined below) and is a holder of the Company’s Common Shares (as defined below);

WHEREAS, the Series B Shareholders are the holders of all of the issued and outstanding Series B Preferred Shares (as defined below);

WHEREAS, the Company and/or its Shareholders are currently contemplating, among other possible transactions or actions, an IPO (as defined below) of shares of the Company’s Common Shares (as defined below) and a Sale Transaction (as defined below) of the equity interests in the Company;

WHEREAS, the terms of the Series B Preferred Shares provide that the Series B Preferred Shares automatically convert into the Company’s Common Shares immediately prior to the consummation of a Qualified IPO (as defined below);

WHEREAS, subject to the terms and conditions of this Agreement (as defined below) and in order to facilitate the consummation of a Tier II IPO (as defined below), the Series B Shareholders have agreed that all of the Series B Preferred Shares shall be converted into Common Shares immediately prior to the consummation of such Tier II IPO, as applicable; and

WHEREAS, in connection with the potential for a Specified Transaction (as defined below) during the Term (as defined below), the Shareholders and the Company each desire to enter into this Agreement.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

1.1. Definitions.

“Agreement” shall mean this Equity Investor Agreement as it may be modified, amended or restated in accordance with its terms, including all Exhibits hereto.

“As-Converted Series B Shares” means, with respect to any number of Series B Preferred Shares, the number of Common Shares into which such Series B Preferred Shares are convertible at the Conversion Price immediately prior to the Specified Transaction Closing Date (after giving effect to the payment of any cash dividends on the Series B Preferred Shares prior to the IPO Closing).

“Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

“Cashless Exercise Share Amount” means (a)(i) the Warrant Per Share Exercise Price multiplied by (ii) the Notional Warrant Amount, divided by (b) the Specified Share Price.

“CM Shareholder” has the meaning set forth in the first paragraph of this Agreement.

“Common Share Trading Price” means the volume weighted average price per share of Common Shares as reported on the New York Stock Exchange composite transactions reporting system, during the ten (10) consecutive Trading Days ending on (and inclusive of) the Second Transfer Anniversary Date.

“Common Shares” means the common shares of beneficial interest of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Conversion Price” has the meaning set forth in the Series B Certificate.

“Conversion Transfer Amount” means, with respect to a Series B Shareholder, an amount equal to (a)(i) the Qualified IPO Threshold Price minus (ii) the Designated Share Price, multiplied by (b) the number of As-Converted Series B Shares held by such Series B Shareholder immediately prior to the Specified Transaction Closing; provided that such amount shall not be less than zero.

“Conversion Transfer Share Amount” means, with respect to a Series B Shareholder, such Series B Shareholder’s (a) Conversion Transfer Amount divided by (b) the IPO Share Price.

“Declaration of Trust” means the declaration of trust of the Company as in effect as of the Effective Date.

“Designated Share Price” means the greater of the Specified Share Price and the applicable Floor Price.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Equity Equivalents” means rights, options or warrants (or similar securities) to purchase equity securities, and any securities or obligations of any type whatsoever that are, or may become, convertible into or exercisable for equity securities.

“Expiration Date” means the date that is the one year anniversary of the Effective Date.

“Floor Price” means an amount to be agreed in writing between the Yucaipa Shareholder and the Preferred Majority.

“Fully Diluted Outstanding Shares” means, at the relevant time, the number of Common Shares outstanding, assuming all Equity Equivalents of the Company then outstanding have been converted, exercised, or exchanged, as the case may be, into Common Shares at the then applicable conversion or exercise price, assuming, with respect to the Warrants, the cashless exercise thereof pursuant to the terms of the Warrants.

“Governmental Authority” means any nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government, including with respect to taxes, in each case whether federal, state, local or foreign.

“GSCP Shareholders” means GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GSCP VI Offshore IceCap Investment, L.P. GSCP VI GmbH IceCap Investment, L.P., and IceCap2 Holdings, L.P.

“IPO” means the consummation of a firm commitment underwritten initial public offering of the Company’s Common Shares registered under the Securities Act pursuant to an effective registration statement on Form S-11 or an equivalent registration statement.

“IPO Closing” means the initial delivery of Common Shares by the Company against payment of the purchase price therefor pursuant to the terms of the Underwriting Agreement. An IPO Closing may be a Qualified IPO Closing or a Tier II IPO Closing.

“IPO Closing Date” means the date of an IPO Closing.

“IPO Notice” has the meaning set forth in Section 2.10(a) of this Agreement.

“IPO Share Price” means the initial public offering price per share of Common Shares to the public as specified on the cover of the final prospectus for the IPO and which, for the avoidance of doubt, shall not reflect underwriting discounts, commissions or other similar amounts.

“IPO Warrant Dilution Payment Amount” shall mean the product of (a) 50% of the Pre-Warrant Series B Ownership Amount multiplied by (b) the difference between (i) the Specified Transaction Warrant Value minus (ii) a warrant value target amount to be agreed in writing between the Yucaipa Shareholder and the Preferred Majority.

“Litigation” means any claim, action, suit, audit, investigation, inquiry, proceeding or Governmental Authority investigation.

“New Declaration of Trust” has the meaning set forth in Section 2.7 of this Agreement.

“New Shareholders Agreement” has the meaning set forth in Section 2.12(b) of this Agreement.

“Notional Warrant Amount” means the aggregate number of Common Shares that are available for purchase upon exercise of the Warrants. As of the Effective Date the Notional Warrant Amount is equal to 18,574,619 Common Shares.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization or association, estate, trust (including the trustees thereof, in their capacity as such) or other entity.

“Preferred Majority” has the meaning set forth in the Shareholders Agreement.

“Pre-Warrant Series B Ownership Amount” shall mean (a) the As-Converted Series B Shares divided by (b) the sum of (i) the number of Common Shares outstanding after giving effect to the IPO Closing, including the As-Converted Series B Shares but excluding any Common Shares issued pursuant to any exercise of the Warrants, and (ii) the number of Common Shares issuable upon the exercise or exchange of all Equity Equivalents (other than the Series B Preferred Shares and the Warrants) of the Company outstanding immediately after an IPO.

“Pro Rata Share” means, as at any date of calculation, with respect to a Series B Shareholder, the ratio of such Series B Shareholder’s Series B Preferred Shares to the total number of Series B Preferred Shares then outstanding.

“Qualified IPO” has the meaning set forth in the Series B Certificate, and includes a Tier I Qualified IPO.

“Qualified IPO Closing” means an IPO Closing for a Qualified IPO.

“Qualified IPO Threshold Price” means 135% of the Conversion Price.

“Restored Declaration of Trust” has the meaning set forth in Section 2.7 of this Agreement.

“Sale Transaction” means a sale of all of the Equity Equivalents of the Company (whether by merger, sale of assets or otherwise) for a Sale Transaction Per Share Price of $14.00 or greater; provided that any requirement imposed by the purchaser or purchasers in such Sale Transaction that any Equity Equivalents held by any of the Company’s officers, directors or employees or the Series A Preferred Shares of the Company continue to remain outstanding following the Sale Transaction Closing shall not cause such transaction to fail to be a sale of all of the Equity Equivalents of the Company.

“Sale Transaction Closing” means the closing of a Sale Transaction.

“Sale Transaction Closing Date” means the date of a Sale Transaction Closing.

“Sale Transaction Per Share Price” means (a) the total equity value of the Company implied by the agreement with the purchaser or purchasers in a Sale Transaction, divided by (b) the Fully Diluted Outstanding Shares at the Sale Transaction Closing Date. Such total equity value of the Company shall be agreed between the Yucaipa Shareholder and Series B Shareholders representing the Preferred Majority not less than five (5) Business Days prior to the Sale Transaction Closing Date.

“Sale Warrant Dilution Payment Amount” shall mean the product of (a) 0.1592 multiplied by (b) the difference between (i) the Specified Transaction Warrant Value minus (ii) a warrant value target amount to be agreed in writing between the Yucaipa Shareholder and the Preferred Majority.

“Second Transfer Anniversary Date” means, in the event of an IPO Closing, the date that is the first Trading Day immediately following the six month anniversary of the IPO Closing Date, provided that if there is no corresponding calendar date during the sixth month after such IPO Closing Date, the Second Transfer Anniversary Date shall be the first Trading Day immediately following the last day of the month of such sixth month anniversary date.

“Second Transfer Date” means the date that is three Trading Days after the Second Transfer Anniversary Date.

“Second Transfer Date Threshold Amount” shall mean an amount to be agreed in writing between the Yucaipa Shareholder and the Preferred Majority.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Shares” means the 12.5% Series A Cumulative Non-Voting Preferred Shares of the Company.

“Series B Certificate” means the Articles Supplementary to the Declaration of Trust designating the Series B Preferred Shares of the Company and the preferences, rights, powers, restrictions, limitations, qualifications, and other terms and conditions thereof, as in effect as of the Effective Date.

“Series B Preferred Shares” means the 5% Series B Cumulative Convertible Voting Preferred Shares of the Company established pursuant to the Series B Certificate.

“Series B Shareholders” has the meaning set forth in the first paragraph of this Agreement.

“Series C Preferred Shares” means the Series C Convertible Voting Preferred Shares of the Company.

“Shareholders” has the meaning set forth in the first paragraph of this Agreement.

“Shareholders Agreement” means the Shareholders Agreement by and among the Company and the shareholders of the Company party thereto dated December 9, 2010, as amended by the Assignment and Amendment of Shareholders Agreement dated as of February 27, 2015 and the First Amendment to Shareholders Agreement dated as of March 29, 2016, as the same may be amended, modified, supplemented or waived at or after an IPO Closing.

“Shares” means the Common Shares, the Warrants, the Series B Preferred Shares and any other Equity Equivalent of the Company.

“Specified Share Price” means (x) in the event of an IPO, the IPO Share Price or (y) in the event of a Tier I Sale Transaction, the Sale Transaction Per Share Price.

“Specified Transaction” means a Qualified IPO, a Tier II IPO or a Sale Transaction.

“Specified Transaction Closing” means an IPO Closing or a Sale Transaction Closing.

“Specified Transaction Closing Date” means an IPO Closing Date or a Sale Transaction Closing Date.

“Specified Transaction Warrant Value” means (a) the number of Warrant Issue Shares multiplied by the (b) Specified Share Price.

“Term” means the period from and after the Effective Date of this Agreement to midnight Eastern time on the Expiration Date.

“Tier I Qualified IPO” means a Qualified IPO at an IPO price in excess of the Qualified IPO Threshold Price.

“Tier I Sale Transaction” means a Sale Transaction with respect to which the Sale Transaction Per Share Price is in excess of the Qualified IPO Threshold Price.

“Tier II IPO” means an IPO for which the offering price per Common Share is greater than or equal to $14.00, but less than the Qualified IPO Threshold Price in effect on the IPO Closing Date.

“Tier II IPO Closing” means an IPO Closing for a Tier II IPO.

“Tier II IPO Closing Date” means the IPO Closing Date for a Tier II IPO.

“Tier II Sale Transaction” means a Sale Transaction with respect to which the Sale Transaction Per Share Price is greater than or equal to $14.00, but less than the Qualified IPO Threshold Price in effect on the Sale Transaction Closing Date.

“Trading Day” shall mean any day on which the New York Stock Exchange is open for trading.

“Transfer” means any direct or indirect transfer, sale, exchange, assignment, distribution, pledge, encumbrance, hypothecation or other disposition of Shares, or any legal or beneficial interest therein, in whole or in part, including the grant of an option or other right or the grant of any interest that would result in the transferor no longer having the economic consequences of ownership in, or the power to vote, or cause to be voted, in whole or in part, any Shares, whether voluntarily or involuntarily, including by gift, by contract, by way of merger (forward or reverse) or similar transaction, by operation of law or otherwise.

“Underwriting Agreement” means an underwriting agreement by and among the Company, Americold Realty Operating Partnership, L.P and the representative or representatives for the underwriters named therein to be entered into with respect to an IPO of shares of the Company’s Common Shares.

“Warrant Extension” has the meaning set forth in Section 2.4 of this Agreement.

“Warrant Issue Shares” means the (a) Notional Warrant Amount minus (b) the Cashless Exercise Share Amount.

“Warrant Per Share Exercise Price” means the exercise price per Common Share set forth in the Warrants. As of the Effective Date, the Warrant Per Share Exercise Price is $9.81 per Common Share.

“Warrants” means the warrants to purchase 11,197,634 Common Shares and 7,376,985 Common Shares issued by the Company and held by the Yucaipa Shareholder, as the same may be amended from time to time pursuant to the terms and conditions thereof.

“Yucaipa Shareholder” has the meaning set forth in the first paragraph of this Agreement.

1.2. Rules of Construction. Unless the context otherwise requires:

(a) References in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine, masculine or neuter reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine, or neuter reference, as the case may be;

(b) References to Articles, Sections and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(c) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(d) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(e) All monetary figures shall be in United States dollars unless otherwise specified;

(f) References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(g) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(h) The words “shall” and “will” will be construed to have the same meaning and effect; and

(i) Unless specified otherwise to the contrary, any action required by this Agreement to be taken on or by on a day that is not a Business Day shall be deemed to be required to be taken on the first Business Day thereafter.

ARTICLE II

CERTAIN AGREEMENTS RELATING TO EQUITY OF THE COMPANY

2.1. Conversion of Series B Preferred Shares.

(a) Conversion Upon a Qualified IPO. Each Series B Shareholder acknowledges that, immediately prior to, but subject to the consummation of, a Qualified IPO Closing, all of its Series B Preferred Shares will automatically be converted into Common Shares without any further action by any Series B Shareholder. The IPO Notice given by the Company to the Series B Shareholders for a Qualified IPO shall constitute a notice of an Automatic Conversion Event pursuant to Section 9.8(a) of the Series B Certificate with respect to a Qualified IPO, and each Series B Shareholder waives receipt of such separate notice. Promptly following a Qualified IPO Closing, upon receipt by the Company or any transfer agent of the certificates evidencing Series B Preferred Shares, the Company shall issue Common Shares to the holder of such Series B Preferred Shares, in each case, in accordance with the terms of the Series B Certificate.

(b) Conversion Upon a Tier II IPO.

(i) In the event of a Tier II IPO Closing that is consummated during the Term, each Series B Shareholder agrees that, subject to the terms hereof (including Section 2.3 of this Agreement), all of its Series B Preferred Shares shall be converted into Common Shares.

(ii) Upon delivery by the Preferred Majority to the Company and the Yucaipa Shareholder of a certificate substantially in the form of Exhibit A hereto (the “Conversion Certificate”), all of the Series B Preferred Shares shall be automatically converted into Common Shares in a manner contemplated by Section 6.4(i) of the New Declaration of Trust, such conversion to be effective immediately prior to, but subject to the consummation of, the Tier II IPO Closing (notwithstanding any different timing contemplated by Section 6.4(i) of the New Declaration of Trust) and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common

Shares as of such time. Each Series B Shareholder agrees to deliver a Conversion Certificate at the Tier II IPO Closing unless (x) it in good faith believes that any of the matters to be certified therein are not true and correct, (y) the transactions contemplated by Section 2.3 will not be consummated substantially concurrently with such conversion, or (z) the consent to the transactions contemplated by this Agreement delivered by CF Cold LP is not in full force and effect. The parties agree that the delivery of the Conversion Certificate in accordance with this Section 2.1(b)(ii) shall be final and binding on all parties hereto and the Preferred Majority that delivers such Conversion Certificate shall have no liability to any other party in connection therewith.

(iii) It is the intent of the parties hereto that upon the consummation of a Tier II IPO Closing, no Series B Preferred Shares shall remain outstanding, and therefore no Series B Preferred Shares will automatically convert into Series C Preferred Shares pursuant to the terms of the New Declaration of Trust. It is also the intent of the parties hereto that if a Tier II IPO Closing does not occur after such purported conversion, the position of the parties shall revert to the status quo ante because no such conversion had occurred, including all rights of the Series B Shareholders pursuant to the Shareholders Agreement. Each Series B Shareholder and the Company agree to take all reasonable actions, and deliver all agreements, documents, instruments and things, in each case required in order for all Series B Preferred Shares held by such Shareholder to be converted into Common Shares immediately prior to, but subject to the consummation of, the Tier II IPO Closing, and otherwise pursuant to the terms hereof and of the New Declaration of Trust.

(iv) Without limiting the foregoing, no later than the Tier II IPO Closing Date, each Series B Shareholder shall surrender the certificate or certificates representing its Series B Preferred Shares to the Company at its address set forth in Section 5.1 of this Agreement, duly endorsed, and shall provide a notice of conversion substantially in the form of Exhibit B hereto to be effective immediately prior to, but subject to the consummation of, the Tier II IPO Closing; which notice shall be accepted by the Company as complying with Section 6.4(i)(iv) of the New Declaration of Trust; provided that the surrender of such certificate or certificates and the delivery of such notice of conversion shall not be a condition to the conversion of such Series B Preferred Shares into Common Shares immediately prior to the Tier II IPO Closing. In the event that any certificates evidencing Series B Preferred Shares are lost or stolen prior to the Tier II IPO Closing, the holder of such Series B Preferred Shares shall execute and deliver to the Company a lost or stolen certificate affidavit and indemnity in the form of Exhibit C hereto to be effective on the Tier II IPO Closing.

(c) The Company agrees to facilitate the conversion contemplated by this Section 2.1, and to use its best efforts to provide for the effective conversion of all of the Series B Preferred Shares immediately prior to, but subject to the consummation of, the Tier II IPO Closing.

2.2. Dividends.

(a) Declaration and Payment of Dividends. The Board of Trustees of the Company has authorized, and the Company has declared, a dividend, payable to the holders of record of Series B Preferred Shares as of the Effective Date, in an amount equal to all accrued and unpaid dividends on the Series B Preferred Shares through and including the IPO Closing Date of either a Qualified IPO or a Tier II IPO, including, without limitation, all accrued but unpaid dividends which have been added to the Series B Accrued Amount (as defined in the New Declaration of Trust) and any accrued but unpaid dividends on the Series B Preferred Shares through the Company’s 2017 fiscal year and through each fiscal quarter ended prior to the IPO Closing Date, in each case, pursuant to Section 6.4(d)(ii) of the New Declaration of Trust but calculated as of the applicable IPO Closing Date even if prior to February 1, 2018. Such dividend shall be contingent on a Qualified IPO Closing or a Tier II IPO Closing and payable on the IPO Closing Date of such Qualified IPO or a Tier II IPO. The foregoing dividend may not be revoked without the consent of the holders of the Series B Preferred Shares.

2.3. Conversion Transfer Amount.

(a) Tier II IPO. In the event of a Tier II IPO Closing during the Term, the Yucaipa Shareholder shall transfer Common Shares to each Series B Shareholder as follows:

(i) On the Tier II IPO Closing Date, the Yucaipa Shareholder shall transfer to each Series B Shareholder Common Shares in an amount equal to the Conversion Transfer Share Amount for such Series B Shareholder, without any counterclaim, setoff, withholding or deduction whatsoever. The Company shall register such transfer of Common Shares in the books and records of the Company and/or cause such transfer of Common Shares to be registered with the Company’s transfer agent.

(ii) If on the Second Transfer Anniversary Date, the Common Share Trading Price is more than the Second Transfer Date Threshold Amount, then on the Second Transfer Date, the Series B Shareholders shall transfer to the Yucaipa Shareholder Common Shares in an amount equal to one-half of the Conversion Transfer Share Amount for such Series B Shareholder.

(b) Tier II Sale Transaction. Without limitation to the rights of the Series B Shareholders set forth in the Shareholders Agreement (including Section 2.6(b) thereof), in the event a definitive agreement with respect to a Tier II Sale Transaction is entered into during the Term, the Yucaipa Shareholder shall pay to each Series B Shareholder at the Sale Transaction Closing an amount in cash equal to such Series B Shareholder’s Conversion Transfer Amount, without any counterclaim, setoff, withholding or deduction whatsoever. Such payment shall be made by wire transfer on the Sale Transaction Closing Date to an account specified by each Series B Shareholder in writing at least two (2) Business Days prior to the Sale Transaction Closing Date.

2.4. Warrant Extension. On the Effective Date, (a) the GSCP Shareholders shall execute and deliver to the Company and the Yucaipa Shareholder a Consent of the Preferred Majority to amendments extending the Warrants (the “Warrant Extension”), each of which Consent and amendments are in the form of Exhibit D hereto, and (b) the Company shall execute and deliver the Warrant Extension to the Yucaipa Shareholder.

2.5. Warrant Dilution Payment Amount.

(a) Tier I Qualified IPO. In the event of an IPO Closing for a Tier I Qualified IPO during the Term (other than a Tier I Qualified IPO the IPO Closing Date of which is prior to February 15, 2018, in which event no Transfer under this Section 2.5(a) shall be required), the Yucaipa Shareholder shall transfer Common Shares to each Series B Shareholder in the amount of such Series B Shareholder’s Pro Rata Share of (i) the IPO Warrant Dilution Payment Amount divided by (ii) the IPO Share Price, without any counterclaim, setoff, withholding or deduction whatsoever. Such transfers shall occur on the IPO Closing Date. The Company shall register such transfer of Common Shares in the books and records of the Company and/or cause such transfer of Common Shares to be registered with the Company’s transfer agent.

(b) Tier I Sale Transaction. Without limitation to the rights of the Series B Shareholders set forth in the Shareholders Agreement (including Section 2.6(b) thereof), in the event a definitive agreement with regard to a Tier I Sale Transaction is entered into during the Term, the Yucaipa Shareholder shall pay to each Series B Shareholder at the Sale Transaction Closing an amount in cash equal to such Series B Shareholder’s Pro Rata Share of the Sale Warrant Dilution Payment Amount, without any counterclaim, setoff, withholding or deduction whatsoever. Such payment shall be made by wire transfer on the Sale Transaction Closing Date to an account specified by each Series B Shareholder in writing at least two (2) Business Days prior to the Sale Transaction Closing Date.

2.6. Warrant Exercise. In the event of a cashless exercise of the Warrants pursuant to Section 1.2 of the Warrants in connection with an IPO, the IPO Closing Date of which is prior to February 15, 2018:

(a) pursuant to Section 11 of the Warrants, the Company and the Yucaipa Shareholder hereby agree that (i) “Market Value” for purposes of Section 1.2 of the Warrants shall be deemed to be $15.00 per Common Share and (ii) no written notice of the determination of the fair market value of the Common Shares shall be required to be delivered to each member of the Board of Trustees of the Company pursuant to Section 1.2 of the Warrants; and

(b) the GSCP Shareholders hereby acknowledge that the GSCP Trustees shall have no right to object pursuant to Section 1.2 of the Warrants to the determination of “Market Value” in accordance with the foregoing.

2.7. Amended and Restated Declaration of Trust. The parties hereto hereby agree that in connection with an anticipated IPO Closing, following the date of the Underwriting Agreement for such IPO, but prior to the IPO Closing, an amended and restated declaration of trust of the Company substantially in the form of Exhibit E hereto (the “New Declaration of Trust”) shall be filed with the State Department of Assessments and Taxation of the State of Maryland and shall have become effective in accordance with its terms. If the IPO Closing for such IPO does not occur within seven (7) Business Days of such filing of the New Declaration of Trust, the parties hereto hereby agree that they shall again amend and restate the declaration of trust of the Company, to be in the form of the Declaration of Trust in all material respects (the “Restored Declaration of Trust”). Without limitation to Section 5.4 of this Agreement, the execution and delivery of this Agreement shall constitute the approval of the Shareholders with respect to the filing of the New Declaration of Trust and the Restored Declaration of Trust, if required by this Agreement.

2.8. Certain Preemptive Rights. The Series B Shareholders acknowledge and agree that Common Shares offered and sold in an IPO with an IPO Closing Date during the Term shall not constitute “New Securities” within the meaning of Section 10.3 of the Series B Certificate as such Common Shares constitute securities issued and sold by means of an IPO (as defined therein) in compliance with the Shareholders Agreement as specified in clause (6) of Section 10.3 of the Series B Certificate.

2.9. Additional Agreements of the Shareholders. By the execution hereof by the Series B Shareholders, this Agreement shall constitute the prior written approval of the Preferred Majority for the Company to enter into this Agreement and the Warrant Extension, pursuant to Section 2.6(b)(i) of the Shareholders Agreement.

2.10. Additional Agreements of the Company.

(a) The Company agrees to provide to each Shareholder notice of the entry into an Underwriting Agreement with respect to an IPO (an “IPO Notice”), which IPO Notice shall specify (x) the IPO Share Price and whether the IPO is a Qualified IPO, Tier I Qualified IPO or Tier II IPO, (y) the anticipated IPO Closing Date, and (z) such other information as the Shareholders may reasonably request.

(b) During the Term, the consent of the Preferred Majority shall be required prior to the Yucaipa Shareholder causing the Company to enter into an Underwriting Agreement with respect to an IPO with an IPO Share Price below the minimum offering price per Common Share for a Tier II IPO or for gross proceeds of less than $250 million.

2.11. Conditions to a Specified Transaction Closing. The obligation of the Series B Shareholders to convert the Series B Preferred Shares pursuant to Section 2.1(b) of this Agreement and the consummation of a Specified Transaction Closing shall be subject to the delivery by the Company of a Certificate, dated as of the Specified Transaction Closing Date for such Specified Transaction, and signed by an authorized officer of the Company, to the effect that the representations and warranties set forth in Sections 4.3(b), 4.4 and 4.5 of this Agreement are true and correct in all respects as of such date, giving effect to any updates to the information set forth on Exhibit G solely to give effect to any changes in the capitalization of the Company in respect of facts or matters arising after the date hereof (a) as part of or in connection with the consummation of a Specified Transaction Closing that is consummated in compliance with this Agreement, or (b) otherwise in the ordinary course of business of the Company and to the extent approved by the Board of Trustees in accordance with applicable legal requirements and the Company’s organizational documents then in effect, or (c) where such facts or matters have been previously approved in writing by the Preferred Majority.

2.12. Shareholders Agreement.

(a) Except as otherwise expressly set forth in this Agreement, nothing contained herein shall limit, amend, modify or alter the terms and conditions set forth in the Shareholders Agreement and any of the Shareholders’ rights and obligations set forth therein.

(b) Not later than the date of the Underwriting Agreement, and effective upon the IPO Closing contemplated therein, the parties hereto shall enter into a Shareholders

Agreement by and among the Company, the Yucaipa Shareholder, the GSCP Shareholders, the CM Shareholder and the other parties thereto substantially in the form attached hereto as Exhibit F with such other changes or modifications as are approved by the Company, the Yucaipa Shareholder and the Preferred Majority, subject to the right of the CM Shareholder to object to any such proposed change or modification as provided in the following sentence (the “New Shareholders Agreement”). The CM Shareholder shall have the right to object to any such proposed changes or modifications to the form of New Shareholders Agreement within 24 hours after written notice thereof is transmitted to the CM Shareholder by electronic mail (it being agreed that no other form of notice shall be required), provided, if no such written objection is received by each of the Yucaipa Shareholder, the Company and the Preferred Majority within such 24 hour period by electronic mail, such proposed changes or modifications shall be adopted by the act of the Preferred Majority and shall be binding upon all Series B Shareholders by delivery of signature pages by the Preferred Majority on such IPO Closing.

ARTICLE III

TERM; TRANSFERS

3.1. Term. The obligations of the parties under Article II of this Agreement shall commence on the Effective Date. If neither an IPO Closing nor the entry into a definitive agreement with regard to a Sale Transaction occurs prior to midnight on the Expiration Date, the obligations of the parties under Article II of this Agreement shall terminate and be of no further force and effect.

3.2. Transfers. The parties hereto hereby agree that it shall be a condition of the Transfer of any Shares to any Person who is not a party to this Agreement, that such Transfer shall not be effected unless and until such Person agrees in writing to be bound by the terms and conditions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1. Authority; Enforceability. Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that such party has the legal capacity or corporate power and authority, as applicable, to enter into this Agreement and to carry out each of such party’s obligations hereunder as they may hereafter arise. Such party is duly organized, validly existing and in good standing under the laws of such party’s jurisdiction of organization, and the execution of this Agreement and the performance hereof have been duly authorized by all necessary action. No other act or proceeding, corporate or otherwise, on such party’s part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with the terms of this Agreement, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.2. No Breach. Each of the parties hereto severally represents and warrants to each of the other parties hereto that neither the execution of this Agreement nor the performance by such party of its obligations hereunder does or will:

(a) conflict with or violate such party’s organizational documents;

(b) violate, conflict with or result in the termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment or constitute a default or any event of default, with or without notice, lapse of time, or both, under the terms of, any contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected; or

(c) constitute a violation by such party of any law, ruling, writ, injunction, award, determination or decree of any Governmental Authority.

4.3. Consents.

(a) Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that no consent, waiver, approval, authorization, exemption, registration, license, notice or filing or declaration is required to be made or obtained by such party, other than those which have been made or obtained, in connection with (i) the execution or enforceability of this Agreement or (ii) the consummation of any of the transactions contemplated hereby.

(b) The Company hereby represents and warrants to each other party hereto that the Company is a real estate investment trust organized under Title 8 of the Maryland Corporation and Associations Laws and, as such, is a non-corporate entity for purposes of the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

4.4. Issuance of Common Shares.

(a) The Company hereby represents and warrants to each Series B Shareholder that the Common Shares issued to such Series B Shareholder upon conversion of its Series B Preferred Shares in accordance with Section 2.1 of this Agreement will be validly issued, fully paid and non-assessable.

(b) The Company hereby represents and warrants to each Series B Shareholder that it has reserved and available out of its authorized but unissued Common Shares solely for the purposes of effecting the conversion of the Series B Preferred Shares, such number of Common Shares as shall be sufficient to effect the consummation of any of the transactions contemplated hereby (including, the conversion of all of the then outstanding Series B Preferred Shares as contemplated by this Agreement).

4.5. Capitalization. The Company hereby represents and warrants to each Series B Shareholder that the authorized, issued and outstanding shares of beneficial interest of the Company are as set forth on Exhibit G hereto. Except as disclosed on Exhibit G, (a) no shares of beneficial interest of the Company are reserved for any purpose, (b) there are no outstanding instruments convertible into or exchangeable for any shares of beneficial interest of the Company, and (c) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of beneficial interest or any other ownership interests of the Company. Each of (x) the outstanding shares of beneficial interest of the Company, (y) all outstanding instruments convertible into or exchangeable for any shares of beneficial interest or any other ownership interests of the Company and (z) all outstanding options, rights or warrants to purchase or subscribe for shares of beneficial interest or any other ownership interests of the Company has been duly authorized and validly issued, is fully paid and non-assessable, and none of such outstanding shares, instruments, options, rights or warrants were issued in violation of any preemptive rights or other similar rights.

ARTICLE V

MISCELLANEOUS

5.1. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted by electronic mail if the sender on the same day sends a confirming copy of such notice in accordance with immediately following clause (c) (except that notice solely by electronic mail shall be sufficient as contemplated by Section 2.12(b) above), or (c) the day on which the same has been delivered to the intended recipient if sent prepaid by (i) with respect to a delivery in the United States, a nationally recognized overnight delivery service (with tracking capability) and (ii) with respect to a delivery outside of the United States, an internationally recognized overnight delivery service (with tracking capability), in each case to the respective parties at the address set forth under each party’s signature hereto, or at such other address as such party may specify by written notice to the other party hereto.

5.2. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement will impair any such right, power or remedy of such party; no such delay or omission will be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; no waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring; and no provision of this Agreement shall be implied from any course of dealing between the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach of default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and will be effective only to the extent specifically set forth in such writing.

5.3. Remedies; Specific Performance. All remedies, either under this Agreement or by law or otherwise afforded to the parties hereunder, shall be cumulative and not alternative. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy.

Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

5.4. Further Assurances. The parties hereto shall do, execute and deliver such further acts and documents as may be reasonably required or necessary in order to effectuate the agreements of the parties set forth herein.

5.5. Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the express prior written consent of each of the other parties hereto.

5.6. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

5.7. Jurisdiction; Court Proceedings; Waiver of Jury Trial. Any Litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in New York County in the State of New York, and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such Litigation; provided, that a final judgment in any such Litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the selection of venue of any such Litigation in any federal or state court located in New York County in the State of New York, (b) any claim that any such Litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such Litigation. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such Litigation in such courts by the delivery of such process in the manner contemplated by Section 5.1 of this Agreement. Each party irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this Section 5.7 with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any Litigation.

5.8. Entire Agreement. This Agreement and the Exhibits hereto, and the agreements and instruments referenced herein and therein, constitute the entire agreement of the parties relating to the subject matter hereof. If there is any conflict between this Agreement and the Shareholders Agreement, this Agreement shall govern.

5.9. Certain Adjustments; Successors. In the event of any share dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the Effective Date, or any changes to the Conversion Price, the Shareholders shall execute and deliver an amendment to this Agreement to reflect appropriately references to any Equity Equivalents of the Company (including Common Shares, Series B Preferred Shares and the Warrants) and the amount, number or percentage thereof, prices per share and other similar dollar or monetary amounts (including the Floor Price and the Second Transfer Date Threshold Amount).

(b) Except as otherwise set forth in this Agreement, the provisions of this Agreement will apply to the full extent set forth herein with respect to any and all Equity Equivalents of the Company or of any successor or assign of the Company (whether by merger, consolidation, exchange, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for such shares, by reason of any share dividend, share split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. References to the “Company” in this Agreement will be deemed to refer to any such successor or assign, and such entity will execute an appropriate instrument of assumption agreeing to be bound by the terms hereof.

5.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective, valid and enforceable under applicable law; provided, however, if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the agreements of the parties made herein, taken as a whole, are not affected in a manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

5.11. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company, the Yucaipa Shareholder and the Preferred Majority. Neither the failure nor the delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; no single or partial exercise of any right, remedy, power or privilege shall preclude any other or further exercise of the same or of any other right, remedy, power or privilege; and no waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

5.12. Counterparts. This Agreement may be executed by facsimile or .pdf signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the Effective Date.

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name: Marc Smernoff
Title: Chief Financial Officer and EVP

Address for notices:

Americold Realty Trust 10 Glenlake Parkway South Tower, Suite 800 Atlanta, Georgia 30328 Attn: General Counsel Email:

With a copy (which shall not constitute notice) to:

King & Spalding LLP 1180 Peachtree Street Atlanta, Georgia 30309 Attn: C. Spencer Johnson, III Email: csjohnson@kslaw.com

[Signatures continue on following page]

[Equity Investor Agreement]

YUCAIPA SHAREHOLDER:

YF ART HOLDINGS, L.P.

By: YF ART Holdings GP, LLC, its general partner

By:	/s/ Henry E. Orren

Name:	Henry E. Orren
Title:	Assistant Vice President and Secretary

Address for notices:

YF ART Holdings, L.P. c/o The Yucaipa Companies 9130 West Sunset Boulevard
Los Angeles, California 90069
Attn: General Counsel
Email: legal@yucaipaco.com

With a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP 350 S. Grand Avenue, 50th Floor
Los Angeles, California 90071
Attn: Judith T. Kitano
Email: judith.kitano@mto.com

[Signatures continue on following page]

GSCP SHAREHOLDERS:

GS CAPITAL PARTNERS VI FUND, L.P. By: GSCP VI Advisors, L.L.C., its general partner

By:	/s/ Bradley Gross

Name: Bradley Gross
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P. By: GS Advisors VI, L.L.C., its general partner

By:	/s/ Bradley Gross

Name: Bradley Gross
Title: Vice President

GSCP VI OFFSHORE ICECAP INVESTMENT, L.P.
By: GSCP VI Offshore IceCap Holdings Entity GP, Ltd., its general partner

By:	/s/ Bradley Gross

Name: Bradley Gross
Title: Vice President

GSCP VI GMBH ICECAP INVESTMENT, L.P.
By: GSCP VI GmbH IceCap Holdings Entity GP, Ltd., its general partner

By:	/s/ Bradley Gross

Name: Bradley Gross
Title: Vice President

ICECAP2 HOLDINGS, L.P.
By: IceCap2 Holdings Entity GP, Ltd., its general partner

By:	/s/ Bradley Gross

Name: Bradley Gross
Title: Vice President

Address for notices (to any GSCP Shareholder):

c/o GS Capital Partners VI Fund, L.P. 200 West Street
New York, NY 10282-2198
Attn: Bradley Gross and Katherine Krause Email: bradley.gross@gs.com and katherine.krause@gs.com

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attn: Robert Schwenkel, Esq. and Randi Lally Email: robert.schwenkel@friedfrank.com and randi.lally@friedfrank.com

[Signatures continue on following page]

CM SHAREHOLDER:

CHARM PROGRESS INVESTMENT LIMITED

By:	/s/ Chen Haizhao

Name:	Chen Haizhao
Title:	Director

Address for notices:

CHARM PROGRESS INVESTMENT LIMITED
12/F China Merchants Building,
I 52-I 55 Connaught road Central,
HK

Attn:	Chen Haizhao and Shi Liqun
Email:	chenhaizhao@cmhk.com
shiliqun@cmhk.com

With a copy (which shall not constitute notice) to:

China Merchants Logistics Holding CO.,Ltd.
No.1092,Hanghai Road, Qianhai,
Nanshan District, Shenzhen,
China

Attn:	Li Chunlin
Email:	lichunlin2@cmhk.com

Exhibit A

Form of Conversion Certificate

CONVERSION CERTIFICATE

[            ], 20[    ]

Americold Realty Trust

10 Glenlake Parkway

South Tower, Suite 800

Atlanta, Georgia 30328

Attn: General Counsel

YF ART Holdings, L.P.

c/o The Yucaipa Companies

9130 West Sunset Boulevard

Los Angeles, California 90069

Attn: General Counsel

Pursuant to Section 2.1(b)(ii) of the Equity Investor Agreement, dated as of [            ], 2018, by and among YF ART Holdings, L.P., the holders of 5.00% Series B Cumulative Convertible Voting Preferred Shares (the “Series B Preferred Shares”) of Americold Realty Trust, a Maryland real estate investment trust (the “Company”), Charm Progress Investment Limited and the Company, as may be amended from time to time (the “Equity Investor Agreement”), the holders of Series B Preferred Shares constituting the Preferred Majority (the “Holders”) hereby certify that (i) the Company has delivered the certificate contemplated by Section 2.11 of the Equity Investor Agreement with respect to a Tier II IPO Closing Date and (ii) to the Holders’ knowledge, all other conditions precedent under the Equity Investor Agreement to the obligations of the Series B Shareholders to convert the Series B Preferred Shares into Common Shares pursuant to Section 2.1 of the Equity Investor Agreement have been met. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Equity Investor Agreement.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this certificate, effective as of the date first written above.

[NAME OF SERIES B SHAREHOLDER]

By:

Name:
Title:

[NAME OF SERIES B SHAREHOLDER]

By:

Name:
Title:

[NAME OF SERIES B SHAREHOLDER]

By:

Name:
Title:

[NAME OF SERIES B SHAREHOLDER]

By:

Name:
Title:

[Conversion Certificate]

Exhibit B

Form of Notice of Conversion

NOTICE OF CONVERSION

OF

SERIES B PREFERRED STOCK

[            ], 20[    ]

Americold Realty Trust

10 Glenlake Parkway

South Tower, Suite 800

Atlanta, Georgia 30328

Attn: General Counsel

In accordance with, but subject to, Section 2.1(b) of the Equity Investor Agreement, dated as of [            ], 2018, by and among YF ART Holdings, L.P., the holders of 5.00% Series B Cumulative Convertible Voting Preferred Shares (the “Series B Preferred Shares”) of Americold Realty Trust, a Maryland real estate investment trust (the “Company”), Charm Progress Investment Limited and the Company, as may be amended from time to time (the “Equity Investor Agreement”), and pursuant to the terms of the Series B Preferred Shares, including Section 6.4(i) of the Amended and Restated Declaration of Trust of the Company (the “Declaration”), [NAME OF SERIES B SHAREHOLDER], a [                    ] (“Holder”), hereby elects to convert [                    ] ([                    ]) Series B Preferred Shares, which constitute all of the Series B Preferred Shares (the “Share Conversion”) held by Holder, into Common Shares (as defined in the Equity Investor Agreement).

Holder hereby delivers the original certificate(s), duly endorsed, underlying such Series B Preferred Shares that are to be converted. Pursuant to Section 6.4(i) of the Declaration and Section 2.1(b) of the Equity Investor Agreement, the Share Conversion shall be effective as of immediately prior to, but subject to consummation of, a Tier II IPO (as defined in the Equity Investor Agreement).

If a Tier II IPO (as defined in the Equity Investor Agreement) has not closed by February 15, 2018, this notice shall be withdrawn and the Company must return the share certificates delivered herewith.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has duly executed this notice, effective as of the date first written above.

[NAME OF SERIES B SHAREHOLDER]

By:

Name:
Title:

[Notice of Conversion of Series B Preferred Stock]

Exhibit C

Form of Lost Certificate Affidavit and Indemnity

AFFIDAVIT OF LOST CERTIFICATE

The undersigned, [NAME OF SERIES B SHAREHOLDER], attests, to the best of its knowledge, as follows:

1. The undersigned is the true and lawful owner of the following certificate of shares of 5.00% Series B Cumulative Convertible Voting Preferred Shares (“Series B Preferred Shares”) of Americold Realty Trust, a Maryland real estate investment trust (the “Company”), which has been lost:

Certificate No. [                     ], dated [                     ], [    ] shares of 5.00% Series B Cumulative Convertible Voting Preferred Shares, issued to [            ].

2. The undersigned has been unable to locate the certificate and believes that the certificate has been lost, mislaid, stolen or destroyed and cannot now be produced.

3. The certificate and any rights or interests therein were not endorsed, and have not been pledged, hypothecated, sold, delivered, deposited under any agreement, transferred or assigned, or disposed of in any manner by the undersigned or on its behalf. Neither the undersigned nor anyone on its behalf has signed any power of attorney, assignment or authorization respecting the certificate which is now outstanding and in force. To the knowledge of the undersigned, no person, firm, company, agency, government or other entity has asserted any right, title, claim, equity or interest in, to, or respecting the certificate or any rights or interests therein or proceeds thereof.

The undersigned hereby agrees that in the event of the discovery of the certificate by the undersigned, the undersigned will cause the same to be returned to the Company for no consideration. This affidavit is being made for the purpose of facilitating the conversion of the undersigned’s Series B Preferred Shares into common shares of beneficial interest of the Company pursuant to that certain Equity Investor Agreement, dated [            ], 2018, by and among the undersigned, the Company, and the other parties thereto.

The undersigned shall indemnify, defend and hold harmless the Company and its affiliates, officers, representatives, and agents, from and against any and all costs, damages, losses, fees, penalties, judgments, taxes or expenses arising in connection with the lost, mislaid, stolen or destroyed certificate or from any inaccuracies of the representations made by the undersigned in this affidavit.

The above statements are true, correct, and complete in all respects.

[Remainder of this Page Intentionally Left Blank]

Dated:	[NAME OF SERIES B SHAREHOLDER]

By:
Name:
Title:

[Affidavit of Lost Certificate]

Exhibit D

Form of Warrant Extension

[FORM OF WARRANT EXTENSION]

CONSENT

This CONSENT (this “Consent”), dated as of [                    ], is made by GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GSCP VI Offshore IceCap Investment, L.P., GSCP VI GmbH IceCap Investment, L.P. and IceCap2 Holdings, L.P. (collectively, the “GSCP Shareholders”) in favor of Americold Realty Trust, a Maryland real estate investment trust (the “Company”), and YF ART Holdings, L.P., a Delaware limited partnership (“YFA”).

WHEREAS, the Company issued as of December 10, 2009 that certain Common Shares Purchase Warrant to YFA, as amended by the Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, and 11 thereto, pursuant to which YFA has the right to purchase Seven Million Three Hundred Seventy Six Thousand Nine Hundred Eighty Five (7,376,985) Common Shares at an Exercise Price of $9.81 per Common Share (“First Warrant”);

WHEREAS, the Company issued as of December 10, 2009 that certain Common Shares Purchase Warrant to YFA, as amended by the Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, and 11 thereto, pursuant to which YFA has the right to purchase Eleven Million One Hundred Ninety-Seven Thousand Six Hundred Thirty-Four (11,197,634) Common Shares at an Exercise Price of $9.81 per Common Share (together with First Warrant, the “Warrants”);

WHEREAS, pursuant to the Warrants, YFA may exercise its rights to purchase the number of Common Shares set forth in the Warrants on or before January 31, 2018 at not later than 5:00 p.m. New York time (such date and time, the “Existing Expiration Date”);

WHEREAS, YFA, the GSCP Shareholders and the Company are parties to that certain Equity Investor Agreement, dated [                     ], 2018, by and among YFA, the GSCP Shareholders, Charm Progress Investment Limited and the Trust (the “Equity Investor Agreement”), which contemplates an extension of the Existing Expiration Date;

WHEREAS, the Company and YFA desire to extend the Existing Expiration Date of each Warrant if no IPO Closing (as defined in the Equity Investor Agreement) occurs before the Existing Expiration Date such that YFA may, subject to the terms set forth in the applicable Warrant, purchase the number of Common Shares set forth in such Warrant at any time and from time to time on or before the earliest to occur of (a) 5:00 p.m. New York time on January 31, 2019, (b) a Sale Transaction Closing (as defined in the Equity Investor Agreement), or (c) an IPO Closing (as defined in the Equity Investor Agreement) (the “New Expiration Date”);

WHEREAS, Section 2.6(b)(i) of the Shareholders Agreement, dated December 9, 2010, as assigned and amended by that certain Assignment and Amendment of Shareholders Agreement, dated as of February 27, 2015, and the First Amendment to Shareholders Agreement, dated as of May 29, 2016, by and among the Company, YFA, the GSCP Shareholders and the other parties thereto (the “Shareholders Agreement”) requires the prior written approval of the Preferred Majority for the Company to amend the Warrants held by YFA; and

WHEREAS, the GSCP Shareholders, as the Preferred Majority, desire to provide their written approval for the amendments of the Warrants held by YFA in accordance with the Shareholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions. All capitalized terms used in this Consent but not defined herein have the meanings ascribed to them in the Shareholders Agreement.

Section 2. Consent. In accordance with Section 2.6(b)(i) of the Shareholders Agreement, the GSCP Shareholders, as the Preferred Majority, hereby approve and consent to the amendments to the Warrants in the forms attached hereto as Exhibit A and Exhibit B to extend the Existing Expiration Date of each of the Warrants if no IPO Closing (as defined in the Equity Investor Agreement) occurs before the Existing Expiration Date such that YFA shall have the right, subject to the terms set forth in the applicable Warrant, to purchase the number of Common Shares set forth in such Warrant at any time and from time to time on or before the New Expiration Date.

Section 3. General Provisions. This Consent may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Consent by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Consent. This Consent, and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Consent and the transactions contemplated hereby, shall be governed by, and construed in accordance with, the law of the State of New York.

Section 4. Reaffirmation. Except as specifically provided herein, this Consent does not in any way waive, amend, modify, affect, impair or consent to any modification of any of the terms and conditions of the Shareholders Agreement or the Warrants, and all terms and conditions of the Shareholders Agreement are hereby ratified and confirmed and shall remain in full force and effect unless otherwise specifically amended, waived, modified or changed pursuant to the terms and conditions of the Shareholders Agreement. This Consent shall become effective upon its execution, which may occur in one or more counterparts in accordance with Section 3 hereof.

[Signature page follows.]

2

IN WITNESS WHEREOF, the parties have executed this Consent as of the date first written above.

GSCP SHAREHOLDERS:

GS CAPITAL PARTNERS VI FUND, L.P. By: GSCP VI Advisors, L.L.C., its general partner

By:

Name:
Title:

GS CAPITAL PARTNERS VI PARALLEL, L.P. By: GS Advisors VI, L.L.C., its general partner

By:

Name:
Title:

GSCP VI OFFSHORE ICECAP INVESTMENT, L.P. By: GSCP VI Offshore IceCap Holdings Entity GP, Ltd., its general partner

By:

Name:
Title:

GSCP VI GMBH ICECAP INVESTMENT, L.P. By: GSCP VI GmbH IceCap Holdings Entity GP,
Ltd., its general partner

By:

Name:
Title:

ICECAP2 HOLDINGS, L.P. By: IceCap2 Holdings Entity GP, Ltd., its general partner

By:

Name:
Title:

COMPANY:

AMERICOLD REALTY TRUST

By:

Name:
Title:

YFA:

YF ART HOLDINGS, L.P.

By: YF ART Holdings GP, LLC, its general partner

By:

Name:
Title:

Exhibit A

Amendment No. 12 to Warrant

AMENDMENT NO. 12 TO COMMON SHARES PURCHASE WARRANT

This Amendment No. 12 to Common Shares Purchase Warrant (this “Amendment”), dated as of [                     ], is by and between (i) YF ART Holdings, L.P., a Delaware limited partnership (the “Holder”), and (ii) Americold Realty Trust, a Maryland real estate investment trust (the “Trust”). This Amendment amends that certain Common Shares Purchase Warrant issued as of December 10, 2009, as amended by the Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, and 11 thereto, by the Trust to the Holder with respect to 7,376,985 Common Shares (the “Warrant”).

RECITALS

WHEREAS, pursuant to the Warrant, the Holder has the right to purchase Seven Million Three Hundred Seventy Six Thousand Nine Hundred Eighty Five (7,376,985) Common Shares at an Exercise Price of $9.81 per Common Share on or before January 31, 2018 at not later than 5:00 p.m. New York time (such date and time, the “Existing Expiration Date”);

WHEREAS, the Holder and the Trust are parties to that certain Equity Investor Agreement by and among the Holder, the Trust, and the other shareholders of the Trust party thereto, dated [            ], 2018 (the “Equity Investor Agreement”), which contemplates an extension of the Existing Expiration Date; and

WHEREAS, the parties to the Warrant desire to amend the Warrant to extend the Existing Expiration Date as set forth herein in accordance with Section 16 of the Warrant, if no IPO Closing (as defined in the Equity Investor Agreement) has occurred prior to the Existing Expiration Date.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings assigned to such terms in the Warrant.

2. Amendment. The Warrant is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

3. Effectiveness. This Amendment shall become effective on January 31, 2018, if no IPO Closing (as defined in the Equity Investor Agreement) has occurred prior to such date.

4.Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same agreement. The parties hereto agree and acknowledge that delivery of a signature by facsimile or in electronic (e.g., “pdf” or “tif”) format shall constitute execution by such signatory.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflict or chose of laws of any jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Common Share Purchase Warrant as of the date first above written.

AMERICOLD REALTY TRUST, a Maryland real estate investment trust

By:

Name:
Title:

YF ART HOLDINGS, L.P., a Delaware limited partnership

By: YF ART Holdings GP, LLC, its general partner

By:

Name:
Title:

Exhibit A

Amended and Restated Warrant

COMMON SHARES PURCHASE WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE PROVISIONS OF THIS WARRANT.

Date of Issuance: December 10, 2009

AMERICOLD REALTY TRUST

Warrant to Purchase Common Shares

(Void after the Expiration Date (as defined below))

Reference is made to that certain Equity Investor Agreement, dated January 8, 2018, by and among YF ART Holdings, L.P., a Delaware limited partnership (“YFA”), Americold Realty Trust, a Maryland real estate investment trust (the “Trust”), and the other shareholders of the Trust party thereto (the “Equity Investor Agreement”). The Trust, for value received, hereby certifies and agrees that YFA, and/or its assigns (each, a “Holder”), is entitled, subject to the terms set forth below, to purchase from the Trust, at any time and from time to time on or after the date hereof (the “Date of Issuance”) and on or before the earliest to occur of (a) 5:00 p.m. New York time on January 31, 2019, (b) a Sale Transaction Closing (as defined in the Equity Investor Agreement), or (c) an IPO Closing (as defined in the Equity Investor Agreement) (the “Expiration Date”), Seven Million Three Hundred Seventy Six Thousand Nine Hundred Eighty Five (7,376,985) of the Trust’s duly authorized, validly issued, fully paid and nonassessable common shares of beneficial interest, $0.01 par value per share (including any other class of shares resulting from successive changes or reclassifications of such Common Shares as provided herein, the “Common Shares”) at an exercise price equal to $9.81 per share, as may be adjusted from time to time pursuant to the provisions of this Warrant (such per share price, the “Exercise Price”). The shares purchasable upon exercise of this Warrant are hereinafter referred to as the “Warrant Shares.” The term “Warrant” as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein.

1. Exercise.

1.1 Method of Exercise

1.1.1 This Warrant may be exercised by any Holder, in whole or in part, by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto or Annex B hereto, as applicable (the “Notice of Exercise”), duly executed by the Holder or the Holder’s duly authorized attorney, accompanied by, if the Holder elects not to exercise the Warrant pursuant to Section 1.2, payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise.

1.1.2 Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Exercise shall be dated and directed to the Trust as provided in Section 10. At such time, the person(s) in whose name(s) any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.1.3 hereof shall be deemed to have become the holder(s) of record of the Warrant Shares represented by such certificates.

1.1.3 As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten (10) days thereafter, the Trust, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates for the number of full Common Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof (it being agreed that each certificate so delivered shall be in such denominations of Common Shares as may be requested by the Holder); and

(b) in case such exercise is in part only, a new warrant or warrants in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised. In addition, in the case of an exercise pursuant to Section 1.2 hereof, the number of Warrant Shares shall also be reduced by the number of Warrant Shares withheld by the Trust in exchange for the issuance of the number of Warrant Shares to which the Holder exercises its purchasing rights under this Warrant.

1.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 1.1 and in lieu of any cash payment required thereunder, this Warrant may be exercised by surrendering this Warrant in the manner specified in this Section 1.2 (alone or in combination with the method of payment set forth in Section 1.1), together with the Notice of Cashless Exercise form appended hereto as Annex B duly executed by the Holder or by the Holder’s duly authorized attorney. Upon exercise pursuant to this Section 1.2, the Trust shall issue to the Holder the number of Warrant Shares purchased upon such exercise in exchange for the Trust’s withholding of the number of Warrant Shares determined in accordance with the following formula:

X	=	Y * (A-B) A

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Where:
X	=	the number of Common Shares to be issued to the Holder;

Y	=	the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the number of Warrant Shares subject to the applicable Exercise Notice;

A	=	the Market Value of one (1) Common Share on the date of exercise;

B	=	the Exercise Price of one (1) Warrant Share (as adjusted to the date of exercise);

*	=	multiplied by.

As used herein, the phrase “Market Value” at any date shall be deemed to be the last reported per share sale price on the trading day immediately preceding the exercise date, or, in case no such reported sale takes place on such day, the average of the last reported per share sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange or “over the counter” (including on the pink sheets or bulletin board) market on which the Common Shares are listed or admitted to trading, or, if the Common Shares are not listed or admitted to trading on any national securities exchange or sold “over the counter”, the fair market value of the Common Shares as of the date of exercise as determined by the Board (as hereinafter defined) which shall provide written notice of such determination to each member of the Board; provided, that, if (i) any member of the Board that is a GSCP Trustee (as defined in the Shareholders Agreement (as defined in the Equity Investor Agreement)) objects, by providing written notice of such objection to the Trust, to any such determination of fair market value by the Board within five (5) days of receipt of written notice of such determination and (ii) such objection is not resolved by the Board with thirty (30) days of the Trust’s receipt of such objection notice, then the fair market value of the Common Shares as of the exercise date shall be determined by appraisal in accordance with the further provisions of this paragraph. In such event, such fair market value as of the exercise date shall be determined by an appraiser reasonably agreed upon by the GSCP Trustees and the Yucaipa Trustees (as defined in the Shareholders Agreement (as defined in the Equity Investor Agreement)), or if such persons cannot so agree, then the valuation group at JP Morgan Chase & Co. The fair market value shall be the fair market value determined on a “going concern basis” by such appraiser as promptly as practicable after its appointment, and such determination shall be made without discount due to the Common Shares representing a minority interest in the Trust or the illiquidity thereof. The Trust will negotiate the engagement terms and agreement with such appraiser and bear the costs and expenses in connection therewith. The Trust will give such appraiser reasonably sufficient access to the Trust’s financial information in order to perform its functions hereunder, subject to such appraiser executing a confidentiality agreement in form and substance reasonably satisfactory to the Trust.

2. Shares to be Fully Paid; Reservation of Shares. The Trust covenants and agrees that all Common Shares which may be issued upon the exercise of this Warrant will, upon

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issuance by the Trust, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto. The Trust further covenants and agrees that, from and after the Date of Issuance and during the period within which this Warrant may be exercised, the Trust will at all times have authorized, and reserved, free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

3. Fractional Shares. The Trust shall not be required upon the exercise of this Warrant to issue any fractional shares or scrip representing fractional shares. In lieu of any fractional share to which the Holder would otherwise be entitled, the Holder shall be entitled to receive a cash payment equal to the Market Value of the Common Shares on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

4. Transfers.

4.1 Transfers. This Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex C (the “Assignment”) at the principal office of the Trust.

4.2 Exchange of Warrant upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment, the Trust at its expense shall issue to or on the order of the Holder a new warrant or warrants of the same tenor and date as this Warrant, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise hereof.

4.3 Rule 144. Until such time as the Holder may sell in compliance with the Securities Act all Common Shares that are held by the Holder, or that could be acquired by the Holder through the exercise of the Warrant, without a registration statement under the Securities Act or compliance with Rule 144 under the Securities Act, the Trust shall take such actions and file such information, documents and reports as shall be required by the Securities Act and the rules and regulations promulgated thereunder as a condition to the availability of Rule 144 under the Securities Act.

5. Adjustment. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 5; provided, that if more than one subsection of this Section 5 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than on subsection of this Section 5 so as to result in duplication.

5.1 Stock Splits, Subdivisions, Reclassifications or Combinations. If the Trust shall (i) declare and pay a dividend or make a distribution on its Common Shares payable in additional Common Shares, (ii) subdivide or reclassify the outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify the outstanding

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Common Shares into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of Common Shares which the Holder would have owned or been entitled to receive in respect of the Warrant Shares underlying this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

5.2 Business Combination. In case of any Business Combination or reclassification of the Common Shares (other than a reclassification of Common Shares referred to in Section 5.1), the Holder’s right to receive Common Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Shares issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as reasonably practicable, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.

As used herein, the term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Trust’s shareholders.

5.3 Extraordinary Distributions. If the Trust shall fix a record date for the making of a distribution to all holders of its Common Shares of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Distributions, dividends of Common Shares and other dividends or distributions referred to in Section 5.2) (an “Extraordinary Distribution”), then in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to such reduction by the quotient of (x) the Market Value as of the last trading day preceding the first date on which the Common Shares trade regular way on the principal national securities exchange or quotation system on which the Common Shares are listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the cash or fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one Common Share divided by (y) such Market Value on such date specified in clause (x). Such adjustment shall be made successively whenever such a record date is fixed.

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As used herein, the term “Ordinary Distributions” means all regular periodic dividends on Common Shares, whether paid in cash, securities or property, or any combination thereof, except extraordinary or special dividends, provided, that for any taxable year for which the Trust has elected to be treated as a real estate investment trust or “REIT” for United States federal income tax purposes, Ordinary Distributions shall be deemed to equal 125% of the amount of distributions that the Trust is required to pay to its shareholders with respect to such year in order to satisfy the requirements for taxation as a REIT for United States federal income tax purposes, and all dividends and distributions paid with respect to such year in excess of such deemed amount shall be treated as Extraordinary Distributions.

5.4 Tender Offers; Exchange Offers. In the event that the Trust or any subsidiary of the Trust shall purchase Common Shares pursuant to a tender offer or an exchange offer for a price per Common Share that is greater than the then current Market Value per Common Share in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Trust, or such subsidiary of the Trust, shall, within (10) business days of the expiry of such tender offer or exchange offer, offer to purchase the Warrant for equivalent consideration per Common Share based on the number of Warrant Shares underlying this Warrant at such time (the “Offer”) (such amount less the Exercise Price in respect of each Warrant Share, the “Per Share Consideration”); provided, however, that if a tender offer or exchange offer is made for only a portion of the outstanding Common Shares, then such Offer shall be made for such Warrant Shares in the same pro rata proportion as the pro rata proportion of the outstanding Common Shares for which the tender offer or exchange offer is made; provided, further, that the Trust shall not be required to make such an Offer if the Per Share Consideration is an amount less than the then-existing Exercise Price per Common Share. The Offer shall remain open for a period of twenty (20) business days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). If the Offer is accepted in whole or in part by the Holder, then the Trust shall complete purchase of the Warrant (or portion thereof) for the applicable Per Share Consideration within five (5) business days of the end of the Offer Period.

5.5 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Warrant, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

5.6 Notice of Adjustment. Upon the occurrence of any event that requires any adjustment of the Exercise Price or the number of Common Shares issuable upon exercise of this Warrant or a change in the type of securities or property to be delivered upon the exercise of this Warrant, then and in each such case the Trust shall give notice thereof to the Holder in accordance with Section 7.

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5.7 Other Anti-Dilution Provisions. If the Trust has issued or issues any securities on or after the Date of Issuance containing provisions protecting the holders thereof against dilution in any manner more favorable to such holders thereof than those set forth in this Warrant, such more favorable portions thereof shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provisions of this Warrant, shall be deemed to be substituted therefor.

5.8 Successive Adjustments. Any adjustments made pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur.

5.9 Other Events. During the term of this Warrant, if any event occurs as to which the provisions of this Section 5 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the board of trustees of the Trust (the “Board”), fairly and adequately protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

6. No Impairment. The Trust will not, by amendment of its Declaration of Trust or other governing documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment.

7. Other Notices. If at any time:

(a) The Trust shall declare any dividend or distribution upon its Common Shares (other than an Extraordinary Distribution);

(b) There shall be any event that requires any adjustment of the Exercise Price or the number of Common Shares issuable upon exercise of this Warrant pursuant to Section 5 or a change in the type of securities or property to be delivered upon the exercise of this Warrant; or

(c) There shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Trust;

then, in any one or more of said cases, the Trust shall, as provided in Section 10, give the Holder, (i) at least twenty (20) days prior written notice of the date on which the books of the Trust shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any transaction referred to in the foregoing clauses (b) and (c), and (ii) in the case of any transaction referred to in the foregoing clauses (b) and (c), at least twenty (20) days prior written

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notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, the date on which the holders of Common Shares shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the applicable transaction. All notices required under the foregoing clause (b) shall state the Exercise Price resulting from all adjustments required by Section 5 and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

8. No Rights of Shareholders. Subject to other Sections of this Warrant, the Holder shall not be entitled, by virtue of its ownership of this Warrant, to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Holder, in its capacity as the Holder, any of the rights of a shareholder of the Trust, including without limitation any right to vote for the election of directors or upon any matter submitted to shareholders, to give or withhold consent to any action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

9. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Trust of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Trust will issue, in lieu thereof, a new warrant of the same tenor and date.

10. Notice. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Trust, to:

Americold Realty Trust

10 Glenlake Parkway, South Tower

Suite 600

Atlanta, Georgia 30328

Attention: Chief Financial Officer

Telephone: (678) 441-1400

Fax: (678) 387-4774

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If to the Holder, to:

YF ART Holdings, L.P.

9130 W. Sunset Boulevard

Los Angeles, California 90069

Attention: Robert P. Bermingham

Telephone: (310) 789-7200

Fax: (310) 789-1791

11. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13. Severability. If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

14. Governing Law and Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflict or choice of laws of any jurisdiction.

15. Certificate. Upon request by the Holder, the Trust shall promptly deliver to the Holder a certificate executed by its President or Chief Financial Officer setting forth the total number of outstanding Common Shares, convertible debt instruments and options, rights, warrants or other agreements relating to the purchase of such Common Shares or convertible debt instruments, together with its calculation of the number of shares remaining available for issuance upon exercise of this Warrant, and a certificate of the accuracy of the statements set forth therein.

16. Supplements and Amendments. This Warrant may be amended only by an instrument in writing signed by the Holder and the Trust.

17. Assignment by the Trust; Successors. The Trust may not, without the prior written consent of the Holder, sell, transfer or assign any of its rights or obligations hereunder. The Holder may assign this Warrant without the Trust’s consent. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Trust and the Holder and their respective permitted successors and assigns hereunder.

18. Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any person, entity or corporation other than the Trust and the Holder any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Trust and the Holder.

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19. Saturdays, Sunday, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.

[Signature Page Follows]

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IN WITNESS WHEREOF, Americold Realty Trust has caused this Warrant to be signed by its duly authorized officer and to be dated on the day and year first written above.

AMERICOLD REALTY TRUST

By:

Name:
Title:

ACKNOWLEDGED AND AGREED:

YF ART HOLDINGS, L.P.

By: YF ART Holdings GP, LLC, its general partner

By:

Name:
Title:

[Signature Page to YF ART Holdings, L.P. Warrant]

ANNEX A

NOTICE OF EXERCISE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby irrevocably elects to purchase                      Warrant Shares (as such term is defined in the Warrant) and herewith makes payment of $            , representing the full purchase price for such shares at the exercise price per share provided for in such Warrant.

Signature:

Address:

ANNEX B

NOTICE OF CASHLESS EXERCISE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby elects to purchase (check applicable box):

         Warrant Shares (as defined in the Warrant); or

         the maximum number of Warrant Shares issuable under the Warrant pursuant to the cashless exercise procedure set forth in Section 1.2.

Signature:

Address:

ANNEX C

ASSIGNMENT FORM

FOR VALUE RECEIVED,                          hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (the “Warrant”) with respect to the number of Warrant Shares (as defined in the Warrant) set forth below, unto:

Name of Assignee	Address	No. of Warrant Shares

Signature:

Dated:

Witness:

Exhibit B

Amendment No. 12 to Warrant

AMENDMENT NO. 12 TO COMMON SHARES PURCHASE WARRANT

This Amendment No. 12 to Common Shares Purchase Warrant (this “Amendment”), dated as of [            ], is by and between (i) YF ART Holdings, L.P., a Delaware limited partnership (the “Holder”), and (ii) Americold Realty Trust, a Maryland real estate investment trust (the “Trust”). This Amendment amends that certain Common Shares Purchase Warrant issued as of December 10, 2009, as amended by the Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, and 11 thereto, by the Trust to the Holder with respect to 11,197,634 Common Shares (the “Warrant”).

RECITALS

WHEREAS, pursuant to the Warrant, the Holder has the right to purchase Eleven Million One Hundred Ninety-Seven Thousand Six Hundred Thirty-Four (11,197,634) Common Shares at an Exercise Price of $9.81 per Common Share on or before January 31, 2018 at not later than 5:00 p.m. New York time (such date and time, the “Existing Expiration Date”);

WHEREAS, the Holder and the Trust are parties to that certain Equity Investor Agreement by and among the Holder, the Trust, and the other shareholders of the Trust party thereto, dated [            ], 2018 (the “Equity Investor Agreement”), which contemplates an extension of the Existing Expiration Date; and

WHEREAS, the parties to the Warrant desire to amend the Warrant to extend the Existing Expiration Date as set forth herein in accordance with Section 16 of the Warrant, if no IPO Closing (as defined in the Equity Investor Agreement) has occurred prior to the Existing Expiration Date.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings assigned to such terms in the Warrant.

2. Amendment. The Warrant is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

3. Effectiveness. This Amendment shall become effective on January 31, 2018, if no IPO Closing (as defined in the Equity Investor Agreement) has occurred prior to such date.

4. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same agreement. The parties hereto agree and acknowledge that delivery of a signature by facsimile or in electronic (e.g., “pdf” or “tif”) format shall constitute execution by such signatory.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflict or chose of laws of any jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Common Share Purchase Warrant as of the date first above written.

AMERICOLD REALTY TRUST, a Maryland real estate investment trust

By:

Name:
Title:

YF ART HOLDINGS, L.P., a Delaware limited partnership

By: YF ART Holdings GP, LLC, its general partner

By:

Name:
Title:

Exhibit A

Amended and Restated Warrant

COMMON SHARES PURCHASE WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE PROVISIONS OF THIS WARRANT.

Date of Issuance: December 10, 2009

AMERICOLD REALTY TRUST

Warrant to Purchase Common Shares

(Void after the Expiration Date (as defined below))

Reference is made to that certain Equity Investor Agreement, dated January 8, 2018, by and among YF ART Holdings, L.P., a Delaware limited partnership (“YFA”), Americold Realty Trust, a Maryland real estate investment trust (the “Trust”), and the other shareholders of the Trust party thereto (the “Equity Investor Agreement”). The Trust, for value received, hereby certifies and agrees that YFA, and/or its assigns (each, a “Holder”), is entitled, subject to the terms set forth below, to purchase from the Trust, at any time and from time to time on or after the date hereof (the “Date of Issuance”) and on or before the earliest to occur of (a) 5:00 p.m. New York time on January 31, 2019, (b) a Sale Transaction Closing (as defined in the Equity Investor Agreement), or (c) an IPO Closing (as defined in the Equity Investor Agreement) (the “Expiration Date”), Eleven Million One Hundred Ninety-Seven Thousand Six Hundred Thirty- Four (11,197,634) of the Trust’s duly authorized, validly issued, fully paid and nonassessable common shares of beneficial interest, $0.01 par value per share (including any other class of shares resulting from successive changes or reclassifications of such Common Shares as provided herein, the “Common Shares”) at an exercise price equal to $9.81 per share, as may be adjusted from time to time pursuant to the provisions of this Warrant (such per share price, the “Exercise Price”). The shares purchasable upon exercise of this Warrant are hereinafter referred to as the “Warrant Shares.” The term “Warrant” as used herein shall include this Warrant and any other warrants delivered in substitution or exchange therefor, as provided herein.

1. Exercise.

1.1 Method of Exercise

1.1.1 This Warrant may be exercised by any Holder, in whole or in part, by surrendering this Warrant, with a Notice of Exercise in the form of Annex A hereto or Annex B hereto, as applicable (the “Notice of Exercise”), duly executed by the Holder or the Holder’s duly authorized attorney, accompanied by, if the Holder elects not to exercise the Warrant pursuant to Section 1.2, payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise.

1.1.2 Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Exercise shall be dated and directed to the Trust as provided in Section 10. At such time, the person(s) in whose name(s) any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.1.3 hereof shall be deemed to have become the holder(s) of record of the Warrant Shares represented by such certificates.

1.1.3 As soon as practicable after the exercise of this Warrant, in full or in part, and in any event within ten (10) days thereafter, the Trust, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct:

(a) a certificate or certificates for the number of full Common Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof (it being agreed that each certificate so delivered shall be in such denominations of Common Shares as may be requested by the Holder); and

(b) in case such exercise is in part only, a new warrant or warrants in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised. In addition, in the case of an exercise pursuant to Section 1.2 hereof, the number of Warrant Shares shall also be reduced by the number of Warrant Shares withheld by the Trust in exchange for the issuance of the number of Warrant Shares to which the Holder exercises its purchasing rights under this Warrant.

1.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 1.1 and in lieu of any cash payment required thereunder, this Warrant may be exercised by surrendering this Warrant in the manner specified in this Section 1.2 (alone or in combination with the method of payment set forth in Section 1.1), together with the Notice of Cashless Exercise form appended hereto as Annex B duly executed by the Holder or by the Holder’s duly authorized attorney. Upon exercise pursuant to this Section 1.2, the Trust shall issue to the Holder the number of Warrant Shares purchased upon such exercise in exchange for the Trust’s withholding of the number of Warrant Shares determined in accordance with the following formula:

X= Y * (A-B)
A

Where:

X =	the number of Common Shares to be issued to the Holder;

Y =	the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the number of Warrant Shares subject to the applicable Exercise Notice;

A =	the Market Value of one (1) Common Share on the date of exercise;

B =	the Exercise Price of one (1) Warrant Share (as adjusted to the date of exercise);

* =	multiplied by.

As used herein, the phrase “Market Value” at any date shall be deemed to be the last reported per share sale price on the trading day immediately preceding the exercise date, or, in case no such reported sale takes place on such day, the average of the last reported per share sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange or “over the counter” (including on the pink sheets or bulletin board) market on which the Common Shares are listed or admitted to trading, or, if the Common Shares are not listed or admitted to trading on any national securities exchange or sold “over the counter”, the fair market value of the Common Shares as of the date of exercise as determined by the Board (as hereinafter defined) which shall provide written notice of such determination to each member of the Board; provided, that, if (i) any member of the Board that is a GSCP Trustee (as defined in the Shareholders Agreement (as defined in the Equity Investor Agreement)) objects, by providing written notice of such objection to the Trust, to any such determination of fair market value by the Board within five (5) days of receipt of written notice of such determination and (ii) such objection is not resolved by the Board with thirty (30) days of the Trust’s receipt of such objection notice, then the fair market value of the Common Shares as of the exercise date shall be determined by appraisal in accordance with the further provisions of this paragraph. In such event, such fair market value as of the exercise date shall be determined by an appraiser reasonably agreed upon by the GSCP Trustees and the Yucaipa Trustees (as defined in the Shareholders Agreement (as defined in the Equity Investor Agreement)), or if such persons cannot so agree, then the valuation group at JP Morgan Chase & Co. The fair market value shall be the fair market value determined on a “going concern basis” by such appraiser as promptly as practicable after its appointment, and such determination shall be made without discount due to the Common Shares representing a minority interest in the Trust or the illiquidity thereof. The Trust will negotiate the engagement terms and agreement with such appraiser and bear the costs and expenses in connection therewith. The Trust will give such appraiser reasonably sufficient access to the Trust’s financial information in order to perform its functions hereunder, subject to such appraiser executing a confidentiality agreement in form and substance reasonably satisfactory to the Trust.

2. Shares to be Fully Paid; Reservation of Shares. The Trust covenants and agrees that all Common Shares which may be issued upon the exercise of this Warrant will, upon

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issuance by the Trust, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto. The Trust further covenants and agrees that, from and after the Date of Issuance and during the period within which this Warrant may be exercised, the Trust will at all times have authorized, and reserved, free from preemptive rights, out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

3. Fractional Shares. The Trust shall not be required upon the exercise of this Warrant to issue any fractional shares or scrip representing fractional shares. In lieu of any fractional share to which the Holder would otherwise be entitled, the Holder shall be entitled to receive a cash payment equal to the Market Value of the Common Shares on the last trading day preceding the date of exercise less the pro-rated Exercise Price for such fractional share.

4. Transfers.

4.1 Transfers. This Warrant and all rights hereunder are transferable, in whole or in part, upon the surrender of this Warrant with a properly executed Assignment Form in substantially the form attached hereto as Annex C (the “Assignment”) at the principal office of the Trust.

4.2 Exchange of Warrant upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment, the Trust at its expense shall issue to or on the order of the Holder a new warrant or warrants of the same tenor and date as this Warrant, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise hereof.

4.3 Rule 144. Until such time as the Holder may sell in compliance with the Securities Act all Common Shares that are held by the Holder, or that could be acquired by the Holder through the exercise of the Warrant, without a registration statement under the Securities Act or compliance with Rule 144 under the Securities Act, the Trust shall take such actions and file such information, documents and reports as shall be required by the Securities Act and the rules and regulations promulgated thereunder as a condition to the availability of Rule 144 under the Securities Act.

5. Adjustment. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 5; provided, that if more than one subsection of this Section 5 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than on subsection of this Section 5 so as to result in duplication.

5.1 Stock Splits, Subdivisions, Reclassifications or Combinations. If the Trust shall (i) declare and pay a dividend or make a distribution on its Common Shares payable in additional Common Shares, (ii) subdivide or reclassify the outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify the outstanding

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Common Shares into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder after such date shall be entitled to purchase the number of Common Shares which the Holder would have owned or been entitled to receive in respect of the Warrant Shares underlying this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

5.2 Business Combination. In case of any Business Combination or reclassification of the Common Shares (other than a reclassification of Common Shares referred to in Section 5.1), the Holder’s right to receive Common Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Shares issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as reasonably practicable, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.

As used herein, the term “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Trust’s shareholders.

5.3 Extraordinary Distributions. If the Trust shall fix a record date for the making of a distribution to all holders of its Common Shares of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Distributions, dividends of Common Shares and other dividends or distributions referred to in Section 5.2) (an “Extraordinary Distribution”), then in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to such reduction by the quotient of (x) the Market Value as of the last trading day preceding the first date on which the Common Shares trade regular way on the principal national securities exchange or quotation system on which the Common Shares are listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the cash or fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one Common Share divided by (y) such Market Value on such date specified in clause (x). Such adjustment shall be made successively whenever such a record date is fixed.

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As used herein, the term “Ordinary Distributions” means all regular periodic dividends on Common Shares, whether paid in cash, securities or property, or any combination thereof, except extraordinary or special dividends, provided, that for any taxable year for which the Trust has elected to be treated as a real estate investment trust or “REIT” for United States federal income tax purposes, Ordinary Distributions shall be deemed to equal 125% of the amount of distributions that the Trust is required to pay to its shareholders with respect to such year in order to satisfy the requirements for taxation as a REIT for United States federal income tax purposes, and all dividends and distributions paid with respect to such year in excess of such deemed amount shall be treated as Extraordinary Distributions.

5.4 Tender Offers; Exchange Offers. In the event that the Trust or any subsidiary of the Trust shall purchase Common Shares pursuant to a tender offer or an exchange offer for a price per Common Share that is greater than the then current Market Value per Common Share in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the Trust, or such subsidiary of the Trust, shall, within (10) business days of the expiry of such tender offer or exchange offer, offer to purchase the Warrant for equivalent consideration per Common Share based on the number of Warrant Shares underlying this Warrant at such time (the “Offer”) (such amount less the Exercise Price in respect of each Warrant Share, the “Per Share Consideration”); provided, however, that if a tender offer or exchange offer is made for only a portion of the outstanding Common Shares, then such Offer shall be made for such Warrant Shares in the same pro rata proportion as the pro rata proportion of the outstanding Common Shares for which the tender offer or exchange offer is made; provided, further, that the Trust shall not be required to make such an Offer if the Per Share Consideration is an amount less than the then-existing Exercise Price per Common Share. The Offer shall remain open for a period of twenty (20) business days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). If the Offer is accepted in whole or in part by the Holder, then the Trust shall complete purchase of the Warrant (or portion thereof) for the applicable Per Share Consideration within five (5) business days of the end of the Offer Period.

5.5 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Warrant, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

5.6 Notice of Adjustment. Upon the occurrence of any event that requires any adjustment of the Exercise Price or the number of Common Shares issuable upon exercise of this Warrant or a change in the type of securities or property to be delivered upon the exercise of this Warrant, then and in each such case the Trust shall give notice thereof to the Holder in accordance with Section 7.

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5.7 Other Anti-Dilution Provisions. If the Trust has issued or issues any securities on or after the Date of Issuance containing provisions protecting the holders thereof against dilution in any manner more favorable to such holders thereof than those set forth in this Warrant, such more favorable portions thereof shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provisions of this Warrant, shall be deemed to be substituted therefor.

5.8 Successive Adjustments. Any adjustments made pursuant to this Section 5 shall be made successively whenever an event referred to herein shall occur.

5.9 Other Events. During the term of this Warrant, if any event occurs as to which the provisions of this Section 5 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the board of trustees of the Trust (the “Board”), fairly and adequately protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

6. No Impairment. The Trust will not, by amendment of its Declaration of Trust or other governing documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment.

7. Other Notices. If at any time:

(a) The Trust shall declare any dividend or distribution upon its Common Shares (other than an Extraordinary Distribution);

(b) There shall be any event that requires any adjustment of the Exercise Price or the number of Common Shares issuable upon exercise of this Warrant pursuant to Section 5 or a change in the type of securities or property to be delivered upon the exercise of this Warrant; or

(c) There shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Trust;

then, in any one or more of said cases, the Trust shall, as provided in Section 10, give the Holder, (i) at least twenty (20) days prior written notice of the date on which the books of the Trust shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any transaction referred to in the foregoing clauses (b) and (c), and (ii) in the case of any transaction referred to in the foregoing clauses (b) and (c), at least twenty (20) days prior written

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notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, the date on which the holders of Common Shares shall be entitled thereto. Any notice given in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the applicable transaction. All notices required under the foregoing clause (b) shall state the Exercise Price resulting from all adjustments required by Section 5 and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

8. No Rights of Shareholders. Subject to other Sections of this Warrant, the Holder shall not be entitled, by virtue of its ownership of this Warrant, to vote, to receive dividends or subscription rights, nor shall anything contained herein be construed to confer upon the Holder, in its capacity as the Holder, any of the rights of a shareholder of the Trust, including without limitation any right to vote for the election of directors or upon any matter submitted to shareholders, to give or withhold consent to any action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.

9. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Trust of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Trust will issue, in lieu thereof, a new warrant of the same tenor and date.

10. Notice. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Trust, to:

Americold Realty Trust

10 Glenlake Parkway, South Tower

Suite 600

Atlanta, Georgia 30328

Attention: Chief Financial Officer

Telephone: (678) 441-1400

Fax: (678) 387-4774

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If to the Holder, to:

YF ART Holdings, L.P.

9130 W. Sunset Boulevard

Los Angeles, California 90069

Attention: Robert P. Bermingham

Telephone: (310) 789-7200

Fax: (310) 789-1791

11. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13. Severability. If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

14. Governing Law and Submission to Jurisdiction. This Warrant will be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflict or choice of laws of any jurisdiction.

15. Certificate. Upon request by the Holder, the Trust shall promptly deliver to the Holder a certificate executed by its President or Chief Financial Officer setting forth the total number of outstanding Common Shares, convertible debt instruments and options, rights, warrants or other agreements relating to the purchase of such Common Shares or convertible debt instruments, together with its calculation of the number of shares remaining available for issuance upon exercise of this Warrant, and a certificate of the accuracy of the statements set forth therein.

16. Supplements and Amendments. This Warrant may be amended only by an instrument in writing signed by the Holder and the Trust.

17. Assignment by the Trust; Successors. The Trust may not, without the prior written consent of the Holder, sell, transfer or assign any of its rights or obligations hereunder. The Holder may assign this Warrant without the Trust’s consent. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Trust and the Holder and their respective permitted successors and assigns hereunder.

18. Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any person, entity or corporation other than the Trust and the Holder any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Trust and the Holder.

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19. Saturdays, Sunday, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.

[Signature Page Follows]

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IN WITNESS WHEREOF, Americold Realty Trust has caused this Warrant to be signed by its duly authorized officer and to be dated on the day and year first written above.

AMERICOLD REALTY TRUST

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

YF ART HOLDINGS, L.P.

By: YF ART Holdings GP, LLC, its general partner

By:
Name:
Title:

[Signature Page to YF ART Holdings, L.P. Warrant]

ANNEX A

NOTICE OF EXERCISE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby irrevocably elects to purchase                      Warrant Shares (as such term is defined in the Warrant) and herewith makes payment of $            , representing the full purchase price for such shares at the exercise price per share provided for in such Warrant.

Signature:

Address:

ANNEX B

NOTICE OF CASHLESS EXERCISE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby elects to purchase (check applicable box):

☐  Warrant Shares (as defined in the Warrant); or

☐  the maximum number of Warrant Shares issuable under the Warrant pursuant to the cashless exercise procedure set forth in Section 1.2.

Signature:

Address:

ANNEX C

ASSIGNMENT FORM

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (the “Warrant”) with respect to the number of Warrant Shares (as defined in the Warrant) set forth below, unto:

Name of Assignee	Address	No. of Warrant Shares

Signature:

Dated:

Witness:

Exhibit E

Form of New Declaration of Trust

AMERICOLD REALTY TRUST

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Americold Realty Trust, a Maryland real estate investment trust (the “Trust”), formed under Title 8 (“Title 8”) of the Corporations and Associations Article of the Annotated Code of Maryland, desires to amend and restate its declaration of trust (the “Declaration of Trust”) as currently in effect and as hereinafter amended.

SECOND: The amendment to and restatement of the Declaration of Trust as hereinafter set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

THIRD: The following provisions are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended:

ARTICLE I

FORMATION

The Trust is a real estate investment trust within the meaning of Title 8. The Trust shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation, but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II

NAME

The name of the Trust is:

Americold Realty Trust

Under circumstances in which the Board of Trustees of the Trust (the “Board of Trustees” or “Board”) determines that the use of the name of the Trust is not practicable, the Trust may use any other designation or name for the Trust.

ARTICLE III

PURPOSES AND POWERS

Section 3.1 Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Code.

Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by Title 8 and all other powers set forth in the Declaration of Trust which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

ARTICLE IV

PRINCIPAL OFFICE

The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, whose address is 2405 York Road, Suite 201, Timonium, Maryland 21093. The resident agent is a Maryland corporation. The Trust may have such offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

ARTICLE V

BOARD OF TRUSTEES

Section 5.1 Number. The business and affairs of the Trust shall be managed under the direction of the Board of Trustees. The number of Trustees of the Board of Trustees (the “Trustees”) currently is nine, which number may be increased or decreased only by the Board of Trustees pursuant to the amended and restated bylaws of the Trust (the “Bylaws”). The Trustees shall be elected at each annual meeting of shareholders in the manner provided in the Bylaws or, in order to fill any vacancy on the Board of Trustees, in the manner provided in the Bylaws. The names of the Trustees who are currently in office are:

[●]

It shall not be necessary to list in the Declaration of Trust the names of any Trustees hereinafter elected. Except as may be provided by the Board of Trustees in setting the terms of any class or series of Preferred Shares (as defined below), any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum (or, if only one Trustee remains, by the sole Trustee), and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualifies.

Section 5.2 Resignation or Removal. Any Trustee may resign in the manner provided in the Bylaws. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Trustees, a Trustee may be removed at any time, but only for cause, and then only by the affirmative vote of holders of Shares (as defined below) entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of Trustees and, with respect to the Yucaipa Trustees and the GSCP Trustee (each as defined in the Shareholders Agreement (as defined below)), may be removed at any time as contemplated by, and in the manner provided for in, the Shareholders Agreement by and among the Trust and certain shareholders of the Trust (the “Shareholders Agreement”), dated as of [●] and effective as of the Effective Time (as defined in the Shareholders Agreement), as the same may be amended from time to time. For purposes of this paragraph, “cause” shall mean, with respect to any particular Trustee, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Trust through bad faith or active and deliberate dishonesty.

Section 5.3 Determinations by Board. The determination as to any of the following matters made by or pursuant to the direction of the Board of Trustees shall be final and conclusive and shall be binding upon the Trust and every holder of Shares: the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Declaration of Trust (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares) or the Bylaws; the fair value, or any sale, bid or ask price to be applied in determining the fair value, of any asset owned or held by the Trust or of any Shares; the number of Shares of any class or series of the Trust; any matter relating to the acquisition, holding and disposition of any assets by the Trust; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other entity; the compensation of Trustees, officers, employees or agents of the Trust; or any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, the Declaration of Trust or Bylaws or otherwise to be determined by the Board of Trustees.

Section 5.4 Subtitle 8. In accordance with Section 3-802(c) of the Maryland General Corporation Law (the “MGCL”), the Trust is prohibited from electing to be subject to the provisions of Sections 3-803, 3-804 or 3-805 of the MGCL, unless such election is approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of Trustees.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the “Shares”). The Trust has authority to issue 250,000,000 common shares of beneficial interest, $.01 par value per share (“Common Shares”), and 25,000,000 preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”). If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to this Article VI, the number of authorized Shares of the former class or series shall be automatically decreased and the number of Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes or series that the Trust has authority to issue shall not be more than the total number of Shares set forth in the second sentence of this paragraph. Subject to the terms of any class or series of Preferred Shares, the Board of Trustees, with the approval of a majority of the entire Board and without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

Section 6.2 Common and Preferred Shares.

(a) Common Shares. Subject to the provisions of Article VII, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of Common Shares are entitled to vote. The Board of Trustees may reclassify any unissued Common Shares from time to time into one or more classes or series of Shares.

(b) Preferred Shares. The Board of Trustees may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more series of Shares.

Section 6.3 Series A Preferred Shares.

(a) Designation and Number. 125 Preferred Shares shall initially be designated as “12.5% Series A Cumulative Non-Voting Preferred Shares” (the “Series A Preferred Shares”). The express terms and provisions of all of the Series A Preferred Shares shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Section 6.3.

(b) Rank. The Series A Preferred Shares shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Trust, rank senior to the Common Shares and to all other Shares issued by the Trust from time to time (together with the Common Shares, the “Junior Securities”).

(c) Dividends.

(i) Each holder of the then outstanding Series A Preferred Shares shall be entitled to receive, when and as authorized by the Board of Trustees and declared by the Trust, out of funds legally available for the payment of dividends, cumulative preferential cash dividends per Series A Preferred Share at the rate of 12.5% per annum of the total of $1,000.00 plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any Series A Preferred Share is issued, such issue date to be contemporaneous with the receipt by the Trust of subscription funds for the Series A Preferred Shares (the “Series A Original Issue Date”), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year or, if such day is not a Business Day, the next succeeding Business Day (each, a “Series A Dividend Payment Date”). A “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close. Any dividend payable on the Series A Preferred Shares for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “dividend period” shall mean, with respect to the first “dividend period,” the period from and including the Original Issue Date to and including the first Series A Dividend Payment Date, and with respect to each subsequent “dividend period,” the period from but excluding a Series A Dividend Payment Date to and including the next succeeding Series A Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the share transfer records of the Trust at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Series A Dividend Payment Date falls or on such other date designated by the Board for the payment of dividends that is not more than 30 or less than 10 days prior to such Series A Dividend Payment Date (each, a “Series A Dividend Record Date”).

(ii) No dividends on the Series A Preferred Shares shall be declared by the Trust or paid or set apart for payment by the Trust at such time as the terms and provisions of any written agreement between the Trust and any party that is not an affiliate of the Trust, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. For purposes of this Article VI, “affiliate” shall mean any party that controls, is controlled by or is under common control with the Trust.

(iii) Notwithstanding the foregoing, dividends on the Series A Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 6.3(c)(ii) above at any time prohibit the current payment of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Accrued but unpaid dividends on the Series A Preferred Shares will accumulate as of the Series A Dividend Payment Date on which they first become payable. Furthermore, dividends will be declared and paid when due in all events to the fullest extent permitted by law and except as provided in Section 6.3(c)(ii) above.

(iv) Unless full cumulative dividends on all outstanding Series A Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of Junior Securities) shall be declared or paid or set apart for payment, no other distribution shall be declared or made upon any shares of Junior Securities, and no shares of Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Securities) by the Trust (except by conversion into or exchange for other shares of Junior Securities and except for transfers, redemptions or purchases made pursuant to the provisions of Sections 7.2(a)(ii) and 7.3).

(v) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series A Preferred Shares, all dividends declared upon the Series A Preferred Shares shall be declared and paid pro rata based on the number of Series A Preferred Shares then outstanding.

(vi) Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares that remains payable. Holders of the Series A Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series A Preferred Shares as described above.

(d) Liquidation Preference.

(i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Series A Preferred Shares then outstanding will be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to its shareholders and after payment or provision for payment of the debts and other liabilities of the Trust, a liquidation preference per Series A Preferred Share equal to the sum of the following (collectively, the “Series A Liquidation Preference”): (A) $1,000.00 and (B) all accrued and unpaid dividends thereon through and including the date of payment, before any distribution of assets is made to holders of any Junior Securities. In the event that the Trust elects to set apart the Series A Liquidation Preference for payment, the Series A Preferred Shares shall remain outstanding until the holders thereof are paid the full Series A Liquidation Preference, which payment shall be made no later than immediately prior to the Trust making its final liquidating distribution on the Common Shares.

(ii) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the full amount of the Series A Liquidation Preference on all outstanding Series A Preferred Shares, then the holders of the Series A Preferred Shares shall share ratably in any such distribution of assets in proportion to the full Series A Liquidation Preference to which they would otherwise be respectively entitled.

(iii) After payment of the full amount of the Series A Liquidation Preference to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Trust.

(iv) Upon the Trust’s provision of written notice as to the effective date of any such liquidation, dissolution or winding up of the Trust, accompanied by a check in the amount of the full Series A Liquidation Preference to which each record holder of Series A Preferred Shares is entitled, the Series A Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series A Preferred Shares at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Trust.

(e) Consolidation and Merger. The consolidation or merger of the Trust with or into any other business enterprise or of any other business enterprise with or into the Trust, or the sale, lease or conveyance of all or substantially all of the assets or business of the Trust, or a statutory share exchange, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

(f) Redemption.

(i) Right of Optional Redemption. The Trust, at its option, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price per Series A Preferred Share (the “Series A Redemption Price”) equal to $1,000.00 plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 6.3(f)(iii) below). If less than all of the outstanding Series A Preferred Shares are to be redeemed, the Series A Preferred Shares to be redeemed may be selected by any equitable method determined by the Trust provided that such method does not result in the creation of fractional shares.

(ii) Limitations on Redemption. Unless full cumulative dividends on all Series A Preferred Shares shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series A Preferred Shares shall be redeemed or otherwise acquired, directly or indirectly, by the Trust unless all outstanding Series A Preferred Shares are simultaneously redeemed or acquired, and the Trust shall not purchase or otherwise acquire, directly or indirectly, any Junior Securities (except by exchange for shares of Junior Securities); provided, however, that the foregoing shall not prevent the purchase by the Trust of shares transferred to a Charitable Beneficiary (as defined below) pursuant to Sections 7.2(a)(ii) and 7.3, in order to ensure that the Trust remains qualified as a real estate investment trust for federal income tax purposes or the purchase or acquisition of Series A Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Shares.

(iii) Rights to Dividends on Shares Called for Redemption. Immediately prior to or upon any redemption of Series A Preferred Shares, the Trust shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Series A Dividend Record Date and prior to the corresponding Series A Dividend Payment Date, in which case each holder of Series A Preferred Shares at the close of business on such Series A Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Series A Dividend Payment Date notwithstanding the redemption of such shares before such Series A Dividend Payment Date.

(iv) Procedures for Redemption.

(A) Upon the Trust’s provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full Series A Redemption Price through such effective date to which each record holder of Series A Preferred Shares is entitled, the Series A Preferred Shares shall be redeemed and shall no longer be deemed outstanding Shares, and all rights of the holders of such Series A Preferred Shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of Series A Preferred Shares at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Trust. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given.

(B) In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Shares may be listed or admitted to trading, such notice shall state: (1) the redemption date; (2) the Series A Redemption Price; (3) the number of Series A Preferred Shares to be redeemed; (4) the place or places where the Series A Preferred Shares are to be surrendered (if so required in the notice) for payment of the Series A Redemption Price (if not otherwise included with the notice); and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Shares held by such holder to be redeemed.

(C) If notice of redemption of any Series A Preferred Shares has been given in accordance with this Section 6.3(f)(iv), then, from and after the redemption date, dividends will cease to accrue on such Series A Preferred Shares, such Series A Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such Series A Preferred Shares will terminate.

(g) Application of Article VII. The Series A Preferred Shares are subject to the provisions of Article VII, including, without limitation, the provisions of Sections 7.2(a)(i) and (ii) and Section 7.3.

(h) Status of Redeemed Shares. Any Series A Preferred Shares that shall at any time have been redeemed or otherwise acquired by the Trust shall, after such redemption or acquisition, have the status of authorized but unissued Series A Preferred Shares which may be issued by the Board of Trustees from time to time at its discretion.

(i) Voting Rights. Except as provided in this Section 6.3, the holders of the Series A Preferred Shares shall not be entitled to vote on any matter submitted to the shareholders of the Trust for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series A Preferred Shares, voting as a separate class, shall be required for (i) authorization or issuance of any equity security of the Trust senior to or on a parity with the Series A Preferred Shares, (ii) any reclassification of the Series A Preferred Shares or (iii) any amendment to the Declaration of Trust, including the terms of the Series A Preferred Shares, whether by merger, consolidation, transfer or conveyance of all or substantially all of the assets of the Trust or otherwise (an “Event”), which amendment materially and adversely affects any right, preference, privilege or voting power of the Series A Preferred Shares or which increases the number of authorized Series A Preferred Shares to a number greater than 1,000; provided, however, that with respect to the occurrence of any Event, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of Series A Preferred Shares receive equity securities of the successor or survivor of such Event with substantially identical rights as the Series A Preferred Shares, taking into account that, after the occurrence of an Event, the Trust may not be the surviving entity or the surviving entity may not be a real estate investment trust, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series A Preferred Shares, and in such case the holders of Series A Preferred Shares shall not have any voting rights with respect to the occurrence of any Event unless the number of authorized Series A Preferred Shares is increased to a number greater than 1,000. Notwithstanding any other provision to the contrary, each Series A Preferred Share held by Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, L.P., Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund H, L.P., each a Delaware limited partnership (collectively, “Yucaipa”), shall be entitled to one vote for every 10 Series A Preferred Shares held by Yucaipa on each matter upon which holders of the Series A Preferred Shares are entitled to vote. Each other Series A Preferred Share (i.e., each Series A Preferred Share not held by Yucaipa) shall entitle the holder thereof to one vote on each matter upon which holders of Series A Preferred Shares are entitled to vote.

(j) Conversion. The Series A Preferred Shares are not convertible into or exchangeable for any other property or securities of the Trust.

(k) Notice of Transfer. Holders of Series A Preferred Shares will be required to give the Trust prior written notice of any proposed transfer of Series A Preferred Shares, which notice must specify the name of the proposed transferee.

Section 6.4 Series B Preferred Shares.

(a) Definitions. For the purpose of this Section 6.4, the following terms shall have the following meanings:

(i) “Group” means a “group” as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, the regulations promulgated thereunder or Schedule 13D promulgated thereunder.

(ii) “IPO” means a firm commitment underwritten initial public offering of the Trust’s Common Shares registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement on Form S-11 or an equivalent registration statement.

(iii) “Liquidation Event” means any voluntary or involuntary liquidation, dissolution or winding up of the Trust. The consolidation or merger of the Trust with or into any other business enterprise or of any other business enterprise with or into the Trust, or the sale, lease or conveyance of all or substantially all of the assets or business of the Trust, or a statutory share exchange, shall not, in and of itself, be deemed to constitute a Liquidation Event.

(iv) “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization or association, estate, trust (including, without limitation, the trustees thereof, in their capacity as such) or other entity.

(v) “Pre-IPO Shareholders Agreement” means that certain Shareholders Agreement, dated as of December 9, 2010, by and among the Trust and the other parties signatory thereto, as it may be amended from time to time until its termination at the Effective Time (as defined in the Shareholders Agreement).

(vi) “Qualified IPO” means an IPO in which (a) the aggregate gross proceeds to the Trust are at least $250,000,000 (before deduction of underwriting discounts, commissions and expenses), and (b) the offering price per Common Share is greater than or equal to 135% of the Series B Conversion Price in effect upon the consummation of such Qualified IPO.

(vii) “Series B Effective Date” means December 15, 2010.

(viii) “Series B Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2011, or if any such day is not a Business Day, then the next succeeding Business Day.

(ix) “Series B Dividend Period” means, with respect to the first dividend period of any Series B Preferred Share, the period from and including the Original Issue Date thereof to and including the first Series B Dividend Payment Date, and with respect to each subsequent Series B Dividend Period, the period from but excluding a Series B Dividend Payment Date to and including the next succeeding Series B Dividend Payment Date or any other date as of which accrued dividends are to be calculated hereunder.

(x) “Series B Dividend Record Date” means, with respect to dividends payable on a Series B Dividend Payment Date, the fifteenth (15th) day of the calendar month preceding the month in which the Series B Dividend Payment Date falls or, with respect to dividends payable on any other date, such other date designated by the Board that is not more than thirty (30) nor less than ten (10) days prior to such payment date.

(xi) “Series B Original Issue Date” means, as to any Series B Preferred Share, the first date on which such Share is issued, such issue date to be contemporaneous with the receipt by the Trust of subscription funds for such Share.

(xii) “Series C Preferred Shares” means the preferred shares of beneficial interest of the Trust, $0.01 par value per share, designated by the Trust as the “Series C Convertible Voting Preferred Shares”.

(b) Designation and Number. (i) 375,000 Preferred Shares are hereby designated as “5.00% Series B Cumulative Convertible Voting Preferred Shares” (the “Series B Preferred Shares”). (ii) The terms and provisions of all Series B Preferred Shares shall be identical in all respects. So long as the CM Shareholder (as such term is defined in the Pre-IPO Shareholders Agreement) holds Preferred Shares, the foregoing clause (ii) shall not be amended without the written consent of the CM Shareholder.

(c) Rank. The Series B Preferred Shares shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all Junior Securities, and (ii) junior to the Series A Preferred Shares.

(d) Dividends.

(i) Dividends Generally. Subject to the terms and conditions of this Section 6.4(d), each holder of outstanding Series B Preferred Shares shall be entitled to receive dividends pursuant to Section 6.4(d)(i)(A) (“Series B Fixed Dividends”) and Section 6.4(d)(i)(B) (“Series B Participation Dividends”), in accordance with the following provisions and at the following specified times:

(A) Series B Fixed Dividends. When, as and if the Board of Trustees authorizes and the Trust declares, out of funds legally available for the payment of dividends in cash, the Trust shall pay cumulative preferential dividends per Series B Preferred Share at the rate of 5.00% per annum on the total of $1,000 plus all accumulated and unpaid dividends thereon (including, without limitation, pursuant to Section 6.4(d)(iv)). Series B Fixed Dividends shall accrue on a daily basis from the Series B Original Issue Date, and shall be payable quarterly in arrears on or before each applicable Series B Dividend Payment Date. Any Series B Fixed Dividend payable on the Series B Preferred Shares for any whole or partial Series B Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Series B Fixed Dividends (or any portion thereof) paid in cash shall be payable to holders of record of the Series B Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the applicable Series B Dividend Record Date. Any Series B Fixed Dividend (or any portion thereof) that is not paid in cash on the applicable Series B Dividend Payment Date (whether due to the Trust’s election not to pay such dividend in cash, its inability to pay such dividend in cash, the failure of the Board to declare such dividend or otherwise) shall automatically, and without any action on the part of the Trust, accrue and be included in the Series B Accrued Amount (as defined below) on such Series B Dividend Payment Date.

(B) Series B Participation Dividends. When, as and if the Board of Trustees authorizes and the Trust declares a dividend in respect of the Common Shares, out of funds legally available for the payment of dividends, the Trust shall declare and pay dividends per Series B Preferred Share in an amount and in a kind (whether in cash, securities or other property) equal to and equivalent to that which the holder of such Series B Preferred Share would have received had such holder held the number of Common Shares into which such Series B Preferred Share could be converted on the record date for such dividend with respect to the Common Shares or, if no record date for such dividend has been established, on the date of payment of such dividend. Series B Participation Dividends shall be payable to the holders of record of the Series B Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the record date for such dividend with respect to the Common Shares or, if no record date for such dividend has been established, on the date of payment of such dividend; provided, however, that if the Trust declares and pays a dividend or makes a distribution on the Common Shares consisting in whole or in part of Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (“Common Shares Equivalents”), then no such Series B Participation Dividend shall be payable in respect of the Series B Preferred Shares on account of the portion of such dividend or distribution on the Common Shares payable in Common Shares or Common Shares Equivalents, and in lieu thereof, the applicable adjustment in Section 6.4(i)(v) shall apply.

(ii) Special Dividend in Connection with Dividend Shortfalls. With respect to each fiscal year of the Trust beginning in the Trust’s 2011 fiscal year and each full fiscal year thereafter, if the Trust has declared Series B Participation Dividends for any such year for a Series B Preferred Share outstanding as of the first day of such year of less than the Minimum Series B Participation Dividend (as defined below) (any such shortfall, a “Series B Dividend Shortfall”), then promptly following such determination by the Trust (but in no event later than February 1 of the immediately following fiscal year), the Trust shall declare and pay or accrue an additional dividend with respect to such Series B Preferred Share in an amount equal to the Series B Dividend Shortfall. Dividends declared and paid in cash as a result of a Series B Dividend Shortfall shall be payable to holders of record of the Series B Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the last day of the applicable fiscal year. Any dividend pursuant to this Section 6.4(d)(ii) (or any portion thereof) that is not paid in cash (whether due to the Trust’s election not to pay such dividend in cash, its inability to pay such dividend in cash, the failure of the Board to declare such dividend or otherwise) shall automatically, and without any action on the part of the Trust, accrue and be included in the Series B Accrued Amount. The holders of the Series B Preferred Shares, acting by the affirmative vote of a majority of the votes entitled to be cast, with all such holders voting as a single class, may waive the rights of the holders of Series B Preferred Shares under this Section 6.4(d)(ii) as to any fiscal year of the Trust. The provisions of this Section 6.4(d)(ii) shall terminate and be of no further force and effect upon the consummation of an IPO, so long as in connection therewith the Series B Preferred Shares convert to Common Shares pursuant to Section 6.4(i)(viii)(A)(i) or to Series C Preferred Shares pursuant to 6.4(i)(viii)(A)(ii). As used in this Section. 6.4(d)(ii), “Minimum Series B Participation Dividend” means, with respect to a Series B Preferred Share for any fiscal year, an amount equal to 2.5% of the Series B Liquidation Preference thereof as of the first day of such year.

(iii) No dividends on the Series B Preferred Shares shall be declared by the Trust or paid or set apart for payment by the Trust at any time that the terms and provisions of any written agreement between the Trust and any party that is not an affiliate of the Trust, including, without limitation, any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by law.

(iv) Notwithstanding the provisions of Section 6.4(d)(iii) above, dividends on the Series B Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 6.4(d)(iii) above at any time prohibit the current declaration, payment or setting apart of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared. Accrued but unpaid dividends (whether or not declared) on each Series B Preferred Share shall (x) accrue daily and (y) accumulate and be included in the Series B Accrued Amount thereof as of (a) each Series B Dividend Payment Date or the date on which they otherwise first become payable, or (b) the effective date of any (i) liquidating distribution with respect thereto under Section 6.4(e), (ii) redemption thereof under Section 6.4(f) or (iii) conversion thereof under Section 6.4(i).

(v) Unless any and all accrued but unpaid dividends for past Series B Dividend Periods and any outstanding Series B Dividend Shortfall on all outstanding Series B Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, no dividends (other than in shares of Junior Securities) shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any shares of Junior Securities (other than dividends on Common Shares for which equivalent Series B Participation Dividends are paid), and no shares of Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Securities) by the Trust (except by conversion into or exchange for other shares of Junior Securities and except for transfers, redemptions or purchases made pursuant to the provisions of Sections 7.2(a)(ii) and 7.3).

(vi) Whether or not dividends are paid in full or a sum sufficient for such full payment is set apart on the Series B Preferred Shares, all dividends declared upon the Series B Preferred Shares shall be declared and paid pro rata based on the number of Series B Preferred Shares then outstanding.

(vii) Any dividend made on the Series B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series B Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full accrued but unpaid dividends on the Series B Preferred Shares as specified in this Section 6.4(d).

(e) Series B Liquidation Preference.

(i) Upon any Liquidation Event, before any payment or distribution of the Trust’s property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series B Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to its shareholders and after payment or provision for payment of the debts and other liabilities of the Trust

(including, without limitation, liquidation payments to any series of senior equity securities), a liquidation preference (the “Series B Liquidation Preference”) per Series B Preferred Share in an amount equal to the greater of: (a) the sum of (i) $1,000 plus (ii) all accrued and unpaid dividends thereon through and including the date of payment, including, without limitation, all dividends accrued thereon pursuant to Section 6.4(d)(iv) as of such date (such sum, the “Series B Accrued Amount”), and (b) the payment that would be paid in connection with such Liquidation Event in respect of the number of Common Shares into which such Series B Preferred Share could be converted as of the effective date of such Liquidation Event, before any distribution is made to holders of any Junior Securities. In the event that the Trust elects to set apart the Series B Liquidation Preference for payment, the Series B Preferred Shares shall remain outstanding until the holders thereof are paid the full Series B Liquidation Preference, which payment shall be made no later than immediately prior to the Trust making its final liquidating distribution on the Common Shares.

(ii) In the event that, upon any such Liquidation Event, the available assets of the Trust are insufficient to pay the full amount of the Liquidation Preference on all outstanding Series B Preferred Shares, then the holders of the Series B Preferred Shares shall share ratably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

(iii) After payment of the full amount of the Series B Liquidation Preference to which holders of the Series B Preferred Shares are entitled (whether pursuant to Section 6.4(e)(i) or Section 6.4(e)(ii)), the holders of Series B Preferred Shares shall have no right or claim under this Declaration of Trust to any of the remaining assets of the Trust.

(iv) Upon the Trust’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check in the amount of the full Series B Liquidation Preference to which each record holder of Series B Preferred Shares is entitled (whether pursuant to Section 6.4(e)(i) or Section 6.4(e)(ii)), the Series B Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares under this Declaration of Trust shall terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series B Preferred Shares at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Trust.

(f) Redemption at the Option of the Holders.

(i) Each holder of Series B Preferred Shares, at its option, upon the occurrence of any Series B Redemption Event (as defined below), may require the Trust to redeem, in whole or in part, the Series B Preferred Shares at the time held by such holder, upon written notice duly given as provided and at the times required in Section 6.4(f)(v), at a redemption price (the “Series B Redemption Price”) equal to (a) in the case of any Series B Redemption Event (other than arising in a Change of Control (as defined below)) the then current Series B Accrued Amount, payable, at the Trust’s option, in cash (which may be paid, subject to the Pre-IPO Shareholders Agreement, with the proceeds from the issuance of Common Shares or other Junior Securities) or in Common Shares valued at their Market Price (as defined in Article VII), or (b) in the case of a Series B Redemption Event arising in a Change of Control, 101% of the then current Series B Liquidation Preference, payable in cash; provided, that, (x) solely for purposes of determining the Series B Liquidation Preference in connection with this clause (b), such Change of Control shall be deemed a Liquidation Event, and (y) the minimum number of Series B Preferred Shares that a holder may require the Trust to redeem at any time shall be the lesser of (1) 75,000 Series B Preferred Shares in the aggregate with affiliates of such holder (subject to adjustment in connection with the actions of the type described in Section 6.4(i)(v)) and (2) the total number of Series B Preferred Shares held by such holder at such time. The Series B Redemption Price for any Series B Preferred Shares shall be payable on the redemption date to the holder of such Series B Preferred Shares against surrender of the certificate(s) evidencing such Shares to the Trust or its transfer agent or, if the holder notifies the Trust or its transfer agent that such certificates have been lost, stolen or destroyed, execution and delivery of an agreement reasonably satisfactory to the Trust to indemnify the Trust from any loss incurred by it in connection with such lost, stolen or destroyed certificates.

(ii) Within 30 days of the occurrence of a Change of Control, the Trust shall send written notice (a “Series B Change of Control Notice”) to the holders of record of the Series B Preferred Shares as of the effective date of such Change of Control, stating that a Change of Control has occurred and informing such holders that they may, at their election, tender their Series B Preferred Shares for redemption in accordance with the terms and provisions of this Section 6.4(f).

(iii) Any declared but not yet payable dividends payable on a redemption date that occurs subsequent to the Series B Dividend Record Date for a Series B Dividend Period or a record date for a dividend pursuant to Section 6.4(d)(i)(B) or Section 6.4(d)(ii) shall be paid to the holder of record of the redeemed Series B Preferred Shares on such Series Dividend Record Date relating to the Series B Dividend Payment Date or such record date, as applicable, regardless of whether such holder of record is the holder entitled to receive the Series B Redemption Price on the redemption date (and any such amount shall be deducted from the Series B Redemption Price).

(iv) The Series B Preferred Shares shall not be subject to any sinking fund or to any mandatory redemption or similar provisions except as set forth in this Section 6.4(f).

(v) Notice of every redemption of Series B Preferred Shares shall be given by the applicable holder(s) in writing delivered to the Trust at its principal office, together with written instructions regarding the number of Series B Preferred Shares for which redemption rights are being exercised pursuant to this Section 6.4(f) and surrender of the certificates evidencing the Series B Preferred Shares being redeemed, properly endorsed for transfer, and the redemption date therefor shall be the date that the Trust duly receives such notice and certificate(s). Promptly following such due receipt of such notice and certificate(s), the Trust shall promptly pay the Series B Redemption Price and any other amounts payable under this Section 6.4(f). Such notice shall be given not later than (a) in the case of any Series B Redemption Event (other than a Change of Control), thirty (30) days after the occurrence of the applicable Series B Redemption Event, or (b) in the case of a Series B Redemption Event arising due to a Change of Control, thirty (30) days after receipt of the Series B Change of Control Notice. If such notice is not duly given within such thirty (30)-day period by any holder, then such holder’s right to require the Trust to redeem the Series B Preferred Shares held by such holder shall be deemed to be irrevocably waived until the next succeeding Series B Redemption Event with respect to the Series B Preferred Shares.

(vi) If fewer than all the Series B Preferred Shares evidenced by any certificate are redeemed, a new certificate shall be issued evidencing the unredeemed Shares without charge to the holder thereof.

(vii) As used in this Section 6.4(f), (a) “Series B Redemption Event” means the occurrence of (1) the tenth (10th) anniversary of the Series B Effective Date and each subsequent anniversary thereafter, or (2) a Change of Control, and (b) “Change of Control” means the acquisition (whether by reclassification, merger, consolidation, reorganization or otherwise) by any Person or Persons constituting a Group of Control or ownership, directly or indirectly, beneficially or of record, of more than 50% of the Common Shares on a fully diluted basis, including all outstanding securities convertible into or exchangeable or exercisable for Common Shares on an as- converted or as-exercised basis (including, without limitation, the Series B Preferred Shares and outstanding options and warrants exercisable for Common Shares) (the “Fully Diluted Common Shares”), unless immediately following such acquisition The Yucaipa Companies, LLC or its affiliates Control or own, directly or indirectly, beneficially or of record, more than 50% of the Fully Diluted Common Shares.

(g) Status of Redeemed Shares. Any Series B Preferred Shares that shall at any time have been redeemed or otherwise acquired by the Trust (pursuant to Section 6.4(f) or otherwise) shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares which may be issued by the Board from time to time at its discretion.

(h) Voting Rights.

(i) Except as otherwise expressly provided herein and subject to the terms of the Pre-IPO Shareholders Agreement, the Series B Preferred Shares shall have equivalent voting rights as the Common Shares, and shall not vote as a separate class, at any annual or special meeting of the shareholders of the Trust, and may act by written consent, in either case upon the following basis: each holder of Series B Preferred Shares shall be entitled to such number of votes as shall be equal to the whole number of Common Shares into which such holder’s aggregate Series B Preferred Shares are convertible as of the record date fixed for such meeting or the effective date of such written consent.

(ii) Subject to the Pre-IPO Shareholders Agreement and the last sentence of Section 6.4(b) hereof, any amendment to this Section 6.4 may be made only with the affirmative vote of (A) at least a majority of the Trustees of the Board and (B)

holders of a majority of the outstanding Series B Preferred Shares, and holders of shares of any other class or series, including Common Shares, shall not be entitled to vote thereon.

(iii) Subject to the Pre-IPO Shareholders Agreement, the Trust shall not, without the prior consent or approval of holders of a majority of the outstanding Series B Preferred Shares: (A) amend, alter, repeal or amend and restate the Declaration of Trust or Bylaws (whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner which would adversely affect the rights, privileges or preferences of the Series B Preferred Shares, or (B) authorize, issue or otherwise create any capital stock or Shares (or securities convertible into or exchangeable or exercisable for capital stock or Shares) other than Junior Securities (or securities convertible into or exchangeable or exercisable for Junior Securities).

(i) Conversion. The Series B Preferred Shares shall be convertible into Common Shares in accordance with the provisions of this Section 6.4(i).

(i) Optional Conversion. Subject to and in compliance with the provisions of this Section 6.4(i), any Series B Preferred Share may, at the option of the holder, be converted at any time into fully paid and nonassessable Common Shares. The number of Common Shares to which a holder of Series B Preferred Shares shall be entitled upon conversion shall be the product obtained by multiplying the Series B Conversion Rate then in effect (determined as provided in Section 6.4(i)(ii)) by the number of Series B Preferred Shares being converted.

(ii) Series B Conversion Rate. The “Series B Conversion Rate” in effect at any time for conversion of the Series B Preferred Shares shall be the quotient obtained by dividing the then current Series B Accrued Amount by the then current Series B Conversion Price (determined as provided in Section 6.4(i)(iii)).

(iii) Series B Conversion Price. The “Series B Conversion Price” for the Series B Preferred Shares initially shall be $11.2815. The Series B Conversion Price shall be adjusted from time to time in accordance with this Section 6.4(i). All references herein to the Series B Conversion Price shall mean the Series B Conversion Price as so adjusted.

(iv) Mechanics of Conversion. Each holder of any Series B Preferred Shares who desires to convert the same into Common Shares pursuant to this Section 6.4(i) shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Trust or any transfer agent for the Series B Preferred Shares and shall give written notice to the Trust at such office that such holder elects to convert the same. Such notice shall state the number of Series B Preferred Shares being converted. Thereupon, the Trust shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of Common Shares to which such holder is entitled and shall promptly pay (in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares, based on the Market Price thereof as of the date of such conversion) any declared but not yet payable Series B Participation

Dividends or other cash dividends on the Series B Preferred Shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender by the holder thereof of the certificates evidencing the Series B Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares as of such date.

(v) Adjustments.

(A) Share Splits; Subdivisions; Dividends; Distributions. In the event the Trust should at any time or from time to time on or after the Series B Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the making of a dividend or other distribution to all holders of Common Shares payable in additional Common Shares or Common Shares Equivalents without payment of any consideration by such holder for the additional Common Shares or the Common Shares Equivalents (including, without limitation, the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the then current Series B Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each Series B Preferred Share shall be increased in proportion to such increase of the aggregate number of Common Shares outstanding.

(B) Reverse Share Splits. If the number of Common Shares outstanding at any time on or after the Series B Effective Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the then current Series B Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each Series B Preferred Share shall be decreased in proportion to such decrease of the aggregate number of Common Shares outstanding.

(C) Recapitalization Event. If at any time or from time to time on or after the Series B Effective Date there shall be a recapitalization, reclassification, or reorganization of the Common Shares or a merger or consolidation of the Trust with and into another entity in which the Trust does not survive (other than a subdivision or combination provided for elsewhere in this Section 6.4(i)) or the Trust shall be party to a share exchange in which Common Shares are exchanged for other securities (any such event, a “Recapitalization Event”), provision shall be made so that the holders of the Series B Preferred Shares shall thereafter be entitled to receive upon conversion of such Series B Preferred Shares the number of Shares or other securities or cash or other property of the Trust or otherwise, to which a holder of the number of Common Shares deliverable upon conversion of the Series B Preferred Shares held by such holder would have been entitled after such Recapitalization Event if immediately prior thereto such holder had converted its Series B Preferred Shares into Common Shares. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6.4(i)(v)(C) with respect to the rights of the holders of the Series B Preferred Shares after the Recapitalization Event to the end that the provisions of this Section 6.4(i)(v)(C) (including adjustment of the Series B Conversion Price then in effect and the number of Common Shares into which the Series B Preferred Shares are convertible) shall be applicable after that event as nearly equivalent as may be practicable. The Trust shall not effect any such Recapitalization Event unless, prior to the consummation thereof, the successor Person resulting from such Recapitalization Event, shall assume, by written instrument, the obligation to deliver to the holders of the Series B Preferred Shares upon conversion such number of Shares or other securities or cash or other property, which, in accordance with the foregoing provisions, such holders of the Series B Preferred Shares shall be entitled to receive upon such conversion.

(D) Other Anti-Dilution Provisions. If the Trust issues any securities on or after the Series B Effective Date containing provisions protecting the holders thereto against dilution in any manner more favorable to such holders thereof than those set forth in this Section 6.4, such more favorable portions thereof shall be deemed to be incorporated herein as if fully set forth in this Section 6.4, and to the extent inconsistent with any provisions of this Section 6.4, shall be deemed to be substituted therefor.

(E) Successive Adjustments. Any adjustment made pursuant to this Section 6.4(i)(v) shall be made successively whenever an event referred to herein shall occur.

(vi) Fractional Shares and Certificates as to Adjustments.

(A) All Common Shares (including fractions thereof) issuable upon conversion of more than one Series B Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Trust (at its option) may, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Market Price on the date of conversion.

(B) Upon the occurrence of each adjustment or readjustment of any Series B Conversion Price pursuant to Section 6.4(i)(v), the Trust, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Shares whose Series B Conversion Price was adjusted or readjusted a certificate (or other notice) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustments or readjustment is based. The Trust shall, upon the written request at any time of any holder of Series B Preferred Shares, furnish or cause to be furnished to such holder a like certificate (or other notice) setting forth (i) such adjustment and readjustment, (ii) the Series B

Conversion Price at the time in effect, and (iii) the number of Common Shares and the amount, if any, of other property that at any time would be received upon the conversion of a Series B Preferred Share.

(vii) Notices of Record Dates. Upon any acquisition of the Trust, any action of the type described in Section 6.4(i)(v), any sale of all or substantially all of the assets of the Trust, or any voluntary Liquidation Event, the Trust shall mail to each holder of Series B Preferred Shares at least twenty (20) days prior to the record date specified therein a notice specifying (i) the date on which any such acquisition, action of the type described in Section 6.4(i)(v), asset sale, or voluntary Liquidation Event is expected to become effective, and (ii) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such acquisition, action of the type described in Section 6.4(i)(v), asset sale, or voluntary Liquidation Event.

(viii) Automatic Conversion.

(A) Each Series B Preferred Share shall automatically be converted (i) into Common Shares based on the then effective Series B Conversion Rate immediately upon the consummation of a Qualified IPO, or (ii) into one (1) Series C Preferred Share upon the consummation of any IPO that is not a Qualified IPO (any event referred to in (i) or (ii), a “Series B Automatic Conversion Event”). The Trust shall promptly notify the holders of Series B Preferred Shares in writing of the occurrence of a Series B Automatic Conversion Event; provided, that, the Trust’s failure to provide such notice, or its failure to be received, shall not alter or affect the automatic conversion of the Series B Preferred Shares occurring in connection therewith, except to the extent that the holders of Series B Preferred Shares are prejudiced thereby. Upon a Series B Automatic Conversion Event described in this Section 6.4(i)(viii)(A), any declared but not yet payable Series B Participation Dividend or other cash dividends with respect to the Series B Preferred Shares shall be paid in accordance with the provisions of Section 6.4(i)(iv).

(B) Upon a Series B Automatic Conversion Event, the outstanding Series B Preferred Shares shall be converted automatically without any further action by the holders thereof or by the Trust and whether or not the certificates evidencing such Shares are surrendered to the Trust or its transfer agent; provided, that, the Trust shall not be obligated to issue certificates evidencing the Common Shares or Series C Preferred Shares, as applicable, issuable upon such conversion unless the certificates evidencing such Series B Preferred Shares are delivered to the Trust or its transfer agent as provided below, or the holder notifies the Trust or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Trust to indemnify the Trust from any loss incurred by it in connection with such certificates. Upon receipt of notice of the occurrence of a Series B Automatic Conversion Event, the holders of Series B Preferred Shares shall promptly surrender the certificates evidencing such shares at the office of the Trust or any transfer agent for the Series B Preferred Shares. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares or Series C Preferred Shares, as applicable, to which such holder is entitled in connection with such Series B Automatic Conversion Event.

(ix) Reservation of Shares Issuable Upon Conversion or Adjustment. The Trust shall at all times reserve and keep available (i) out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion or adjustment of the Series B Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion or adjustment of all then outstanding Series B Preferred Shares in compliance with this Section 6.4 and (ii) out of its authorized but unissued Series C Preferred Shares solely for the purpose of effecting the conversion of the Series B Preferred Shares in compliance with Section 6.4(i)(viii), such number of Series C Preferred Shares as shall from time to time be sufficient to effect the conversion of all then outstanding Series B Preferred Shares in compliance with Section 6.4(i)(viii). If at any time the number of authorized but unissued Common Shares or Series C Preferred Shares, as applicable, shall not be sufficient to effect the conversion or adjustment of all then outstanding Series B Preferred Shares, the Trust shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares or Series C Preferred Shares, as applicable, to such number as shall be sufficient for such purpose.

(x) No Dilution or Impairment. The Trust shall not, by amendment to the Declaration of Trust or other governing documents or by participating in any transfer of assets, voluntary Liquidation Event, action contemplated by Section 6.4(f)(v) or taking any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Trust, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of holders of the Series B Preferred Shares against impairment.

(j) Preemptive Rights.

(i) Each holder of Series B Preferred Shares shall have the right to purchase its Pro Rata Amount (as defined below) of any New Securities (as defined below) that the Trust may, from time to time, propose to sell and issue. In the event the Trust proposes to issue any New Securities, it shall give all holders of Series B Preferred Shares written notice, at their last addresses as they shall appear in the share register, at least thirty (30) days before such issuance, describing the New Securities, the price and number of shares (or principal amount) and the general terms upon which the Trust proposes to issue the same. Each such holder shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to the amount of New Securities equal to such holder’s Pro Rata Amount of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Trust at its principal office or such other address as may be specified by the Trust in its written notice to the holders, of such holder’s intention to purchase such New Securities at the initial closing of the sale of New Securities and the number of such New Securities that such holder intends to purchase.

(ii) If a holder of Series B Preferred Shares fails to exercise in full its right of participation within said thirty (30) day period as set forth in Section 6.4(j)(i) above, the Trust shall have one hundred eighty (180) days thereafter to sell additional amounts of New Securities as to which such holder’s option was not exercised, at the same price as specified in the Trust’s notice and upon terms (other than price) no more favorable in any material respect to the buyer thereof than the terms specified in the Trust’s notice. The Trust shall not issue or sell any additional amounts of New Securities after the expiration of such one hundred eighty (180)-day period without first offering such securities to the holders of Series B Preferred Shares in the manner provided in Section 6.4(j)(i) above.

(iii) For purposes of this Section 6.4(j), the term “Pro Rata Amount” means, at any time, with respect to any holder of Series B Preferred Shares, the ratio of (a) the number of Common Shares into which the Series B Preferred Shares held by such holder are then convertible, to (b) the total number of Common Shares of the Trust outstanding (on a fully diluted basis), including all outstanding securities convertible into or exchangeable or exercisable for Common Shares on an as-converted or exercised basis (including, without limitation, the Series B Preferred Shares and outstanding options and warrants exercisable for Common Shares); and “New Securities” means any Shares of the Trust, whether or not now authorized, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for Shares, other than (1) the Series B Preferred Shares issued on the Series B Effective Date and Common Shares issued upon conversion thereof, (2) Common Shares and/or options, warrants or other Common Share purchase rights, and the Common Shares issued pursuant to such options, warrants or other rights issued or to be issued to employees, officers or directors of, or consultants to the Trust or any subsidiary of the Trust pursuant to share purchase or share option plans or other arrangements approved by the Board and in compliance with the Pre-IPO Shareholders Agreement; (3) securities issued as consideration for the Trust’s bona fide arms-length acquisition of another business enterprise by merger, purchase of all or substantially all assets, purchase of shares, or other reorganization in compliance with the Pre-IPO Shareholders Agreement; (4) Common Shares issued upon the exchange or conversion of equity interests in Americold Realty Operating Partnership, L.P. or its successor; (5) securities issued in any share split, share dividend or recapitalization of the Trust for which an adjustment is made to the terms of conversion of the Series B Preferred Shares under Section 6.4(i); (6) securities issued and sold by means of an IPO in compliance with the Pre-IPO Shareholders Agreement; and (7) Series A Preferred Shares not to exceed $200,000 in aggregate liquidation preference at any time outstanding.

(iv) The preemptive rights provided for in this Section 6.4(j) shall terminate and be of no further force and effect from and after the consummation of any IPO.

Section 6.5 Series C Preferred Shares.

(a) Definitions. For the purpose of this Section 6.5, the following terms shall have the following meanings:

(i) “First Full Calendar Year” means the first full calendar year of the Trust following the Series C Conversion Date.

(ii) “Group” has the meaning ascribed to such term in Section 6.4(a)(i).

(iii) “IPO” has the meaning ascribed to such term in Section 6.4(a)(ii).

(iv) “Liquidation Event” has the meaning ascribed to such term in Section 6.4(a)(iii).

(v) “Original Issue Date” means, as to any Series C Preferred Share, the first date on which such Share is issued.

(vi) “Person” has the meaning ascribed to such term in Section 6.4(a)(iv).

(vii) “Pre-IPO Shareholders Agreement” has the meaning ascribed to such term in Section 6.4(a)(v).

(viii) “Qualified IPO” means an IPO in which (a) the aggregate gross proceeds to the Trust are at least $250,000,000 (before deduction of underwriting discounts, commissions and expenses), and (b) the offering price per Common Share is greater than or equal to 135% of the Series B Conversion Price in effect upon the consummation of such Qualified IPO.

(ix) “Series B Accrued Amount” means the Series B Accrued Amount (as defined in Section 6.4(e)(i)) of each Series B Preferred Share immediately prior to the conversion thereof to a Series C Preferred Share.

(x) “Series B Effective Date” has the meaning ascribed to such term in Section 6.4(a)(vi).

(xi) “Series C Accrued Amount” means the Series B Accrued Amount plus all accrued and unpaid dividends on each Series C Preferred Share through and including the date of payment, including, without limitation, all dividends accrued thereon pursuant to Section 6.5(d) as of such date, it being agreed and understood that, without duplication, all accrued and unpaid dividends included in the Series B Accrued Amount of each Series B Preferred Share as of the Series C Conversion Date therefor shall, for all purposes hereunder, be deemed to be accrued and unpaid dividends on the Series C Preferred Share into which such Series B Preferred Share is converted.

(xii) “Series C Conversion Date” means the consummation date of an IPO that is not a Qualified IPO.

(xiii) “Series C Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year, commencing on the first such date following the Series C Conversion Date, or if any such day is not a Business Day, then the next succeeding Business Day.

(xiv) “Series C Dividend Period” means, with respect to the first dividend period of any Series C Preferred Share, the period from and including the Original Issue Date thereof to and including the first Series C Dividend Payment Date, and with respect to each subsequent Series C Dividend Period, the period from but excluding a Series C Dividend Payment Date to and including the next succeeding Series C Dividend Payment Date or any other date as of which accrued dividends are to be calculated hereunder.

(xv) “Series C Dividend Record Date” means, with respect to dividends payable on a Series C Dividend Payment Date, the fifteenth (15th) day of the calendar month preceding the month in which the Series C Dividend Payment Date falls or, with respect to dividends payable on any other date, such other date designated by the Board that is not more than thirty (30) nor less than ten (10) days prior to such payment date.

(b) Designation and Number. (i) 375,000 Preferred Shares are hereby designated as “Series C Cumulative Convertible Voting Preferred Shares” (the “Series C Preferred Shares”). (ii) The terms and provisions of all Series C Preferred Shares shall be identical in all respects. So long as the CM Shareholder (as such term is defined in the Pre-IPO Shareholders Agreement) holds Series C Preferred Shares or Common Shares issued upon conversion thereof, the foregoing clause (ii) shall not be amended without the written consent of the CM Shareholder.

(c) Rank. The Series C Preferred Shares shall, with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all Junior Securities, and (ii) junior to the Series A Preferred Shares.

(d) Dividends.

(i) Dividends Generally. Subject to the terms and conditions of this Section 6.5(d)(i), each holder of outstanding Series C Preferred Shares shall be entitled to receive either (but not both) (x) dividends pursuant to
Section 6.5(d)(i)(A) (“Series C Participation Dividends”); or (y) if determined prior to the Series C Conversion Date pursuant to Section 4.9 of the Pre-IPO Shareholders Agreement, dividends pursuant to Section 6.5(d)(i)(B) (“Series C Fixed Dividends” and, either (x) or (y), as applicable, the “Applicable Dividend”).

(A) Series C Participation Dividends. When, as and if the Board authorizes and the Trust declares a dividend in respect of the Common Shares, out of funds legally available for the payment of dividends, the Trust shall declare and pay dividends per Series C Preferred Share in an amount and in a kind (whether in cash, securities or other property) equal to and equivalent to that which the holder of such Series C Preferred Share would have received had such holder held the number of Common Shares into which such Series C Preferred Share could be converted on the record date for such dividend with respect to the Common Shares or, if no record date for such dividend has been established, on the date of payment of such dividend. Series C Participation Dividends shall be payable to the holders of record of the Series C Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the record date for such dividend with respect to the Common Shares or, if no record date for such dividend has been established, on the date of payment of such dividend; provided, however, that if the Trust declares and pays a dividend or makes a distribution on the Common Shares consisting in whole or in part of Common Shares or Common Shares Equivalents (as defined below), then no such Series C Participation Dividend shall be payable in respect of the Series C Preferred Shares on account of the portion of such dividend or distribution on the Common Shares payable in Common Shares or Common Shares Equivalents, and in lieu thereof, the applicable adjustment in Section 6.5(i)(v) shall apply.

(B) Series C Fixed Dividends. When, as and if the Board authorizes and the Trust declares, out of funds legally available for the payment of dividends in cash, the Trust shall pay cumulative preferential dividends per Series C Preferred Share at the rate of 5.00% per annum on the total of $1,000 plus all accumulated and unpaid dividends thereon (including, without limitation, pursuant to Section 6.5(d)(iv)). Series C Fixed Dividends shall accrue on a daily basis from the Series C Original Issue Date of each Series C Preferred Share, and shall be payable quarterly in arrears on or before each applicable Series C Dividend Payment Date. Any Series C Fixed Dividend payable on the Series C Preferred Shares for any whole or partial Series C Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Series C Fixed Dividends (or any portion thereof) paid in cash shall be payable to holders of record of the Series C Preferred Shares as they appear in the share transfer records of the Trust at the close of business on the applicable Series C Dividend Record Date. Any Series C Fixed Dividend (or any portion thereof) that is not paid in cash on the applicable Series C Dividend Payment Date (whether due to the Trust’s election not to pay such dividend in cash, its inability to pay such dividend in cash, the failure of the Board to declare such dividend or otherwise) shall automatically, and without any action on the part of the Trust, accrue and be included in the Series C Accrued Amount on such Series C Dividend Payment Date.

(ii) No dividends on the Series C Preferred Shares shall be declared by the Trust or paid or set apart for payment by the Trust at any time that the terms and provisions of any written agreement between the Trust and any party that is not an affiliate of the Trust, including, without limitation, any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by law.

(iii) Notwithstanding the provisions of Section 6.5(d)(ii), dividends on the Series C Preferred Shares shall accrue whether or not the terms and provisions set forth in Section 6.5(d)(ii) above at any time prohibit the current declaration, payment or setting apart of dividends, whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared. Accrued but unpaid dividends (whether or not declared) on each Series C Preferred Share shall (x) accrue daily and (y) accumulate and be included in the Series C Accrued Amount thereof as of (a) each Series C Dividend Payment Date or the date on which they otherwise first become payable, or (b) the effective date of any (i) liquidating distribution with respect thereto under Section 6.5(e), (ii) redemption thereof under Section 6.5(f) or (iii) conversion thereof under Section 6.5(i).

(iv) Unless any and all accrued but unpaid dividends for past Series C Dividend Periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, no dividends (other than in shares of Junior Securities) shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any shares of Junior Securities (other than dividends on Common Shares for which equivalent Series C Participation Dividends are paid), nor shall any shares of Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Junior Securities) by the Trust (except by conversion into or exchange for other shares of Junior Securities and except for transfers, redemptions or purchases made pursuant to the provisions of Sections 7.2(a)(ii) and 7.3).

(v) Whether or not dividends are paid in full or a sum sufficient for such full payment is set apart on the Series C Preferred Shares, all dividends declared upon the Series C Preferred Shares shall be declared and paid pro rata based on the number of Series C Preferred Shares then outstanding.

(vi) Any dividend made on the Series C Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series C Preferred Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full accrued but unpaid dividends on the Series C Preferred Shares as specified in this Section 6.5(d).

(vii) Dividend Election Reversal. If requested in writing by the holders of a majority of the outstanding Series C Preferred Shares (a “Meeting Request”), delivered to the Trust at any time not later than September 30 of the First Full Calendar Year, the Trust shall promptly (but in no event later than December 15 of such year) call a meeting of the holders of the Series C Preferred Shares and, at such meeting, the holders of the Series C Preferred Shares, by the affirmative vote of a majority of the votes entitled to be cast, with all such holders voting as a single class, shall have the right to change the Applicable Dividend from Series C Fixed Dividends to Series C Participation Dividends or from Series C Participation Dividends to Series C Fixed Dividends, as applicable. Any such change of the Applicable Dividend shall apply to all Series C Preferred Shares and shall be irrevocable. Any such change of the Applicable Dividend shall be effective as of the January 1 immediately following the date on which the holders of Series C Preferred Shares delivered the Meeting Request. The right of the holders of a majority of the outstanding Series C Preferred Shares to making a Meeting Request (and the right to change the Applicable Dividend as set forth in this Section) may be exercised only once and shall thereafter expire.

(e) Liquidation Preference.

(i) Upon any Liquidation Event, before any payment or distribution of the Trust’s property or assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of Series C Preferred Shares then outstanding shall be entitled to be paid, or have the Trust declare and set apart for payment, out of the assets of the Trust legally available for distribution to its shareholders and after payment or provision for payment of the debts and other liabilities of the Trust (including, without limitation, liquidation payments to any series of senior equity securities), a liquidation preference (the “Series C Liquidation Preference”) per Series C Preferred Share in an amount equal to the greater of: (a) the Series C Accrued Amount and (b) the payment that would be paid in connection with such Liquidation Event in respect of the number of Common Shares into which such Series C Preferred Share could be converted as of the effective date of such Liquidation Event, before any distribution is made to holders of any Junior Securities. In the event that the Trust elects to set apart the Series C Liquidation Preference for payment, the Series C Preferred Shares shall remain outstanding until the holders thereof are paid the full Series C Liquidation Preference, which payment shall be made no later than immediately prior to the Trust making its final liquidating distribution on the Common Shares.

(ii) In the event that, upon any such Liquidation Event, the available assets of the Trust are insufficient to pay the full amount of the Liquidation Preference on all outstanding Series C Preferred Shares, then the holders of the Series C Preferred Shares shall share ratably in any such distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

(iii) After payment of the full amount of the Liquidation Preference to which holders of the Series C Preferred Shares are entitled (whether pursuant to Section 6.5(e)(i) or Section 6.5(e)(ii)), the holders of Series C Preferred Shares shall have no right or claim under this Declaration of Trust to any of the remaining assets of the Trust.

(iv) Upon the Trust’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check in the amount of the full Series C Liquidation Preference to which each record holder of Series C Preferred Shares is entitled (whether pursuant to Section 6.5(e)(i) or Section 6.5(e)(ii)), the Series C

Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares shall terminate. Such notice shall be given by first class mail, postage pre- paid, to each record holder of the Series C Preferred Shares at the respective mailing addresses of such holders as the same shall appear on the share transfer records of the Trust.

(f) Redemption at the Option of the Holders.

(i) Each holder of Series C Preferred Shares, at its option, upon the occurrence of any Series C Redemption Event (as defined below), may require the Trust to redeem, in whole or in part, the Series C Preferred Shares at the time held by such holder, upon written notice duly given as provided and at the times required in Section 6.5(f)(v), at a redemption price (the “Series C Redemption Price”) equal to (a) in the case of any Series C Redemption Event (other than arising in a Change of Control (as defined below)) the then current Series C Accrued Amount, payable, at the Trust’s option, in cash (which may be paid, subject to the Pre-IPO Shareholders Agreement, with the proceeds from the issuance of Common Shares or other Junior Securities) or in Common Shares valued at their Market Price, or (b) in the case of a Series C Redemption Event arising in a Change of Control, 101% of the then current Series C Liquidation Preference, payable in cash; provided, that, (x) solely for purposes of determining the Series C Liquidation Preference in connection with this clause (b), such Change of Control shall be deemed a Liquidation Event, and (y) the minimum number of Series C Preferred Shares that a holder may require the Trust to redeem at any time shall be the lesser of (1) 75,000 Series C Preferred Shares in the aggregate with affiliates of such holder (subject to adjustment in connection with the actions of the type described in Sections 6.5(i)(v) and 6.4(i)(v)) and (2) the total number of Series C Preferred Shares held by such holder at such time. The Series C Redemption Price for any Series C Preferred Shares shall be payable on the redemption date to the holder of such Series C Preferred Shares against surrender of the certificate(s) evidencing such Shares to the Trust or its transfer agent or, if the holder notifies the Trust or its transfer agent that such certificates have been lost, stolen or destroyed, execution and delivery of an agreement reasonably satisfactory to the Trust to indemnify the Trust from any loss incurred by it in connection with such lost, stolen or destroyed certificates.

(ii) Within 30 days of the occurrence of a Change of Control, the Trust shall send written notice (a “Series C Change of Control Notice”) to the holders of record of the Series C Preferred Shares as of the effective date of such Change of Control, stating that a Change of Control has occurred and informing such holders that they may, at their election, tender their Series C Preferred Shares for redemption in accordance with the terms and provisions of this Section 6.5(f).

(iii) Any declared but not yet payable dividends payable on a redemption date that occurs subsequent to the Series C Dividend Record Date for a Series C Dividend Period or a record date for a dividend pursuant to Section 6.5(d)(i)(A) shall be paid to the holder of record of the redeemed Series C Preferred Shares on such Series C Dividend Record Date relating to the Series C Dividend Payment Date or such record date, as applicable, regardless of whether such holder of record is the holder entitled to receive the Series C Redemption Price on the redemption date (and any such amount shall be deducted from the Series C Redemption Price).

(iv) The Series C Preferred Shares shall not be subject to any sinking fund or to any mandatory redemption or similar provisions except as set forth in this Section 6.5(f).

(v) Notice of every redemption of Series C Preferred Shares shall be given by the applicable holder(s) in writing delivered to the Trust at its principal office, together with written instructions regarding the number of Series C Preferred Shares for which redemption rights are being exercised pursuant to this Section 6.5(f) and surrender of the certificates evidencing the Series C Preferred Shares being redeemed, properly endorsed for transfer, and the redemption date therefor shall be the date that the Trust duly receives such notice and certificate(s). Promptly following such due receipt of such notice and certificate(s), the Trust shall promptly pay the Series C Redemption Price and any other amounts payable under this Section 6.5(f). Such notice shall be given not later than (a) in the case of any Series C Redemption Event (other than a Change of Control), thirty (30) days after the occurrence of the applicable Series C Redemption Event, or (b) in the case of a Series C Redemption Event arising due to a Change of Control, thirty (30) days after receipt of the Series C Change of Control Notice. If such notice is not duly given within such thirty (30)-day period by any holder, then such holder’s right to require the Trust to redeem the Series C Preferred Shares held by such holder shall be deemed to be irrevocably waived until the next succeeding Series C Redemption Event with respect to the Series C Preferred Shares.

(vi) If fewer than all the Series C Preferred Shares evidenced by any certificate are redeemed, a new certificate shall be issued evidencing the unredeemed Shares without charge to the holder thereof.

(vii) As used in this Section 6.5(f), (a) “Series C Redemption Event” means the occurrence of (1) the tenth (10th) anniversary of the Series B Effective Date and each subsequent anniversary thereafter, or (2) a Change of Control, and (b) “Change of Control” means the acquisition (whether by reclassification, merger, consolidation, reorganization or otherwise) by any Person or Persons constituting a Group of Control or ownership, directly or indirectly, beneficially or of record, of more than 50% of the Fully Diluted Common Shares, unless immediately following such acquisition The Yucaipa Companies, LLC or its affiliates Control or own, directly or indirectly, beneficially or of record, more than 50% of the Fully Diluted Common Shares.

(g) Status of Redeemed Shares. Any Series C Preferred Shares that shall at any time have been redeemed or otherwise acquired by the Trust (pursuant to Section 6.5(f) or otherwise) shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Shares which may be issued by the Board from time to time at its discretion.

(h) Voting Rights.

(i) Except as otherwise expressly provided herein and subject to the terms of the Pre-IPO Shareholders Agreement, the Series C Preferred Shares shall have equivalent voting rights as the Common Shares, and shall not vote as a separate class, at any annual or special meeting of the shareholders of the Trust, and may act by written consent, in either case upon the following basis: each holder of Series C Preferred Shares shall be entitled to such number of votes as shall be equal to the whole number of Common Shares into which such holder’s aggregate Series C Preferred Shares are convertible as of the record date fixed for such meeting or the effective date of such written consent.

(ii) Subject to the Pre-IPO Shareholders Agreement and the last sentence of Section 6.5(b), any amendment to Section 6.5 may be made (i) prior to the Series C Conversion Date, in accordance with Section 6.5(h)(iii) and (ii) from and after the Series C Conversion Date, by holders of a majority of the outstanding Series C Preferred Shares, and holders of shares of any other class or series, including Common Shares, shall not be entitled to vote thereon.

(iii) From and after the Series C Conversion Date, the Trust shall not, without the prior consent or approval of holders of a majority of the outstanding Series C Preferred Shares: (i) amend, alter, repeal or amend and restate the Declaration of Trust or Bylaws (whether by reclassification, merger, consolidation, reorganization or otherwise) in a manner which would adversely affect the rights, privileges or preferences of the Series C Preferred Shares; or (ii) authorize, issue or otherwise create any capital stock or Shares (or securities convertible into or exchangeable or exercisable for capital stock or Shares) other than Junior Securities (or securities convertible into or exchangeable or exercisable for Junior Securities).

(i) Conversion. The Series C Preferred Shares shall be convertible into Common Shares in accordance with the provisions of this Section 6.5(i).

(i) Optional Conversion. Subject to and in compliance with the provisions of this Section 6.5(i), any Series C Preferred Share may, at the option of the holder, be converted at any time into fully-paid and nonassessable Common Shares. The number of Common Shares to which a holder of Series C Preferred Shares shall be entitled upon conversion shall be the product obtained by multiplying the Series C Conversion Rate then in effect (determined as provided in Section 6.5(i)(ii)) by the number of Series C Preferred Shares being converted.

(ii) Series C Conversion Rate. The “Series C Conversion Rate” in effect at any time for conversion of the Series C Preferred Shares shall be the quotient obtained by dividing the Series C Accrued Amount by the Series C Conversion Price (determined as provided in Section 6.5(i)(iii)).

(iii) Series C Conversion Price. The “Series C Conversion Price” means the Series B Conversion Price (as defined in Section 6.4(i)(iii)) of the Series B Preferred Shares immediately prior to the conversion thereof to Series C Preferred Shares. The Series C Conversion Price shall be adjusted from time to time in accordance with this Section 6.5(i). All references herein to the Series C Conversion Price shall mean the Series C Conversion Price as so adjusted.

(iv) Mechanics of Conversion. Each holder of any Series C Preferred Shares who desires to convert the same into Common Shares pursuant to this Section 6.5(i) shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Trust or any transfer agent for the Series C Preferred Shares and shall give written notice to the Trust at such office that such holder elects to convert the same. Such notice shall state the number of Series C Preferred Shares being converted. Thereupon, the Trust shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of Common Shares to which such holder is entitled and shall promptly pay (in cash or, to the extent sufficient funds are not then legally available therefor, in Common Shares (based on the Market Price thereof as of the date of such conversion), any declared but not yet payable Series C Participation Dividend or other cash dividends on the Series C Preferred Shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender by the holder thereof of the certificates evidencing the Series C Preferred Shares to be converted, and the person entitled to receive the Common Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Common Shares as of such date.

(v) Adjustments.

(A) Share Splits; Subdivisions; Dividends; Distributions. In the event the Trust should at any time or from time to time on or after the Series C Conversion Date fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the making of a dividend or other distribution to all holders of Common Shares payable in additional Common Shares or Common Shares Equivalents without payment of any consideration by such holder for the additional Common Shares or the Common Shares Equivalents (including, without limitation, the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the then current Series C Conversion Price applicable to the Series C Preferred Shares shall be appropriately decreased so that the number of Common Shares issuable on conversion of each Series C Preferred Share shall be increased in proportion to such increase of the aggregate number of Common Shares outstanding.

(B) Reverse Share Splits. If the number of Common Shares outstanding at any time on or after the Series C Conversion Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the then current Series C Conversion Price applicable to the Series C Preferred Shares shall be appropriately increased so that the number of Common Shares issuable on conversion of each Series C Preferred Share shall be decreased in proportion to such decrease of the aggregate number of Common Shares outstanding.

(C) Recapitalization Event. If at any time or from time to time on or after the Series C Conversion Date there shall be a Recapitalization Event, provision shall be made so that the holders of the Series C Preferred Shares shall thereafter be entitled to receive upon conversion of such Series C Preferred Shares the number of Shares or other securities or cash or other property of the Trust or otherwise, to which a holder of the number of Common Shares deliverable upon conversion of the Series C Preferred Shares held by such holder would have been entitled after such Recapitalization Event if immediately prior thereto such holder had converted its Series C Preferred Shares into Common Shares. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6.5(i) with respect to the rights of the holders of the Series C Preferred Shares after the Recapitalization Event to the end that the provisions of this Section 6.5(i) (including adjustment of the Series C Conversion Price then in effect and the number of Common Shares into which the Series C Preferred Shares are convertible) shall be applicable after that event as nearly equivalent as may be practicable. The Trust shall not effect any such Recapitalization Event unless, prior to the consummation thereof, the successor Person resulting from such Recapitalization Event, shall assume, by written instrument, the obligation to deliver to the holders of the Series C Preferred Shares upon conversion such number of Shares or other securities or cash or other property, which, in accordance with the foregoing provisions, such holders of the Series C Preferred Shares shall be entitled to receive upon such conversion.

(D) Other Anti-Dilution Provisions. If the Trust issues any securities on or after the Series C Conversion Date containing provisions protecting the holders thereto against dilution in any manner more favorable to such holders thereof than those set forth in this Section 6.5, such more favorable portions thereof shall be deemed to be incorporated herein as if fully set forth in this Section 6.5, and to the extent inconsistent with any provisions of this Section 6.5, shall be deemed to be substituted therefor.

(E) Successive Adjustments. Any adjustment made pursuant to this Section 6.5(i)(v) shall be made successively whenever an event referred to herein shall occur.

(vi) Fractional Shares and Certificates as to Adjustments.

(A) All Common Shares (including fractions thereof) issuable upon conversion of more than one Series C Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Trust (at its option) may, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Market Price on the date of conversion.

(B) Upon the occurrence of each adjustment or readjustment of any Series C Conversion Price pursuant to Section 6.5(i), the Trust, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Shares whose Series C Conversion Price was adjusted or readjusted a certificate (or other notice) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustments or readjustment is based. The Trust shall, upon the written request at any time of any holder of Series C Preferred Shares, furnish or cause to be furnished to such holder a like certificate (or other notice) setting forth (i) such adjustment and readjustment, (ii) the Series C Conversion Price at the time in effect, and (iii) the number of Common Shares and the amount, if any, of other property that at any time would be received upon the conversion of a Series C Preferred Share.

(vii) Notices of Record Dates. Upon any acquisition of the Trust, any action of the type described in Section 6.5(i)(v), any sale of all or substantially all of the assets of the Trust, or any voluntary Liquidation Event, the Trust shall mail to each holder of Series C Preferred Shares at least twenty (20) days prior to the record date specified therein a notice specifying (i) the date on which any such acquisition, action of the type described in Section 6.5(i)(v), asset sale, or voluntary Liquidation Event is expected to become effective, and (ii) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such acquisition, action of the type described in Section 6.5(i)(v), asset sale, or voluntary Liquidation Event.

(viii) Automatic Conversion.

(A) At any time after December 9, 2012, each Series C Preferred Share then outstanding shall automatically be converted into Common Shares based on the then effective Series C Conversion Rate on the twentieth (20) consecutive trading day on which the Market Price of the Common Shares is greater than or equal to 135% of the then current Series C Conversion Price (such event, a “Series C Automatic Conversion Event”). The Trust shall promptly notify the holders of Series C Preferred Shares in writing of the occurrence of a Series C Automatic Conversion Event; provided, that, the Trust’s failure to provide such notice, or its failure to be received, shall not alter or affect the automatic conversion of the Series C Preferred Shares occurring in connection therewith, except to the extent that the holders of Series C Preferred Shares are prejudiced thereby. Upon a Series C Automatic Conversion Event, any declared but not yet payable Series C Participation Dividends or other cash dividends with respect to the Series C Preferred Shares shall be paid in accordance with the provisions of Section 6.5(i)(iv).

(B) Upon a Series C Automatic Conversion Event, the outstanding Series C Preferred Shares shall be converted automatically without any further action by the holders thereof or by the Trust and whether or not the certificates evidencing such Shares are surrendered to the Trust or its transfer agent; provided, that, the Trust shall not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless the certificates evidencing such Series C Preferred Shares are delivered to the Trust or its transfer agent as provided below, or the holder notifies the Trust or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Trust to indemnify the Trust from any loss incurred by it in connection with such certificates. Upon receipt of notice of the occurrence of a Series C Automatic Conversion Event, the holders of Series C Preferred Shares shall promptly surrender the certificates evidencing such shares at the office of the Trust or any transfer agent for the Series C Preferred Shares. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares to which such holder is entitled in connection with such Series C Automatic Conversion Event.

(ix) Reservation of Shares Issuable Upon Conversion or Adjustment. The Trust shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of effecting the conversion or adjustment of the Series C Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion or adjustment of all then outstanding Series C Preferred Shares in compliance with this Section 6.5. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion or adjustment of all then outstanding Series C Preferred Shares, the Trust shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number as shall be sufficient for such purpose.

(x) No Dilution or Impairment. The Trust shall not, by amendment to the Declaration of Trust or other governing documents or by participating in any transfer of assets, voluntary Liquidation Event, action contemplated by Section 6.5(f)(v) or taking any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Trust, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of holders of the Series C Preferred Shares against impairment.

Section 6.6 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Trustees by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of Shares set pursuant to clause (c) of this Section 6.6 may be made dependent upon facts ascertainable outside the Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other person or body) and may vary among holders thereof, provided that the manner in which such facts or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 6.7 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.

Section 6.8 Dividends and Distributions. The Board of Trustees may from time to time authorize, and cause the Trust to declare to shareholders, such dividends or other distributions, in cash or other assets of the Trust or in securities of the Trust or from any other source as the Board of Trustees in its discretion shall determine. The Board of Trustees shall endeavor to cause the Trust to declare and pay such dividends and distributions as shall be necessary for the Trust to qualify as a real estate investment trust under the Code; however, shareholders shall have no right to any dividend or other distribution unless and until authorized by the Board of Trustees and declared by the Trust. The exercise of the powers and rights of the Board of Trustees pursuant to this Section 6.8 shall be subject to the provisions of any class or series of Shares at the time outstanding. Notwithstanding any other provision in the Declaration of Trust, no determination shall be made by the Board of Trustees nor shall any transaction be entered into by the Trust which would cause any Shares or other beneficial interest in the Trust not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code.

Section 6.9 General Nature of Shares. All Shares shall be personal property entitling the shareholders only to those rights provided in the Declaration of Trust. The shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a shareholder shall not terminate the Trust. The Trust is entitled to treat as shareholders only those persons in whose names Shares are registered as holders of Shares on the share ledger of the Trust.

Section 6.10 Fractional Shares. The Trust may, without the consent or approval of any shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding off to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

Section 6.11 Declaration, Bylaws and Shareholders Agreement. The rights of all shareholders and the terms of all Shares are subject to the provisions of the Declaration of Trust and the Bylaws. Certain shareholders of the Trust and the Trust have entered into the Pre-IPO

Shareholders Agreement and the Shareholders Agreement, each of which, to the extent then effect, provides certain rights to such shareholders party thereto and governs the relationships between and among the parties thereto.

Section 6.12 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding Shares of any class or series, without a vote of shareholders.

ARTICLE VII

CERTAIN RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

(a) “Beneficial Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3)(A) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

(b) “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.3(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

(c) “Charitable Trust” shall mean any trust provided for in Section 7.3(a).

(d) “Charitable Trustee” shall mean the Person unaffiliated with both the Trust and any Prohibited Owner that is appointed by the Trust to serve as trustee of the Charitable Trust.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f) “Constructive Ownership” shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(g) “Equity Shares” shall mean Shares of all classes or series, including, without limitation, Common Shares and Preferred Shares. The term “Equity Shares” shall not include convertible debt securities unless and until such securities are converted into Equity Shares.

(h) “Excepted Holder” shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.2(g).

(i) “Excepted Holder Limit” shall mean the percentage limit established by the Board of Trustees pursuant to Section 7.2(g), provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.2(g), and subject to adjustment pursuant to Section 7.2(h).

(j) “Individual” shall mean (a) an “individual” within the meaning of Section 542(a)(2) of the Code, as modified by Section 544 of the Code, and/or (b) any beneficiary of a “qualified trust” (as defined in Section 856(h)(3)(E) of the Code) which qualified trust is eligible for look-through treatment under Section 856(h)(3)(A) of the Code for purposes of determining whether a REIT is closely held under Section 856(a)(6) of the Code, in which case the qualified trust shall not be treated as an Individual.

(k) “Market Price” on any date shall mean, with respect to any class or series of outstanding Equity Shares, the Closing Price for such Equity Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and ask prices, regular way, for such Equity Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Equity Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Equity Shares are listed or admitted to trading or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low ask prices in the over-the-counter market, as reported by the principal automated quotation system then in use or, if such Equity Shares are not quoted by any such system, the average of the closing bid and ask prices as furnished by a professional market maker making a market in such Equity Shares selected by the Board of Trustees or, in the event that no trading price is available for such Equity Shares, the fair market value of Equity Shares, as determined in good faith by the Board of Trustees.

(l) “NYSE” shall mean the New York Stock Exchange.

(m) “One Hundred Shareholder Date” shall mean the first date upon which the Equity Shares are beneficially owned by 100 or more Persons within the meaning of Code Section 856(a)(5) without regard to Code Section 856(h)(2).

(n) “Ownership Limit” shall mean not more than 9.8 percent in value of the aggregate outstanding Equity Shares. The value of the outstanding Equity Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

(o) “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

(p) “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2(a), would Beneficially Own or Constructively Own Equity Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

(q) “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

(r) “Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Equity Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

(s) “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, of Equity Shares or the right to vote or receive dividends on Equity Shares or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 7.2 Equity Shares.

(a) Ownership Limitations. During the period commencing on the date hereof (or the One Hundred Shareholder Date with respect to only subsection (i)(C) below) and prior to the Restriction Termination Date, but subject to Section 7.4:

(i) Basic Restrictions.

(A) (1) No Individual, other than an Excepted Holder, shall Beneficially Own Equity Shares in excess of the Ownership Limit, and (2) no Excepted Holder shall Beneficially Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(B) No Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership of Equity Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(C) Any Transfer of Equity Shares that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

(D) No Person shall Beneficially Own Equity Shares to the extent that such Beneficial Ownership of Equity Shares would result in the Trust failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code (after taking into account for such purpose the statutory presumptions set forth in Section 897(h)(4)(E) of the Code).

(ii) Transfer in Trust. If any Transfer of Equity Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 7.2(a)(i)(A), (B) or (D),

(A) then that number of Equity Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2(a)(i)(A), (B) or (D) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the business day prior to the date of such Transfer, and such Person shall acquire no rights in such Equity Shares; or

(B) if the transfer to the Charitable Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 7.2(a)(i)(A), (B) or (D), then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 7.2(a)(i)(A), (B) or (D) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares.

To the extent that, upon a transfer of Equity Shares pursuant to this Section 7.2(a)(ii), a violation of any provision of this Article VII would nonetheless be continuing (for example, where the ownership of Equity Shares by a single Charitable Trust would violate the 100 shareholder requirement applicable to REITs), then Equity Shares shall be transferred to that number of

Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article VII.

(b) Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2(a) or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Equity Shares in violation of Section 7.2(a) (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.2(a) shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 7.2(a)(i), or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.2(a)(ii), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

(d) Owners Required To Provide Information. From the date hereof and prior to the Restriction Termination Date:

(i) every owner of an amount equal to or greater than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Equity Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Equity Shares and other Equity Shares Beneficially Owned, a description of the manner in which such shares are held, and whether or not the Beneficial Owner of such shares is a “foreign person” as such term is used in Section 897(h) of the Code. Each such owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT or as a “domestically controlled qualified investment entity” (as such term is defined in Section 897(h) of the Code) and to ensure compliance with the Ownership Limit.

(ii) each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the shareholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner shall promptly provide to the Trust such relevant information as the Trust may reasonably request in order to determine the

Trust’s status as a REIT or as a “domestically controlled qualified investment entity” (as such term is defined in Section 897(h) of the Code) and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

(e) Remedies Not Limited. Nothing contained in this Section 7.2 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Trustees, if a Person would have (but for the remedies set forth in Section 7.2(b)) acquired Beneficial Ownership or Constructive Ownership of Equity Shares in violation of Section 7.2(a), such remedies (as applicable) shall apply first to the Equity Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares based upon the relative number of Equity Shares held by each such Person.

(g) Exceptions.

(i) Subject to Section 7.2(a)(i)(B) and (D), the Board of Trustees shall exempt an Individual from the Ownership Limit and may establish or increase an Excepted Holder Limit for such Individual if:

(A) the Board of Trustees obtains such representations and undertakings from such Individual as are satisfactory to the Board of Trustees, in its sole and absolute discretion, to ascertain that no Individual’s Beneficial or Constructive Ownership of such Equity Shares will violate Section 7.2(a)(i)(B) or (D);

(B) such Individual does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.8 percent interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Individual as are satisfactory to the Board of Trustees, in its sole and absolute discretion, to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT, shall not be treated as a tenant of the Trust);

(C) such Person provides to the Board of Trustees such representations and undertakings, if any, as the Board of Trustees may, in its sole and absolute discretion, require to ensure that the conditions in clauses (i) and (ii) hereof are satisfied and will continue to be satisfied throughout the period during which such Individual Beneficially or Constructively Owns Equity Shares in excess of the Ownership Limit pursuant to any exemption thereto granted under this subparagraph (a); and

(D) such Individual agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2(a) through 7.2(f)) will result in such Equity Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.2(a)(ii) and 7.3.

(ii) Prior to granting any exception pursuant to Section 7.2(g)(i), the Board of Trustees may, in its sole and absolute discretion, require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception; provided, however, that the Board of Trustees shall not be obligated to require a favorable ruling or opinion in order to grant an exception hereunder.

(iii) Subject to Section 7.2(a)(i)(B) or (D), an underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(iv) The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

(h) Changes in Ownership Limit. Subject to Section 7.2(a)(i)(B) and (D), the Board of Trustees may from time to time establish or increase an Excepted Holder Limit for one or more Individuals (whereby such Individual will be an Excepted Holder) and decrease the Ownership Limit for all other Individuals; provided, however, that the decreased Ownership Limit will not be effective for any Individual whose percentage ownership of Shares is in excess of such decreased Ownership Limit until such time as such Individual’s percentage of Shares equals or falls below the decreased Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Ownership Limit and, provided further, that the new Excepted Holder Limit and Ownership Limit would not allow five or fewer Individuals to Beneficially Own more than 49.9% in value of the outstanding Shares.

(i) Legend. Each certificate for Equity Shares (if such Equity Shares are certificated, which determination shall be at the sole discretion of the Board of Trustees) shall bear substantially the following legend (to the extent such legend is still required):

The shares evidenced by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Trust’s declaration of trust (the “Declaration of Trust”), (i) no Individual may Beneficially Own Equity Shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust unless such Individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person shall Beneficially or Constructively Own Equity Shares to the extent that such Beneficial or Constructive Ownership of Equity Shares would result in the Trust being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT; (iii) any Transfer of Equity Shares that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Equity Shares; and (iv) no Person shall Beneficially Own Equity Shares to the extent that such Beneficial Ownership of Equity Shares would result in the Trust failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code (after taking into account for such purpose the statutory presumptions set forth in Section 897(h)(4)(E) of the Code). Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Equity Shares which cause or will cause a Person to Beneficially or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice). If any of the restrictions on transfer or ownership as set forth in (i), (ii) or (iv) above are violated, the Equity Shares evidenced hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i), (ii) and (iv) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares on request and without charge. Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Section 7.3 Transfer of Equity Shares in Trust.

(a) Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2(a)(ii) that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.2(a)(ii). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.3(f).

(b) Status of Shares Held by the Charitable Trustee. Equity Shares held by the Charitable Trustee shall be issued and outstanding Equity Shares. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

(c) Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee shall be paid with respect to such Equity Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Equity Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Equity Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

(d) Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2(a)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3(c) of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (1) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (2) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3(d), such excess shall be paid to the Charitable Trustee upon demand.

(e) Purchase Right in Shares Transferred to the Charitable Trustee. Equity Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.3(c) of this Article VII. The Trust may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.3(d). Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f) Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

RESERVED

ARTICLE IX

SHAREHOLDERS

Section 9.1 Meetings. There shall be an annual meeting of the shareholders, to be held on proper notice at such time (after the delivery of the annual report) and convenient location as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Trustees, if required, and for the transaction of any other business within the powers of the Trust. Except as otherwise provided in the Declaration of Trust, special meetings of shareholders may be called in the manner provided in the Bylaws. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Trustees determine or as provided in the Bylaws.

Section 9.2 Voting Rights. Subject to the provisions of any class or series of Shares then outstanding, the shareholders shall be entitled to vote only on the following matters: (a) election of Trustees as provided in Section 5.1 and the removal of Trustees as provided in Section 5.2; (b) amendment of the Declaration of Trust as provided in Article XII; (c) termination of the Trust as provided in Section 14.2; (d) merger, conversion or consolidation of the Trust, or the sale or disposition of substantially all of the assets of the Trust, in each case only if Title 8 requires shareholder approval or if the MGCL would require the approval of stockholders if the Trust were a corporation; (e) amendment of the Bylaws as permitted by the Bylaws; and (f) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the shareholders at any meeting shall in any way bind the Board of Trustees.

Section 9.3 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.6, or as may otherwise be provided by contract approved by the Board of Trustees, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares of the Trust or any other security of the Trust which it may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting shareholder provided for under Title 8 and Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Trustees, upon the affirmative vote of a majority of the Board of Trustees, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 9.4 Extraordinary Actions. Except as specifically provided in Section 5.2 (relating to removal of Trustees) and Section 12.3, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of shareholders entitled to cast a greater number of votes, any such action shall be effective and valid if advised by the Board of Trustees and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 9.5 Board Approval. Except with respect to the removal of Trustees and except for amendments to the Bylaws as permitted by the Bylaws, the submission of any action to the shareholders for their consideration shall first be approved by the Board of Trustees.

Section 9.6 Action By Shareholders without a Meeting. If the Bylaws so provide, any action required or permitted to be taken by the shareholders may be taken without a meeting by consent, given in writing or by electronic transmission, of the shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute, the Declaration of Trust or the Bylaws, as the case may be.

ARTICLE X

LIABILITY LIMITATION, INDEMNIFICATION

AND TRANSACTIONS WITH THE TRUST

Section 10.1 Limitation of Shareholder Liability. No shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Trust by reason of his being a shareholder.

Section 10.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages. Neither the amendment nor repeal of this Section 10.2, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 10.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 10.3 Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Trustee, observer on the Board of Trustees pursuant to the Shareholders Agreement (“Observer”) or officer of the Trust and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Trustee, Observer or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, member, manager, employee or agent of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust or employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust shall vest immediately upon election of a Trustee or officer or appointment of an observer to the Board of Trustees. The Trust shall have the power, with the approval of the Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in the Declaration of Trust shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Section 10.3, nor the adoption or amendment of any other provision of the Declaration of Trust or the Bylaws inconsistent with this Section 10.3, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 10.4 Transactions Between the Trust and its Trustees, Officers, Employees and Agents. Subject to any express restrictions in the Declaration of Trust or adopted by the Board of Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

ARTICLE XI

BUSINESS OPPORTUNITIES

Section 11.1 Definitions. For the purpose of this Article XI, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any specified person or entity, any other person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including, without limitation, any general partner, managing member or partner, officer, director, employee, trustee or other agent of such person or entity or any private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person or entity. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such person or entity.

(b) “Business Opportunity” shall mean a business opportunity (i) that the Trust is financially able to undertake, (ii) that the Trust is not prohibited by contract or applicable law from pursuing or undertaking, (iii) that, from its nature, is in the Trust’s line of business, (iv) that is of practical advantage to the Trust, and (v) in which the Trust has an interest or a reasonable expectancy.

(c) “Fortress Entity” and “Fortress Entities” shall mean CF Cold, LP, a Delaware limited partnership, its Affiliates and any portfolio company in which any of the foregoing has any equity investment (other than the Trust and its subsidiaries).

(d) “GSCP Entity” and “GSCP Entities” shall mean the GSCP Funds, their respective Affiliates and any portfolio company in which any of the foregoing has any equity investment (other than the Trust and its subsidiaries).

(e) “GSCP Funds” shall mean GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GSCP VI Offshore IceCap Investment, L.P., GSCP VI GmbH IceCap Investment, L.P. and IceCap2 Holdings, L.P.

(f) “Identified Persons” shall mean any reference to the Yucaipa Entities, the GSCP Entities, the Fortress Entities, and their respective Affiliates.

(g) “Non-Employee Trustee” shall mean a Trustee of the Trust who is not an employee of the Trust or its Affiliates.

(h) “Yucaipa Entity” and “Yucaipa Entities” shall mean the Yucaipa Funds, their respective Affiliates and any portfolio company in which any of the foregoing has any equity investment (other than the Trust and its subsidiaries).

(i) “Yucaipa Funds” shall mean Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, L.P., Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P. and Yucaipa Corporate Initiatives Fund I, LP and any other entity managed, controlled or owned, directly or indirectly, by any such fund (or by any Affiliate of any such fund) that may acquire any direct or indirect interest in the Trust.

Section 11.2 In recognition and anticipation that (a) certain Identified Persons may serve as Trustees, officers or agents of the Trust and (b) the Identified Persons may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Trust, directly or indirectly, may engage, or in other business activities that overlap or compete with those in which the Trust, directly or indirectly, may engage, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Trust with respect to certain classes or categories of business opportunities as they may involve any of the Identified Persons and the powers, rights, duties and liabilities of the Trust and its Trustees, officers and shareholders in connection therewith.

Section 11.3 To the maximum extent permitted from time to time by Maryland law, each Identified Person, on such Identified Person’s own behalf or on behalf of any other Person (as defined in Section 6.4(a)(iv)), shall have the right to, and shall have no obligation to abstain from exercising such right to: (a) engage or invest, directly or indirectly, in the same or similar business activities or lines of business in which the Trust or any of its Affiliates now engages or proposes to engage, (b) do business with any customer, supplier or lessor of the Trust or its subsidiaries or (c) employ or otherwise engage any officer, trustee or employee of the Trust or its subsidiaries.

Section 11.4 If any Identified Person acquires knowledge of a potential transaction or matter that may be a Business Opportunity, none of the Trust or its Affiliates or shareholders shall have any interest in such Business Opportunity or any expectation that such Business Opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to the Trust or its Affiliates or shareholders with respect to such Business Opportunity, is hereby renounced by the Trust on its behalf and on behalf of its subsidiaries and shareholders. Accordingly, (i) no Identified Person will be under any obligation or duty to present, communicate or offer any such Business Opportunity to the Trust or any of its Affiliates or shareholders, and (ii) each Identified Person shall have the right to hold and exploit any such Business Opportunity for its own account, or to direct, recommend, sell, assign or otherwise transfer such Business Opportunity to any Person other than the Trust and its Affiliates or shareholders and shall be under no obligation or duty to act otherwise.

Section 11.5 To the maximum extent permitted from time to time by Maryland law, the Trust renounces any interest or expectancy in, or any right to be offered an opportunity to participate in, any Business Opportunity that from time to time may be presented to or developed by any Non-Employee Trustee or any Affiliate of any Non-Employee Trustee, unless the Business Opportunity was expressly offered or made known to the Non-Employee Trustee in his or her capacity as a Trustee. To the maximum extent permitted from time to time by Maryland law, in the event that any Identified Person acquires knowledge of a potential transaction or other Business Opportunity, no Identified Person will have any obligation to communicate or offer such transaction or Business Opportunity to the Trust or any of the Trust’s Affiliates and such Identified Person may take any such opportunity for himself, herself or itself, or offer it to another Person or entity unless the Business Opportunity is expressly offered to such Identified Person in his or her capacity as a Trustee, officer or employee of the Trust.

Section 11.6 Notwithstanding the provisions of Section 11.4 above, the Trust does not renounce any interest or expectancy it may have under applicable law in any Business Opportunity that is expressly offered to an Identified Person solely in, and as a direct result of, his or her capacity as a Trustee, officer or employee of the Trust. If the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of the Trust (or, during the vacancy of any of those titles, the executive officer performing the functions of such vacant role) shall be an Identified Person by virtue of his or her respective relationship with a Yucaipa Entity, the GSCP Entities or a Fortress Entity, then any Business Opportunity offered to such officer shall be deemed to have been offered solely in, and as a direct result of, such officer’s capacity as an officer of the Trust unless such offer clearly and expressly is presented to such officer solely in, and as a direct result of, his or her capacity as an officer, trustee, director, partner, member, manager, employee or other agent of a Yucaipa Entity, the GSCP Entities or a Fortress Entity, as applicable.

Section 11.7 An Identified Person may in his, her or its personal capacity, or in his, her or its capacity as a director, officer, trustee, stockholder, partner, member, equity owner, manager, advisor or employee of any other Person, have business interests and engage, directly or indirectly, in business activities that are similar to those of the Trust or compete with the Trust, that the Trust could seize and develop or that include the acquisition, syndication, holding, management, development, operation or disposition of interests in temperature-controlled warehouses or persons engaged in related industries.

Section 11.8 No alteration, amendment, termination, expiration or repeal of this Article XI, nor the adoption of any provision of the Declaration of Trust inconsistent with this Article XI, shall eliminate, reduce, apply to or have any effect on (i) the protections afforded hereby to any Identified Person for or with respect to any investments, activities, or opportunities of which such Identified Person, as applicable, becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption or (ii) any matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ARTICLE XII

AMENDMENTS

Section 12.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on shareholders, Trustees and officers are granted subject to this reservation.

Section 12.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by Title 8, without any action by the shareholders, (i) to qualify as a real estate investment trust under the Code or under Title 8, (ii) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the MGCL and (iii) as otherwise provided in the Declaration of Trust.

Section 12.3 By Shareholders. Except as otherwise provided in the Declaration of Trust, any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter; provided further, in addition to the foregoing requirement, Section 6.11 of the Declaration of Trust, and this proviso, shall not be amended without obtaining the requisite written consent provided for in Section 4.8 of the Shareholders Agreement. Any amendment to Section 5.2, Article VII, Article X, Article XI, Section 14.2 or this sentence of the Declaration of Trust shall be valid only if approved by the affirmative vote of shareholders entitled to cast two-thirds of all the votes entitled to be cast on the matter.

ARTICLE XIII

MERGER, CONVERSION, CONSOLIDATION OR SALE OF TRUST PROPERTY

Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust with or into another entity, (b) convert the Trust into another entity, (c) consolidate the Trust with one or more other entities into a new entity or (d) sell, lease, exchange or otherwise transfer all or substantially all of the assets of the Trust. Any such action must be approved by the Board of Trustees and, if shareholder approval is required by Section 9.2, approved by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter.

ARTICLE XIV

DURATION AND TERMINATION OF TRUST

Section 14.1 Duration. The Trust shall continue perpetually unless terminated pursuant to Section 14.2 or pursuant to any applicable provision of Title 8.

Section 14.2 Termination.

(a) Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees, the Trust may be terminated at any meeting of shareholders, by the affirmative vote of shareholders entitled to cast a majority of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

(i) The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business. The Trustees may appoint any officer of the Trust or any other person to supervise the winding up of the affairs of the Trust and delegate to such officer or such person any or all powers of the Trustees in this regard.

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

(b) After termination of the Trust, the liquidation of its business and the distribution to the shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust’s records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all shareholders shall cease.

ARTICLE XV

MISCELLANEOUS

Section 15.1 Governing Law.

(a) The Declaration of Trust is executed and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of law provisions thereof.

(b) Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for any Internal Corporate Claim (as defined by the MGCL, as applicable to the Trust pursuant to the Maryland REIT Law), and: (a) any derivative action or proceeding brought on behalf of the Trust, (b) any action asserting a claim of breach of any duty owed by any Trustee or officer or other employee of the Trust to the Trust or to the shareholders of the Trust, (c) any action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust arising pursuant to any provision of the MGCL or the Declaration of Trust or Bylaws or (d) any action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust that is governed by the internal affairs doctrine.

Section 15.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any person dealing with the Trust if executed by the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (a) the number or identity of Trustees, officers of the Trust or shareholders; (b) the due authorization of the execution of any document; (c) the action or vote taken, and the existence of a quorum, at a meeting of the Board of Trustees or shareholders; (d) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (e) an amendment to the Declaration of Trust; (f) the termination of the Trust; or (g) the existence of any fact relating to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trust on its behalf or by any officer, employee or agent of the Trust.

Section 15.3 Severability.

(a) The provisions of the Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, Title 8 or other applicable federal or state laws, the Conflicting Provisions, to the extent of the conflict, shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment of the

Declaration of Trust pursuant to Article XII and without affecting or impairing any of the remaining provisions of the Declaration of Trust or rendering invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board of Trustees shall amend the Declaration of Trust in the manner provided in Section 12.2.

(b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall apply only to the extent of any such invalidity or unenforceability and shall not in any manner affect, impair or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 15.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made by the Trustees or officers, to the extent appropriate and not inconsistent with the Code or Title 8, to Titles 1 through 3 of the MGCL.

Section 15.5 Recordation. The Declaration of Trust and any amendment or supplement hereto shall be filed for record with the SDAT and may also be filed or recorded in such other places as the Trustees deem appropriate, but failure to file for record the Declaration of Trust or any amendment or supplement hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment or supplement hereto. A restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments and supplements thereto.

FOURTH: The total number of Shares which the Trust is authorized to issue has not changed by these Articles of Amendment and Restatement.

The undersigned acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows.]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and attested to by its Secretary on this     day of         , 201    .

ATTEST:	AMERICOLD REALTY TRUST

By: (SEAL)

Exhibit E

Form of New Shareholders Agreement

SHAREHOLDERS AGREEMENT

by and among AMERICOLD REALTY TRUST

and

THE SHAREHOLDERS OF THE COMPANY SIGNATORIES HERETO

Dated: [●], 2018

7.7	Jurisdiction; Court Proceedings; Waiver of Jury Trial	25
7.8	Share Certificates; Legends	25
7.9	Entire Agreement	26
7.10	Additional Securities; Recapitalizations; Exchanges; etc.	26
7.11	Severability	26
7.12	Amendment; Waiver	27
7.13	Counterparts	27

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SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”), dated [●], 2018, and effective as of the Effective Time, is by and among (a) Americold Realty Trust, a Maryland real estate investment trust (the “Company”), (b) the Yucaipa Shareholder (as defined below), (c) the GSCP Shareholders (as defined below), (d) Charm Progress Investment Limited (the “CM Shareholder”), (e) the Fortress Investor (as defined below) and (f) the Yucaipa Investor.

RECITALS

WHEREAS, the Company is undertaking an underwritten initial public offering (“IPO”) of shares of its Common Shares (as defined below); and

WHEREAS, in connection with, and effective upon, the consummation of the IPO, the Company, the Yucaipa Shareholder, the GSCP Shareholders, the CM Shareholder, the Fortress Investor and the Yucaipa Investor desire to enter into this Agreement.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Definitions.

“Affiliate” of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person. For purposes of this Agreement, none of the Company or its Subsidiaries shall be deemed to be an Affiliate of any Shareholder, and no Person shall be deemed an Affiliate of any other, by virtue of the existence of the Company or any of its Subsidiaries or by virtue of its participation therein. In addition, for purposes of this Agreement, neither the Fortress Investor nor the Yucaipa Shareholder shall be deemed to be an Affiliate of the other.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that, except as provided in the last sentence of Section 2.1(a), for purposes of Sections 2.1, 2.9 and 6.2, no Shareholder shall be deemed to “Beneficially Own” any Shares owned by another Shareholder that is not an Affiliate of such Shareholder.

“Board” has the meaning set forth in Section 2.1.

“Bylaws” means the bylaws of the Company as in effect at the Effective Time, as may be amended from time to time in compliance with its terms and the terms of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

“Committee Members” has the meaning set forth in Section 3.2.

“Common Shares” means the common shares of beneficial interest of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the preamble.

“Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For purposes of this definition, a general partner or managing member of a Person shall always be considered to Control such Person.

“Coordination Committee” has the meaning set forth in Section 3.2.

“Declaration of Trust” means the declaration of trust of the Company as in effect at the Effective Time, as may be amended or supplemented from time to time in compliance with its terms and the terms of this Agreement.

“Designation Date” has the meaning set forth in Section 2.1(a).

“Direct Designation Condition” has the meaning set forth in Section 2.1(g).

“Direct Designation Period” has the meaning set forth in Section 2.1(g).

“Disposing Investor” has the meaning in Section 3.3(a).

“Effective Time” has the meaning set forth in Section 6.1.

“Equity Equivalents” means rights, options or warrants (or similar securities) to purchase equity securities, and any securities or obligations of any type whatsoever that are, or may become, convertible into or exercisable for equity securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exempt Transfer” means any (a) Transfer to an Affiliate of the Transferring Sponsor Investor, (b) Transfer to be effected pursuant to a Public Offering, (c) Transfer to be effected pursuant to Rule 144 under the Securities Act, (d) Transfer of Shares by a Sponsor Investor to its partners, members, or other equityholders in the form of a distribution in kind in accordance with the terms of such Sponsor Investor’s constitutional documents, including without limitation a Fortress Transfer and a Partnership Transfer, (e) to the extent not otherwise covered by clause (d) above, a Fund Distribution, (f) Legal or Regulatory Transfers pursuant to Section 3.2, or (g) to the extent not otherwise covered by clause (b) above, Transfer under a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

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“Foreign Shares” means Shares held by the GSCP Shareholders, the Fortress Investor or the Yucaipa Shareholder, as the case may be, which are owned, directly or indirectly, by foreign persons within the meaning of Section 897(h)(4)(B) of the Code.

“Fortress Effective Date” has the meaning set forth in Section 3.4(b).

“Fortress Investor” means CF Cold LP, a Delaware limited partnership.

“Fortress Transfer” has the meaning set forth in Section 3.4(a).

“Fully Diluted Outstanding Shares” means, at the relevant time, the number of Common Shares outstanding, assuming all Equity Equivalents then outstanding have been converted, exercised, or exchanged, as the case may be, into Common Shares at the then applicable conversion or exercise price.

“Fund Distribution” has the meaning set forth in Section 3.2(f).

“Fund Investor” has the meaning set forth in Section 3.2(f).

“Governmental Authority” means any nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government, including with respect to taxes, in each case whether federal, state, local or foreign.

“GSCP Parallel” has the meaning set forth in the definition of GSCP Shareholders.

“GSCP Shareholders” means GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P. (“GSCP Parallel”), GSCP VI Offshore IceCap Investment, L.P. and GSCP VI GmbH IceCap Investment, L.P., IceCap2 Holdings, L.P. and any Affiliate of any of the foregoing that holds Shares at the relevant time.

“GSCP Trustee” has the meaning set forth in Section 2.1(b).

“IPO” has the meaning given to such term in the Recitals.

“Legal or Regulatory Transfer” means any transfer which a Shareholder reasonably, in good faith and upon the advice of counsel (either internal or external) believes is necessary to bring any investor in such Shareholder (or such investor’s affiliates) into compliance with applicable law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended from time to time, and the rules and regulations promulgated thereunder.

“Listed Tenant” has the meaning set forth in Section 4.6(a)(i).

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“Litigation” means any claim, action, suit, audit, investigation, inquiry, proceeding or Governmental Authority investigation.

“Maximum Tag-Along Sale Number” has the meaning set forth in Section 3.3(a).

“MGCL” has the meaning set forth in Section 2.9.

“Partnership Transfer” has the meaning set forth in Section 3.4(a).

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization or association, estate, trust (including the trustees thereof, in their capacity as such) or other entity.

“Proprietary Information” has the meaning set forth in Section 4.7.

“Public Offering” means an underwritten public offering and sale of equity securities of the Company or any of its Subsidiaries for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S- 8 or any successor form), including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Record Date” has the meaning set forth in Section 2.1(a).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date hereof and effective as of the Effective Time, by and among the Company, the Yucaipa Shareholder and the GSCP Shareholders, as may be amended from time to time.

“REIT” means a real estate investment trust within the meaning of Sections 856-857 of the Code.

“Related Party Shareholder” has the meaning set forth in Section 4.6(a)(i).

“Representatives” has the meaning set forth in Section 4.7(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders” mean the parties to this Agreement (other than the Company) and any other subsequent holder of Shares who agrees or is required to agree to be bound by the terms of this Agreement; provided that neither the Fortress Investor nor the Yucaipa Investor shall be a “Shareholder” under this Agreement unless and until they become a holder of Shares as a result of a Fortress Transfer or Partnership Transfer, respectively.

“Shares” means the Common Shares, Warrants and any other Equity Equivalents of the Company.

“Sponsor Investors” means the Yucaipa Shareholder and the GSCP Shareholders and, solely for purposes of Section 3.3 of this Agreement, the CM Shareholder.

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“Subsidiary” means with respect to any Person, any corporation, partnership or other Person (a) of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership or other Person are at the time owned or Controlled by such first Person, or (b) the management of which is otherwise Controlled, directly or indirectly, through one or more intermediaries by such first Person.

“Tag-Along Notice” has the meaning set forth in Section 3.3(a).

“Tag-Along Offer” has the meaning set forth in Section 3.3(a).

“Tag-Along Offeror” has the meaning set forth in Section 3.3(a).

“Tag-Along Period” has the meaning set forth in Section 3.3(a).

“Tag-Along Sale Number” has the meaning set forth in Section 3.3(a).

“Third Party” means, with respect to any Shareholder, a third party that is not an Affiliate of such Shareholder.

“Total Number of Trustees” means the total number of Trustees comprising the Board.

“Total Tag-Along Shares” has the meaning set forth in Section 3.3(a).

“Transfer” means any direct or indirect transfer, sale, exchange, assignment, distribution, pledge, encumbrance, hypothecation or other disposition of Shares, or any legal or beneficial interest therein, in whole or in part, including the grant of an option or other right or the grant of any interest that would result in the transferor no longer having the economic consequences of ownership in, or the power to vote, or cause to be voted, in whole or in part, any Shares, whether voluntarily or involuntarily, including by gift, by contract, by way of merger (forward or reverse) or similar transaction, by operation of law or otherwise.

“Trustee” means a member of the Board.

“USRPI” has the meaning set forth in Section 4.6(c).

“Warrants” means the warrants to purchase 11,197,634 Common Shares and 7,376,634 Common Shares issued to the Yucaipa Shareholder, as amended, as may be adjusted from time to time pursuant to the terms and conditions thereof.

“Yucaipa Investor” means YF ART Holdings Aggregator, LLC.

“Yucaipa Observer” has the meaning set forth in Section 2.8.

“Yucaipa Shareholder” means YF ART Holdings, L.P. and any Affiliate of YF ART Holdings, L.P. that holds Shares at the relevant time.

“Yucaipa Trustees” has the meaning set forth in Section 2.1(a).

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1.2 Rules of Construction. Unless the context otherwise requires:

(a) References in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(b) References to Articles, Sections and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(c) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(d) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(e) All monetary figures shall be in United States dollars unless otherwise specified;

(f) References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(g) The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(h) Any action required by this Agreement to be taken on a day that is not a business day, shall be deemed to be required to be taken on the first business day thereafter; and

(i) All references in this Agreement to an amount or number of shares or price per Share shall be deemed to be appropriately adjusted for any share dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

ARTICLE II

CORPORATE GOVERNANCE

2.1 Election of Trustees. Following the Effective Time, the Shareholders and the Company hereby agree that the Board of Trustees of the Company (the “Board”) shall, subject to Section 2.1(e) below, initially consist of nine (9) members, and each Shareholder will vote all voting Shares held by it in order that:

(a) Subject to Section 2.1(g), the Yucaipa Shareholder shall have the right to designate a number of individuals for nomination for election as Trustees (the “Yucaipa Trustees”) by or at the direction of the Board or a duly authorized committee thereof equal to: (i) if the Yucaipa Shareholder Beneficially Owns 10% or more of the Fully Diluted Outstanding Shares at a date on which the Yucaipa Shareholder designates such Yucaipa Trustees for

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nomination for election as trustees at a meeting of shareholders (the “Designation Date”) and at the related record date for such meeting (the “Record Date”), two (2) Trustees; or (ii) if the Yucaipa Shareholder Beneficially Owns 5% or more (but less than 10%) of the Fully Diluted Outstanding Shares at a Designation Date and the related Record Date, one (1) Trustee. The Yucaipa Trustees shall initially be Jeffrey M. Gault and Joel A. Holsinger. After a Fortress Transfer, solely for purposes of determining the number of Trustees the Yucaipa Shareholder may designate pursuant to this Section 2.1(a) (and not, for example, for purposes of calculating Beneficial Ownership under Section 6.2), the Yucaipa Shareholder shall be deemed to Beneficially Own any and all Shares Beneficially Owned by the Fortress Investor (without duplication).

(b) So long as the GSCP Shareholders collectively Beneficially Own 5% or more of the Fully Diluted Outstanding Shares at a Designation Date and the related Record Date, the GSCP Shareholders shall have the right to designate one (1) Trustee for nomination for election as Trustee (the “GSCP Trustee”) by or at the direction of the Board or a duly authorized committee thereof. The GSCP Trustee shall initially be Bradley J. Gross.

(c) If at any time the Yucaipa Shareholder or the GSCP Shareholders, as applicable, have designated fewer than the total number of individuals that such shareholder(s) is or are then entitled to designate pursuant to Section 2.1(a) or Section 2.1(b), as applicable, the Yucaipa Shareholder or the GSCP Shareholders, as applicable, shall have the right to designate such additional individuals which it is entitled to so designate, in which case, any individuals nominated by or at the direction of the Board or any duly authorized committee thereof for election as Trustees to fill any vacancy on the Board shall include such designees, and the Company shall use its best efforts to (x) effect the election of such additional designees, whether by increasing the size of the Board or otherwise, and (y) cause the election of such additional designees to fill any such newly-created vacancies or to fill any other existing vacancies.

(d) The Company shall, to the fullest extent permitted by law, include in the slate of nominees recommended by the Board or any duly authorized committee thereof at any meeting of shareholders called for the purpose of electing trustees, the persons designated pursuant to this Section 2.1 and use its best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Trustee as provided herein, and recommending such individual’s election and soliciting proxies or consents in favor thereof. In the event any person designated pursuant to this Section 2.1 is not elected as a Trustee in accordance with the Declaration of Trust or Bylaws, the Company shall, to the fullest extent permitted by law, appoint such person or another person designated by the nominating Shareholder to the Board and, if necessary, increase the size of the Board in order to permit such appointment.

(e) In addition to any vote or consent of the Board or the shareholders of the Company required by applicable Law or the Declaration of Trust or Bylaws, and notwithstanding anything to the contrary in this Agreement, any action by the Board to increase the Total Number of Trustees (other than any increase in the Total Number of Trustees in connection with the election of one or more trustees elected exclusively by the holders of one or more classes or series of the Company’s stock other than Common Shares) shall require the prior written consent, in each case delivered in accordance with this Agreement, of (i) the Yucaipa

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Shareholder for so long as the Yucaipa Shareholder Beneficially Owns 10% or more of the Fully Diluted Outstanding Shares and (ii) the GSCP Shareholders for so long as the GSCP Shareholders collectively Beneficially Own 10% or more of the Fully Diluted Outstanding Shares; provided that the Total Number of Trustees shall automatically increase by the requisite number of seats in order to effectuate the provisions of Sections 2.1(d) above.

(f) The Shareholders each agree to vote, or act by written consent with respect to, all Common Shares Beneficially Owned by it, at each annual or special meeting of shareholders of the Company at which Trustees are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the election of the Yucaipa Trustees and GSCP Trustees.

(g) If one or more Fortress Transfers results in the Fortress Investor Beneficially Owning 5% or more of the Fully Diluted Outstanding Shares at a time when it is no longer a limited partner of the Yucaipa Shareholder (the “Direct Designation Condition”), then the Yucaipa Shareholder shall immediately assign to the Fortress Investor all rights relating to the designation of one Yucaipa Trustee under this Agreement, the Declaration of Trust and the Bylaws (including all rights hereunder and thereunder relating to removal and filling of vacancies with respect to such Yucaipa Trustee); provided that such assignment shall be only effective for the period commencing on the date on which the Direct Designation Condition occurs and ending on the date that the Fortress Investor Beneficially Owns less than 5% of the Fully Diluted Outstanding Shares (such period, the “Direct Designation Period”). The Trustee so designated by the Fortress Investor shall be deemed to be a “Yucaipa Trustee” for all purposes under this Agreement, the Declaration of Trust and the Bylaws, except that the Fortress Investor (and not the Yucaipa Shareholder or Yucaipa Investor) shall be exclusively entitled to exercise the rights of the Yucaipa Shareholder with respect to such Trustee under this Agreement, the Declaration of Trust and the Bylaws during the Direct Designation Period. During the Direct Designation Period, the Fortress Investor shall be deemed to be the “Yucaipa Shareholder” under this Agreement, the Declaration of Trust and the Bylaws to the maximum extent necessary to effectuate the rights assigned to the Fortress Investor under this Section 2.1(g) (but on a co- extensive basis with the Yucaipa Shareholder with respect to the Yucaipa Shareholder’s other Yucaipa Trustee, if any). If this Agreement terminates as to the Yucaipa Shareholder but not the Fortress Investor during the Direct Designation Period, then the Fortress Investor shall nevertheless retain its rights under this Section 2.1(g) through the expiration of the Direct Designation Period as if such termination had not occurred, and the Fortress Investor shall be deemed to be the “Yucaipa Shareholder” for purposes of calculating the Yucaipa Shareholder’s Beneficial Ownership of Fully Diluted Outstanding Shares under Section 2.1(a) to the extent of the Fortress Investor’s rights under this Section 2.1(g).

(h) A Shareholder seeking to designate a Trustee for election by shareholders at an annual meeting of shareholders shall endeavor to submit its designation to the Company on a Designation Date occurring in the month of January in the calendar year in which such annual meeting is to occur.

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2.2 Resignation; Removal; Board Vacancies; Board Meetings.

(a) Each Trustee shall hold his office until his resignation, removal or death, or until his successor shall have been duly elected and qualified. The Yucaipa Shareholder may remove any Yucaipa Trustee for any reason at the Yucaipa Shareholder’s written request to the Company. The GSCP Shareholders may remove the GSCP Trustee for any reason at the GSCP Shareholders’ written request to the Company. Upon delivery of a written request to the Company described in this Section 2.2(a), the Company and the Shareholders shall promptly take all such action necessary or desirable to cause the removal of the applicable Trustee from office. For the avoidance of doubt, the foregoing is not in limitation of the right of the shareholders of the Company to remove a trustee for cause to the extent provided in the Declaration of Trust.

(b) If (i) any person designated by the Yucaipa Shareholder pursuant to Section 2.1 shall cease for any reason to serve as a Trustee or shall fail to receive the requisite vote in his or her election, the Yucaipa Shareholder shall have the exclusive right to designate a person to fill the vacancy resulting thereby and (ii) any person designated by the GSCP Shareholders pursuant to Section 2.1 shall cease for any reason to serve as a Trustee or shall fail to receive the requisite vote in his or her election, the GSCP Shareholders shall have the exclusive right to designate a person to fill the vacancy resulting thereby. The Company and the Shareholders take all necessary action to cause the Board to be so constituted.

(c) Any single trustee of the Company, including a Yucaipa Trustee and the GSCP Trustee, shall have the right to call a special meeting of the Board at any time in accordance with the procedures therefor set forth in the Bylaws.

2.3 Expenses of Trustees and Yucaipa Observer. The Company shall reimburse the Yucaipa Trustees, the Yucaipa Observer and the GSCP Trustee for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board, the board of directors (or similar governing bodies) of the Company’s Subsidiaries and any committees thereof, including travel, lodging and meal expenses. If any Yucaipa Trustee is paid a fee (whether in cash or otherwise) for serving on any such board (or any committee thereof), the GSCP Trustee also serving on such board shall also be entitled to such fee, subject to Section 2.6 below.

2.4 Insurance; Indemnification Agreements. The Company shall obtain and cause to be maintained in effect a policy of directors’ and officers’ liability insurance covering each of the Yucaipa Trustees, the Yucaipa Observer and the GSCP Trustee and each member of the board of directors (or similar governing bodies) of the Company’s Subsidiaries in an amount and upon such terms as shall be determined by the Board. The Company shall enter into an indemnification agreement with each of the Yucaipa Trustees, the Yucaipa Observer and the GSCP Trustee in the form attached hereto as Exhibit A.

2.5 Information Sharing. Each Shareholder and the Company agrees that the Yucaipa Trustees, the Yucaipa Observer and the GSCP Trustee may share confidential, non-public information about the Company with the Shareholder that designated such Trustee or observer (and, in the case of any Yucaipa Trustee designated by the Yucaipa Shareholder at the direction of the Fortress Investor pursuant to the limited partnership agreement of the Yucaipa Shareholder, with Fortress) and its Affiliates, as such Trustee deems appropriate, subject to applicable law.

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2.6 Trustee Compensation. In the event that (a) the Yucaipa Shareholder designates, at the direction of its general partner, a Yucaipa Trustee who is an employee of The Yucaipa Companies LLC or one of its Affiliates, (b) (i) the Yucaipa Shareholder designates, at the direction of the Fortress Investor pursuant to the limited partnership agreement of the Yucaipa Shareholder, or (ii) the Fortress Investor designates, pursuant to Section 2.1(g), a Yucaipa Trustee who is an employee of Fortress Investment Group LLC or one of its Affiliates, or (c) the GSCP Shareholders designate a GSCP Trustee who is an employee of Goldman Sachs & Co. LLC or one of its Affiliates, then the Trustee designated by such Shareholder shall not receive compensation for service as a Trustee, including compensation in the form of equity awards.

2.7 Cooperation; Voting of Shares.

(a) The Company and each Shareholder shall take all necessary or desirable actions within its control to ensure that at all times the Company’s organizational documents, including the Declaration of Trust and Bylaws, and the organizational documents of the Company’s Subsidiaries (i) comply with and do not at any time conflict with any provisions of this Agreement and (ii) permit each Shareholder to receive the benefits to which it is entitled under this Agreement.

(b) Each Shareholder shall vote all of its voting Shares, execute proxies or, to the extent permitted by the Declaration of Trust or Bylaws, execute written consents, as the case may be, and take all other necessary or desirable actions within its control, including attending and voting at meetings in person or by proxy for purposes of obtaining a quorum, to effectuate the provisions of this Agreement.

(c) No Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to its Shares, and no Shareholder shall enter into any other agreements or arrangements of any kind with any Person with respect to its Shares, in each case on terms which conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreements or arrangements are with other Shareholders, holders of Shares that are not parties to this Agreement or otherwise).

(d) The Company shall, and shall cause each of its Subsidiaries to, take all necessary or desirable actions within its control (including calling special Board and shareholder meetings, nominating for election to the Board those individuals designated in accordance with the terms of this Agreement and providing therefor in the Company’s or its Subsidiaries’ organizational documents) to cause the Board to be constituted in accordance with the provisions of this Article II and to otherwise effect the provisions of this Agreement (including this Article II).

2.8 Yucaipa Observer. The Yucaipa Shareholder shall have the right (but not the obligation) to designate an individual (the “Yucaipa Observer”) to attend, strictly as an observer, all meetings of the Board, telephone or in-person, it being agreed that the Yucaipa Observer shall have no power or authority to act or to vote at such meeting (but shall be permitted to raise

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matters for discussion at such meeting and to participate in discussions at such meeting). The Yucaipa Shareholder shall designate and replace the Yucaipa Observer by written notice to the Company, and subject to the foregoing, the Company shall provide to the Yucaipa Observer all written notices of Board meetings and all written materials that are provided to Trustees in connection therewith, including minutes of previous meetings of the Board, at the same time and in the same manner as provided to the Trustees; provided that the Yucaipa Observer shall not be entitled to be present for or receive any privileged communication from counsel to the Company or the Board if the presence of the Yucaipa Observer would be reasonably likely to adversely affect such privilege. Notwithstanding anything in the foregoing to the contrary, for the avoidance of doubt, the Yucaipa Observer shall not owe any duties, statutory or otherwise, to the Company or its shareholders other than obligations of confidentiality set forth in Section 4.7 below and duties imposed by securities laws generally.

2.9 Mirror Voting. At any annual or special meeting of shareholders of the Company at which a vote will be taken (i) to opt-in to the “business combination” provisions of the Maryland General Corporation Law (the “MGCL”) by revoking, altering or amending Section 15 of Article II of the Bylaws, (ii) to opt-in to the “control share” provisions of the MGCL by revoking, altering or amending Section 13 of Article II of the Bylaws, or (iii) to opt-in to Subtitle 8 of Title 3 of the MGCL, or with respect to any written consent with respect to such matter(s) in lieu of a meeting, so long as the Yucaipa Shareholder Beneficially Owns 20% or more of the Fully Diluted Outstanding Shares as of the record date for such meeting, the Yucaipa Shareholder agrees to vote, or act by written consent with respect to, all Common Shares Beneficially Owned by it, at such meeting or to take all actions by written consent in lieu of such meeting as are necessary, for and against such matter(s) in proportion to the vote taken on all Common Shares not Beneficially Owned by it with respect to such matter(s).

ARTICLE III

TRANSFERS

3.1 Condition of Transfer. The parties hereto hereby agree that it shall be a condition of the Transfer of any Shares to any Person who is not a party to this Agreement that such Transfer shall not be effected unless and until such Person agrees in writing to be bound by the terms and conditions of this Agreement; provided, that the foregoing shall not apply to any transferee in a Transfer of Shares made pursuant to (i) an open market transaction, (ii) a Public Offering or (iii) a Fund Distribution.

3.2 Coordination Committee; Transfer Restrictions.

(a) Promptly following the Effective Time, the Shareholders agree that the Sponsor Investors shall create a coordination committee (the “Coordination Committee”), which shall not be a committee of the Board, and will maintain such committee for so long as required pursuant to this Section 3.2 or until disbanded with the written consent of the Sponsor Investors. The Coordination Committee shall, as provided in this Section 3.2, facilitate coordination of (i) exercises of demand registration rights under the Registration Rights Agreement, (ii) Transfers of Shares by any of the Shareholders to Third Parties, (iii) any distributions of any Shares by any of the Shareholders to its direct or indirect Third Party partners, members, or other equityholders and (iv) any other transactions in Shares with Third Parties effected by any of the Shareholders.

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Notwithstanding the foregoing, this Section 3.2(a) shall not apply to a Fortress Transfer. Each of the Sponsor Investors, the Fortress Investor and the CM Shareholder shall be permitted to designate one representative (who may, but need not, be a Trustee) to participate on the Coordination Committee (the “Committee Members”), and shall be permitted to remove and replace such designee from time to time. The procedures governing the conduct of the Coordination Committee shall be established from time to time by the written consent of the Sponsor Investors. The Coordination Committee shall meet as needed at the request of any Committee Member. Notice of the date, time and place of the proposed meeting shall be given to all Committee Members at least 24 hours in advance by electronic mail. The failure of one or more Committee Members to attend a Coordination Committee meeting shall not invalidate the occurrence of the meeting for which such electronic mail notice was given.

(b) A Shareholder wishing to (i) exercise demand registration rights under the Registration Rights Agreement (if applicable to such Shareholder), (ii) Transfer any Shares to Third Parties, (iii) distribute any Shares to such Shareholder’s direct or indirect Third Party partners, members, or other equityholders or (iv) effect any other transaction in Shares with Third Parties shall consult with the Coordination Committee prior to taking such action or entering into any definitive agreement with respect to such action, and shall use reasonable efforts to minimize any adverse impact to the other Shareholder in respect of such exercise, Transfer, distribution or transaction; provided that no Shareholder shall take any such action that would reasonably be expected to cause the Company to fail to qualify as a REIT or as a “domestically-controlled qualified investment entity” within the meaning of Section 897(h) of the Code. Notwithstanding the foregoing, this Section 3.2(b) shall not apply to a Fortress Transfer.

(c) To the actual knowledge of the GSCP Shareholders, as of the date hereof, no more than 46% of the Shares owned by the GSCP Shareholders are Foreign Shares. The GSCP Shareholders shall use commercially reasonable efforts to prevent a change in ownership of the GSCP Shareholders that, taken in the aggregate with all other changes in ownership of the GSCP Shareholders, causes more than 46% of the Shares owned by the GSCP Shareholders to be Foreign Shares; provided, that, no transfer of ownership of the GSCP Shareholders shall be prohibited if such transfer is a Legal or Regulatory Transfer; provided, further, that prior to any Legal or Regulatory Transfer the GSCP Shareholders shall reasonably consult with the Company and reasonably cooperate with the Company in order to mitigate or prevent any liability, harm or regulatory scrutiny that may result from such Legal or Regulatory Transfer.

(d) To the actual knowledge of the Yucaipa Shareholder, as of the date hereof, no more than 46% of the Shares owned by the Yucaipa Shareholder are Foreign Shares. The Yucaipa Shareholder shall use commercially reasonable efforts to prevent a change in ownership of the Yucaipa Shareholder that, taken in the aggregate with all other changes in ownership of the Yucaipa Shareholder, causes more than 46% of the Shares owned by the Yucaipa Shareholder to be Foreign Shares; provided, that, no transfer of ownership of the Yucaipa Shareholder shall be prohibited if such transfer is a Legal or Regulatory Transfer; provided, further, that prior to any Legal or Regulatory Transfer the Yucaipa Shareholder shall reasonably consult with the Company and reasonably cooperate with the Company in order to mitigate or prevent any liability, harm or regulatory scrutiny that may result from such Legal or Regulatory Transfer.

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(e) Each Shareholder, the Fortress Investor and the Yucaipa Investor shall consult with and provide draft filings to the Coordination Committee prior to making any filing with the Securities and Exchange Commission with respect to the Shares with a reasonable opportunity for the Committee Members to comment thereon.

(f) Prior to the distribution or dividend of Shares by any Fund Investor (as hereinafter defined) to such Fund Investor’s direct or indirect Third Party partners, members, or other equityholders (excluding a Fortress Transfer) (“Fund Distribution”), such Fund Investor shall notify the Coordination Committee at least 10 Business Days prior to such Fund Distribution, or the declaration thereof. All Fund Investors and the CM Shareholder shall in good faith discuss and coordinate such Fund Distribution with a view to allowing all other Fund Investors to also make a Fund Distribution of Shares to their respective Third Party partners, members or other equityholders on a pro-rata basis to the initiating Fund Investor or, if applicable, for such other Fund Investors to exercise their respective rights under Section 2.1(k) of the Registration Rights Agreement on a pro rata basis to the initiating Fund Investor, or for such other Fund Investors or the CM Shareholder to otherwise sell to a Third Party (pursuant to an open market transaction, a private sale, or otherwise) on a pro-rata basis to the initiating Fund Investor, such Shares, in each case, substantially concurrently with the initial Fund Investor’s Fund Distribution or, if applicable, in accordance with the timing provided for in Section 2.1(k) of the Registration Rights Agreement. Any sale of Shares by a non-initiating Fund Investor to a Third Party as contemplated by this Section 3.2(f), up to the applicable pro-rata amount, shall not be subject to the tag-along rights of any Sponsor Investor provided for in Section 3.3 below. For purposes of this Section 3.2(f), a “Fund Investor” means the Yucaipa Shareholder, the Yucaipa Investor (at such time as it holds Shares), the Fortress Investor (at such time as it holds Shares), and any of the GSCP Shareholders.

3.3 Tag-Along Rights.

(a) In the event that any Sponsor Investor (other than the CM Shareholder and the Fortress Investor) (a “Disposing Investor”) proposes to Transfer Shares to one or more Persons (other than in an Exempt Transfer or as expressly provided above in Section 3.2(f)), prior to effecting such Transfer of Shares, the Disposing Investor shall give not less than fourteen (14) days’ prior written notice (the “Tag-Along Notice”) of such intended Transfer to the other Sponsor Investors, which shall specifically identify the proposed transferee or transferees (together, the “Tag-Along Offeror”), the number of Shares as is proposed to be Transferred by the Disposing Investor(s) to the Tag-Along Offeror (the “Tag-Along Sale Number”), the maximum number of Shares that the Tag-Along Offeror is willing to purchase (the “Maximum Tag-Along Sale Number”), the purchase price therefor and a summary of the other material terms and conditions of the proposed Transfer, and shall contain an offer (the “Tag-Along Offer”) by the Tag-Along Offeror to each other Sponsor Investor, which Tag-Along Offer shall be irrevocable for a period of ten (10) days after delivery thereof (the “Tag-Along Period”) (and, to the extent the Tag-Along Offer is accepted during such period, shall remain irrevocable until the consummation of the Transfer contemplated by the Tag-Along Offer), to purchase from such Sponsor Investor at the same price per share (on an as converted basis to Common Shares, if applicable) to be paid to, and upon the same terms offered by the Tag-Along Offeror to, the Disposing Investor, which shall be set forth in the Tag-Along Notice, that number of Shares owned by such Sponsor Investor as is equal to the product of (A) a fraction, the numerator of

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which is the Tag-Along Sale Number and the denominator of which is the aggregate number of Shares owned as of the date of the Tag-Along Offer by the Disposing Investor and its Affiliates and (B) the number of Shares owned by such Sponsor Investor as of the date of the Tag-Along Offer; provided that the number of Shares required to be purchased from such Sponsor Investor by the Tag-Along Offeror shall be subject to reduction in accordance with the last sentence of this Section 3.3(a). A copy of the Tag-Along Notice shall promptly be sent to the Company. The Tag-Along Offer may be accepted in whole or in part at the option of each of the other Sponsor Investors. Notice of any Sponsor Investor’s intention to accept a Tag-Along Offer, in whole or in part, shall be evidenced by a writing signed by such Sponsor Investor and delivered to the Tag-Along Offeror and the Company prior to the end of the Tag-Along Period, setting forth the number of Shares that such Sponsor Investor elects to Transfer. In the event that the number of Shares proposed to be sold by the Disposing Investor(s) to the Tag-Along Offeror plus the aggregate number of Shares all Sponsor Investors elect to Transfer to a Tag-Along Offeror (the “Total Tag-Along Shares”) is greater than the Maximum Tag-Along Sale Number, the Disposing Investor(s) and each Sponsor Investor shall be entitled to Transfer to the Tag-Along Offeror only that number of Shares that is equal to (1) the number of shares that it sought or elected, as applicable, to be Transferred to such Tag-Along Offeror by the Disposing Investor or Sponsor Investor, as applicable, multiplied by (2) a fraction, the numerator of which is the Maximum Tag-Along Sale Number and the denominator of which is the Total Tag-Along Shares.

(b) All Transfers of Shares to the Tag-Along Offeror pursuant to this Section 3.3 shall be consummated on the later of (i) a mutually satisfactory business day as soon as practicable, but in no event more than fifteen (15) days after the expiration of the Tag-Along Period, or (ii) the fifth business day following the expiration or termination of all waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or receipt of other regulatory approvals applicable to such Transfers, in each case, to the extent applicable, or at such other time and/or place as the parties to such Transfers may agree. The delivery of certificates or other instruments evidencing such Shares duly endorsed for transfer shall be made on such date against payment of the purchase price for such Shares.

(c) Any calculation of an amount or number of shares or price per Share (including Common Shares and Warrants) pursuant to this Section 3.3 shall be determined on an as converted basis to Common Shares.

3.4 Transfer of Shares to the Fortress Investor. Each of the parties hereto acknowledges and agrees to the following:

(a) Notwithstanding anything to the contrary in this Agreement, any Transfer of Common Shares or Warrants (i) to the Fortress Investor by the Yucaipa Shareholder subsequent to the date hereof (such Transfer, a “Fortress Transfer”) and (ii) to the Yucaipa Investor by the Yucaipa Shareholder subsequent to the date hereof (such Transfer, a “Partnership Transfer”), in each case pursuant to the Yucaipa Shareholder’s partnership agreement, shall not be subject to Section 3.2 or Section 3.3 or any other restriction on Transfer hereunder and shall otherwise be deemed to be made in compliance with the terms and conditions of this Agreement.

(b) Upon the occurrence of a Fortress Transfer (the “Fortress Effective Date”), the Fortress Investor shall subsequently be deemed to be a “Shareholder” under this Agreement (subject to Section 3.4(c) below) with respect to all rights and obligations pertaining to Shareholders thereunder so long as the Fortress Investor continues to own Common Shares.

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(c) As of the Fortress Effective Date and so long as the Fortress Investor continues to own Common Shares, notwithstanding anything to the contrary in this Agreement:

(i) Clauses (i), (ii) and (iii) of Section 3.2(a) shall include demand registration rights, Transfers and distributions by the Fortress Investor, as applicable;

(ii) solely for purposes of Section 3.3 of this Agreement, the Fortress Investor shall be deemed to be a “Sponsor Investor” and will be entitled to tag-along rights to the same extent, and subject to the same terms and conditions (as applicable), as the Sponsor Investors under Section 3.3 of this Agreement;

(iii) the Fortress Investor agrees that it shall use commercially reasonable efforts to prevent a change in ownership of the Fortress Investor which, taken in the aggregate with all other changes in ownership of the Fortress Investor, causes more than 46% of the Shares owned by the Fortress Investor to be Foreign Shares; provided that no transfer of ownership of the Fortress Investor shall be prohibited if such transfer is a Legal or Regulatory Transfer; provided, further, that prior to any Legal or Regulatory Transfer the Fortress Investor shall reasonably consult with the Company and reasonably cooperate with the Company in order to mitigate or prevent any liability, harm or regulatory scrutiny that may result from such Legal or Regulatory Transfer; and

(iv) the Fortress Investor agrees that it shall not Transfer any Common Shares to any Disqualified Transferees (as defined in the Yucaipa Shareholder’s partnership agreement).

(d) In the event of a Partnership Transfer as a result of which the Yucaipa Shareholder no longer owns any Shares, but without limitation of the Fortress Investor’s rights under Section 2.1(g), the Yucaipa Investor shall succeed to all the rights and obligations of, and shall be deemed to be, the “Yucaipa Shareholder” under this Agreement.

ARTICLE IV

COVENANTS

4.1 Regulatory Matters. The Company shall, and shall cause each of its Subsidiaries to, keep the GSCP Shareholder and the Yucaipa Shareholder informed of any material events, notices or changes with respect to any criminal (other than petty crimes committed by employees of the Company or any of its Subsidiaries) or material regulatory investigation or other material regulatory action involving the Company or any of its Subsidiaries promptly following an officer or Trustee becoming aware thereof, so that such Shareholders will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them or their Affiliates that might arise from such investigation or action. Additionally, upon and to the extent of a prior written request therefor, the Company shall provide to the GSCP Shareholder and the Yucaipa Shareholder reasonable access during normal business hours to personnel, books and records and such other information as any such Shareholder may reasonably require for tax or regulatory purposes that are customary for investments of this type.

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4.2 Company Logo. The Company hereby grants the Shareholders (and their Affiliates) that are private equity funds permission to use the Company’s and its Subsidiaries’ name and logo in marketing materials; provided, that any such Shareholder or Affiliate complies with reasonable guidelines and restrictions requested by the Company with respect to any such usage. The Shareholders and their Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of its trademarks in any materials in which the Company’s or any of its Subsidiary’s name and logo appear.

4.3 Use of Name. The Company agrees that it will not, without the prior written consent of the applicable Shareholder (which consent shall not be unreasonably withheld or delayed), (a) use in advertising or marketing the name of such Shareholder or any of its Affiliates or any partner or employee of such Shareholder, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Shareholder or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company or any of its Subsidiaries has been approved or endorsed by such Shareholder or any of its Affiliates. For the avoidance of doubt, this Section 4.3 shall not prohibit the Company from disclosing the names and beneficial ownership of its Shareholders as required by law, legal process, regulation (including filings for federal, foreign and state securities and other laws in connection with the offering of interests in and the making of investments by the Company or its subsidiaries) or the rules of any self-regulatory organization.

4.4 Certain Activities. The parties hereto acknowledge and agree that nothing in this Agreement shall create a fiduciary duty of any Shareholder or any of its Affiliates to the Company or its Shareholders. It is understood that neither any Shareholder nor any Affiliate of any Shareholder is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

4.5 Information Rights. If requested by the Yucaipa Shareholder, the GSCP Shareholders or, after a Fortress Transfer, the Fortress Investor, the Company shall enter into a non-disclosure agreement with a prospective purchaser of all or any portion of such Shareholder’s Shares, pursuant to which the Company shall provide confidential information regarding the Company to such prospective purchaser as reasonably requested by such Shareholder.

4.6 Tax Matters.

(a) The Company and the Shareholders will use their commercially reasonable efforts to cause the Company to continue to qualify and be taxed as a REIT pursuant to Sections 856-860 of the Code. With respect to issues arising under Section 856(d)(2)(B) of the Code, the Company’s and the Shareholders’ responsibilities to use commercially reasonable efforts under this Section 4.6(a) shall be as follows:

(i) The Company will send to each Shareholder that owns 10% or more of the Company (each, a “Related Party Shareholder”), on a quarterly basis, a list containing each tenant of the Company the revenue from which is expected to represent 1% or more of the gross warehouse revenue of the Company for the calendar year (each, a “Listed Tenant”), such notification to be subject to reasonable confidentiality arrangements.

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(ii) Upon receipt of the quarterly list, each Related Party Shareholder will use commercially reasonable efforts to make reasonable inquiry into whether it owns an equity interest in a Listed Tenant and will promptly notify the Company of any Listed Tenants in which it identifies ownership of 5% or more of the equity thereof, such notification to be subject to reasonable confidentiality arrangements.

(iii) Any Related Party Shareholder that acquires actual ownership of, or becomes aware that it otherwise owns, 5% or more of the equity of any tenant listed on the most recent quarterly list shall promptly notify the Company of such ownership, such notification to be subject to reasonable confidentiality arrangements.

(iv) Promptly following any notification described in clause (ii) or (iii), if necessary to maintain the Company’s qualification as a REIT, the Company and such Related Party Shareholder (or Related Party Shareholders if more than one Related Party Shareholder owns equity of any Listed Tenant) will use commercially reasonable efforts to cure or mitigate any issues attributable to such Related Party Shareholder’s ownership of Listed Tenants, taking into account the relative costs and benefits of each available alternative; it being understood that such Related Party Shareholder shall in no case be required to divest any interest in a Listed Tenant; and it being further understood that such Related Party Shareholder’s commercially reasonable efforts to cure or mitigate shall in no case bind or require any action (including divestment) on the part of any holders of equity in such Related Party Shareholder.

For purposes of the foregoing, the terms “owns,” “owned,” and “ownership” (unless noted as “actual ownership”) shall mean actual or constructive ownership within the meaning of Section 856(d)(2)(B) as modified by Section 856(d)(5), but, for the avoidance of doubt, shall in all cases be limited to beneficial ownership and, with respect to any GSCP Shareholder, shall not include assets held in accounts on behalf of clients of The Goldman Sachs Group, Inc. or its Subsidiaries.

(b) The Company and the Shareholders will take commercially reasonable actions to cause the Company not to voluntarily terminate its REIT status.

(c) The Company and the Shareholders will use their commercially reasonable efforts to take all actions necessary (or cease from taking any action, including issuance of Shares of the Company to any Person other than the GSCP Shareholders or amending the Declaration of Trust in a manner that could result in the Company being treated as other than a “domestically-controlled qualified investment entity”) to cause the Company to continue to qualify at all times as a “domestically-controlled qualified investment entity” within the meaning of Section 897(h) of the Code. Upon request of any of the Yucaipa Shareholder, any GSCP Shareholder or the Fortress Investor, or any of their respective Affiliates, the Company will provide a certification meeting the requirements of Treasury Regulation Section 1.897-2(g) (and

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shall provide any notice described therein), that Shares of the Company are not United States real property interests (“USRPI”) as such term is defined in Section 897 of the Code, based on the Company’s determination that the Company is a “domestically-controlled qualified investment entity.” Each Shareholder shall provide the Company, at such times as the Company may request in connection with any certification by the Company that Shares of the Company are not USRPI, with ownership information in the form attached as Exhibit B hereto. Each Shareholder acknowledges and agrees that any certification provided by the Company pursuant to this Section 4.6(c) will be based upon the information provided by the Shareholders.

4.7 Confidentiality. Each Shareholder shall maintain the confidentiality of any confidential and proprietary information of the Company and its Subsidiaries (“Proprietary Information”) using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information, except (i) for any Proprietary Information which is or becomes publicly available (other than as a result of dissemination by such Shareholder) or a matter of public knowledge generally, (ii) if the release of such Proprietary Information is required by applicable law (including by a subpoena or other order from a court of competent jurisdiction), following delivery of prior written notice to the Company (to the extent permitted under applicable law), (iii) or any information which is developed by the Shareholder or its Representatives (as defined below) without reference to or use of the Proprietary Information or (iv) for Proprietary Information that was known to such Shareholder or its Representatives prior to its disclosure by the Company, or becomes known by such Shareholder or its Representatives, in each case on a non-confidential basis, without, to such Shareholders’ knowledge, breach of any third party’s confidentiality obligations. Each Shareholder further acknowledges and agrees that it shall not disclose any Proprietary Information to any Person, except that Proprietary Information may be disclosed by such Shareholder and its Representatives:

(a) to such Shareholder’s and its Affiliates’ directors, officers, employees, stockholders, members, partners, agents, counsel, accountants, consultants, insurers, lenders, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in the normal course of the performance of their duties to such Shareholder or its Affiliates; provided such recipient agrees to be bound by a confidentiality agreement consistent with the provisions hereunder or is otherwise bound under law or contract to a duty of confidentiality to such Shareholder or its Affiliates;

(b) to the extent requested or required by any regulatory authority, governmental authority or stock exchange; provided that to the extent legally permissible and practicable, such Shareholder gives prior notice of such disclosure to the Company, and provided further, that such recipient is advised of the confidential nature of such information;

(c) to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or any of its Representatives have provided to such Shareholder relating to such tax treatment and tax structure); provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information;

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(d) to any Person, including a prospective purchaser of Common Shares, as long as such Person has agreed to maintain the confidentiality of such Proprietary Information; or

(e) if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Proprietary Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

4.8 Amendment of Declaration of Trust and Bylaws. Any amendment, alteration or repeal, or adoption, of a provision in the Declaration of Trust or Bylaws which, by the terms of the Declaration of Trust or Bylaws, as applicable, requires compliance with this Section 4.8 in order to be valid, shall only be valid with the prior written consent of the Yucaipa Shareholder, the GSCP Shareholders and, after a Fortress Transfer, the Fortress Investor, in each case if then a party to this Agreement, in addition to any requirements that otherwise apply under the terms of the Declaration of Trust or Bylaws, as applicable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1 Authority; Enforceability. Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that such party has the legal capacity or corporate power and authority, as applicable, to enter into this Agreement and to carry out each of such party’s obligations hereunder as they may hereafter arise. Such party (in the case of parties that are not natural persons) is duly organized, validly existing and in good standing under the laws of such party’s jurisdiction of organization, and the execution of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary action. No other act or proceeding, corporate or otherwise, on such party’s part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by such party and constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with the terms of this Agreement, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.2 No Breach. Each of the parties hereto severally represents and warrants to each of the other parties hereto that neither the execution of this Agreement nor the performance by such party of its obligations hereunder does or will:

(a) in the case of parties that are not natural persons, conflict with or violate such party’s organizational documents;

(b) violate, conflict with or result in the termination of, or otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment or constitute a default or any event of default, with or without notice, lapse of time, or both, under the terms of, any contract or agreement to which it is a party or by which it or any of its assets or operations are bound or affected; or

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(c) constitute a violation by such party of any law, ruling, writ, injunction, award, determination or decree of any Governmental Authority.

5.3 Consents. Each of the parties hereto hereby severally represents and warrants to each of the other parties hereto that no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party, other than those which have been made or obtained, in connection with (a) the execution or enforceability of this Agreement or (b) the consummation of any of the transactions contemplated hereby.

ARTICLE VI

EFFECTIVE TIME; TERMINATION

6.1 Effective Time. This Agreement shall become effective upon the closing of the IPO (the “Effective Time”).

6.2 Termination. This Agreement shall terminate on the delivery of a written notice to the Company by the Yucaipa Shareholder, the GSCP Shareholders and, after a Fortress Transfer, the Fortress Investor, in each case if then a party hereto. In addition, except to the extent provided in the final sentence of this Section 6.2, this Agreement shall earlier terminate with respect to (a) the Yucaipa Shareholder at such time as the Yucaipa Shareholder Beneficially Owns less than 5% of the Fully Diluted Outstanding Shares (for the avoidance of doubt, inclusive of Shares Beneficially Owned by the Yucaipa Investor); provided that, if the Direct Designation Condition occurs prior to or concurrent with such termination, the rights of the Yucaipa Shareholder under Sections 2.1 through 2.7 assigned to the Fortress Investor shall survive any such termination until the expiration of the Direct Designation Period; (b) the GSCP Shareholders at such time as the GSCP Shareholders Beneficially Own less than 5% of the Fully Diluted Outstanding Shares; (c) the CM Shareholder at such time as (i) the CM Shareholder ceases to Beneficially Own any Shares or (ii) at such time as the GSCP Shareholders Beneficially Own less than 5% of the Fully Diluted Outstanding Shares and the CM Shareholder Beneficially Owns less than 5% of the Fully Diluted Outstanding Shares; (d) the Fortress Investor at such time as (i) the Yucaipa Shareholder Beneficially Owns less than 5% of the Fully Diluted Outstanding Shares and the Fortress Investor Beneficially Owns less than 5% of the Fully Diluted Outstanding Shares or (ii) after a Fortress Transfer, the Fortress Investor ceases to Beneficially Own any Shares and ceases to be a limited partner of the Yucaipa Shareholder; and (e) the Yucaipa Investor, before the occurrence of the circumstances described in Section 3.4(d), at such time as this Agreement has been terminated as to the Yucaipa Shareholder. Any termination with respect to a particular Shareholder pursuant to this Section 6.2 shall not affect the rights and obligations between or among the remaining parties to this Agreement. In the event that a Shareholder entitled to designate a Trustee under Article II (including without limitation the Fortress Investor, under Section 2.1(g)) ceases to Beneficially Own 5% or more of the Fully Diluted Outstanding Shares after a Designation Date and related Record Date for the designation of a Trustee, and in the event this Agreement would otherwise terminate as to that Shareholder at such time without the operation of this sentence, then the following provisions of

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this Agreement shall survive as to such Shareholder until the expiration of the designated Trustee’s term of service on the Board arising from such designation (including as such term may be commenced or completed by a replacement designee pursuant to Sections 2.1(d) or 2.2(b)): Section 2.1(a), Section 2.1(b), Section 2.1(d), the proviso set forth in Section 2.1(e), Section 2.1(f), Section 2.2(a), Section 2.2(b), Section 2.2(c), Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.8, Section 4.7 and Article VII.

ARTICLE VII

MISCELLANEOUS

7.1 Business Opportunities.

(i) Definitions. For the purpose of this Section 7.1, the following terms shall have the following meanings:

i. “Affiliate” shall mean, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member or partner, officer, director, employee, trustee or other agent of such Person or any private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (i) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (ii) the power to elect or appoint at least 50% of the directors, managers, general partners, or Person exercising similar authority with respect to such Person.

ii. “Business Opportunity” shall mean a business opportunity (i) that the Company is financially able to undertake, (ii) that the Company is not prohibited by contract or applicable law from pursuing or undertaking, (iii) that, from its nature, is in the Company’s line of business, (iv) that is of practical advantage to the Company, and (v) in which the Company has an interest or a reasonable expectancy.

iii. “Fortress Entity” and “Fortress Entities” shall mean the Fortress Investor, its respective Affiliates and any portfolio company in which any of the foregoing has any equity investment (other than the Company and its Subsidiaries).

iv. “GSCP Entity” and “GSCP Entities” shall mean the GSCP Shareholders, their respective Affiliates and any portfolio company in which any of the foregoing has any equity investment (other than the Company and its Subsidiaries).

v. “Identified Persons” shall mean any reference to the Yucaipa Entities, the GSCP Entities, the Fortress Entities, and their respective Affiliates.

vi. “Non-Employee Trustee” shall mean a Trustee of the Company who is not an employee of the Company or its Affiliates.

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vii. “Yucaipa Entity” and “Yucaipa Entities” shall mean the Yucaipa Shareholder, their respective Affiliates and any portfolio company in which any of the foregoing has any equity investment (other than the Company and its Subsidiaries).

(ii) In recognition and anticipation that (i) certain Identified Persons may serve as Trustees, officers or agents of the Company and (ii) the Identified Persons may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage, or in other business activities that overlap or compete with those in which the Company, directly or indirectly, may engage, the provisions of this Section 7.1 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Identified Persons and the powers, rights, duties and liabilities of the Company and its Trustees, officers and shareholders in connection therewith.

(iii) To the maximum extent permitted from time to time by Maryland law, each Identified Person, on such Identified Person’s own behalf or on behalf of any other Person, shall have the right to, and shall have no obligation to abstain from exercising such right to: (a) engage or invest, directly or indirectly, in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage, (b) do business with any customer, supplier or lessor of the Company or its Subsidiaries or (c) employ or otherwise engage any officer, trustee or employee of the Company or its Subsidiaries.

(iv) If any Identified Person acquires knowledge of a potential transaction or matter that may be a Business Opportunity, none of the Company or its Affiliates or shareholders shall have any interest in such Business Opportunity or any expectation that such Business Opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to the Company or its Affiliates or shareholders with respect to such Business Opportunity, is hereby renounced by the Company on its behalf and on behalf of its subsidiaries and shareholders. Accordingly, (i) no Identified Person will be under any obligation or duty to present, communicate or offer any such Business Opportunity to the Company or any of its Affiliates or shareholders, and (ii) each Identified Person shall have the right to hold and exploit any such Business Opportunity for its own account, or to direct, recommend, sell, assign or otherwise transfer such Business Opportunity to any Person other than the Company and its Affiliates or shareholders and shall be under no obligation or duty to act otherwise.

(v) To the maximum extent permitted from time to time by Maryland law, the Company renounces any interest or expectancy in, or any right to be offered an opportunity to participate in, any Business Opportunity that from time to time may be presented to or developed by any Non-Employee Trustee or any Affiliate of any Non-Employee Trustee, unless the Business Opportunity was expressly offered or made known to the Non-Employee Trustee in his or her capacity as a Trustee. To the maximum extent permitted from time to time by Maryland law, in the event that any Identified Person acquires knowledge of a potential transaction or other Business Opportunity, no Identified Person will have any obligation to communicate or offer such transaction or Business Opportunity to the Company or any of the Company’s Affiliates and such Identified Person may take any such opportunity for himself, herself or itself, or offer it to another Person or entity unless the Business Opportunity is expressly offered to such Identified Person in his or her capacity as a Trustee, officer or employee of the Company.

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(vi) Notwithstanding the provisions of Section 7.1(iv) above, the Company does not renounce any interest or expectancy it may have under applicable law in any Business Opportunity that is expressly offered to an Identified Person solely in, and as a direct result of, his or her capacity as a Trustee, officer or employee of the Company. If the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer of the Company (or, during the vacancy of any of those titles, the executive officer performing the functions of such vacant role) shall be an Identified Person by virtue of his or her respective relationship with a Yucaipa Entity, the GSCP Entities or a Fortress Entity, then any Business Opportunity offered to such officer shall be deemed to have been offered solely in, and as a direct result of, such officer’s capacity as an officer of the Company unless such offer clearly and expressly is presented to such officer solely in, and as a direct result of, his or her capacity as an officer, trustee, director, partner, member, manager, employee or other agent of a Yucaipa Entity, the GSCP Entities or a Fortress Entity, as applicable.

(vii) An Identified Person may in his, her or its personal capacity, or in his, her or its capacity as a director, officer, trustee, stockholder, partner, member, equity owner, manager, advisor or employee of any other Person, have business interests and engage, directly or indirectly, in business activities that are similar to those of the Company or compete with the Company, that the Company could seize and develop or that include the acquisition, syndication, holding, management, development, operation or disposition of interests in temperature- controlled warehouses or Persons engaged in related industries.

(viii) No alteration, amendment, termination, expiration or repeal of this Section 7.1, nor the adoption of any provision of this Agreement inconsistent with this Section 7.1 shall eliminate, reduce, apply to or have any effect on (i) the protections afforded hereby to any Identified Person for or with respect to any investments, activities, or opportunities of which such Identified Person, as applicable, becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption or (ii) any matter occurring, or any cause of action, suit or claim that, but for this Section 7.1, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

7.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below or transmitted by electronic mail if the sender on the same day sends a confirming copy of such notice in accordance with immediately following clause (c) or (c) the day on which the same has been delivered to the intended recipient if sent prepaid by (i) with respect to a delivery in the United States, a nationally recognized overnight delivery service (with tracking capability) and (ii) with respect to a delivery outside of the United States, an internationally recognized overnight delivery service (with tracking capability), in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

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If to the Company:	Americold Realty Trust
10 Glenlake Parkway
South Tower, Suite 800
Atlanta, Georgia 30328
Attn: General Counsel
Fax: (678) 387-4774

With a copy (which shall not constitute notice) to:

King & Spalding LLP NE
1180 Peachtree Street
Atlanta, Georgia 30309
Attn: C. Spencer Johnson, III
Fax: (404) 572-5100

If to any other party hereto:	To the address set forth in Exhibit C;

7.3 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of any other party under this Agreement will impair any such right, power or remedy of such party; no such delay or omission will be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; no waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring; and no provision of this Agreement shall be implied from any course of dealing between the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach of default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and will be effective only to the extent specifically set forth in such writing.

7.4 Remedies; Specific Performance. All remedies, either under this Agreement or by law or otherwise afforded to the parties hereunder, shall be cumulative and not alternative. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

7.5 Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns; provided, that, except as expressly provided herein, no successor or assign will derive any rights under this Agreement unless and until such successor or assign has delivered to the Company a valid undertaking to become, and becomes, bound by the terms of this Agreement to which the transferor of such Shares is subject. This Agreement may not be assigned without the express prior written consent

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of the other parties hereto; provided, that the Yucaipa Shareholder, the GSCP Shareholders, the CM Shareholder and, after a Fortress Transfer or a Partnership Transfer, the Fortress Investor and the Yucaipa Investor, respectively, may assign this Agreement to any of its Affiliates, as applicable, or to any Transferee permitted pursuant to the terms of this Agreement, in each case contingent on such assignee agreeing in writing to be bound by the terms and conditions of this Agreement.

7.6 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

7.7 Jurisdiction; Court Proceedings; Waiver of Jury Trial. Any Litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in New York County in the State of New York, and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such Litigation; provided, that a final judgment in any such Litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the selection of venue of any such Litigation in any federal or state court located in New York County in the State of New York, (b) any claim that any such Litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such Litigation. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such Litigation in such courts by the delivery of such process in the manner contemplated by Section 7.2. Each party irrevocably and unconditionally waives any right to a trial by jury and agrees that any of them may file a copy of this Section 7.7 with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any Litigation.

7.8 Share Certificates; Legends.

(a) In addition to any legends required under the Declaration of Trust, each certificate evidencing Shares owned by the Shareholders (or their successors or transferees) will bear the following legend:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ISSUED, ACCEPTED, AND HELD SUBJECT TO THE TERMS OF THE SHAREHOLDERS AGREEMENT DATED [●], 2018, INCLUDING, WITHOUT LIMITATION, CERTAIN RESTRICTIONS ON TRANSFER AND ARRANGEMENTS REGARDING CORPORATE GOVERNANCE ISSUES. A COPY OF SUCH SHAREHOLDERS AGREEMENT HAS BEEN FILED AT THE PRINCIPAL

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OFFICE OF THE COMPANY AND IS AVAILABLE UPON WRITTEN REQUEST WITHOUT CHARGE. THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE ENCUMBERED OR DISPOSED OF, EXCEPT AS PERMITTED BY SUCH SHAREHOLDERS AGREEMENT.

(b) If any securities become registered pursuant to the Registration Rights Agreement or otherwise, the Company, upon the written request of the holder thereof, will issue to such holder a new certificate evidencing such securities without the legend required by Section 7.8(a) endorsed thereon. If any Shares cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the written request of the holder thereof, will issue to such holder a new certificate evidencing such securities without the second, third or fourth sentences of the legend required by Section 7.8(a) endorsed thereon.

7.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all prior contracts or agreements, whether oral or written, relating to such matter, including without limitation the Shareholders Agreement by and among the Company and the shareholders of the Company party thereto dated December 9, 2010, as amended by the Assignment and Amendment of Shareholders Agreement dated as of February 27, 2015 and the First Amendment to Shareholders Agreement dated as of March 29, 2016, as it may have been amended, which the parties hereto agree is terminated as of the Effective Time. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including, without limitation, the Bylaws and the Declaration of Trust, this Agreement shall govern as among the parties hereto.

7.10 Additional Securities; Recapitalizations; Exchanges; etc. Except as otherwise set forth in this Agreement, the provisions of this Agreement will apply to the full extent set forth herein with respect to (a) the Shares held by, or issued to, any Shareholder on or after the date hereof; and (b) any and all Shares or shares of capital stock of any successor or assign of the Company (whether by merger, consolidation, exchange, sale of assets or otherwise), which may be issued in respect of, in exchange for, or in substitution for such shares, by reason of any share dividend, share split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise. References to the “Company” in this Agreement will be deemed to refer to any such successor or assign, and such entity will execute an appropriate instrument of assumption agreeing to be bound by the terms hereof.

7.11 Severability. Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.

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7.12 Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the other parties hereto, except that (a) with respect to the Fortress Investor, this Agreement may be amended, supplemented or modified in a manner that does not, prior to a Fortress Transfer, disproportionately adversely affect the Fortress Investor and, after a Fortress Transfer, adversely affect the Fortress Investor, without the written consent of the Fortress Investor and (b) with respect to the CM Shareholder, this Agreement may be amended, supplemented or modified in a manner that does not increase the obligations or liabilities of the CM Shareholder in any material respect without the written consent of the CM Shareholder. Neither the failure nor the delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; no single or partial exercise of any right, remedy, power or privilege shall preclude any other or further exercise of the same or of any other right, remedy, power or privilege; and no waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

7.13 Counterparts. This Agreement may be executed by facsimile or .pdf signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year above first written.

AMERICOLD REALTY TRUST

By:
Name:
Title:

[Signatures continue on following page]

YUCAIPA SHAREHOLDER:

YF ART HOLDINGS, L.P.

By: YF ART Holdings GP, LLC, its general partner

By:
Name:
Title:

[Signatures continue on following page]

GSCP SHAREHOLDERS:

GS CAPITAL PARTNERS VI FUND, L.P. By: GSCP VI Advisors, L.L.C., its general partner

By:

Name: Bradley Gross
Title: Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P. By: GS Advisors VI, L.L.C., its general partner

By:

Name: Bradley Gross
Title: Vice President

GSCP VI OFFSHORE ICECAP INVESTMENT, L.P.
By: GSCP VI Offshore IceCap Holdings Entity GP, Ltd., its general partner

By:

Name: Bradley Gross
Title: Vice President

GSCP VI GMBH ICECAP INVESTMENT, L.P. By: GSCP VI GmbH IceCap Holdings Entity GP, Ltd., its general partner

By:

Name: Bradley Gross
Title: Vice President

ICECAP2 HOLDINGS, L.P.
By: IceCap2 Holdings Entity GP, Ltd., its general partner

By:

Name: Bradley Gross
Title: Vice President

[Signatures continue on following page]

CM SHAREHOLDER:

CHARM PROGRESS INVESTMENT LIMITED

By:

Name:
Title:

FORTRESS INVESTOR:

CF COLD, LP

By: CF Cold GP LLC, its general partner

By:

Name:

Title:

YUCAIPA INVESTOR:

YF ART HOLDINGS AGGREGATOR, LLC

By:

Name:

Title:

Exhibit A

Form of Indemnification Agreement

Exhibit B

Shareholder Ownership Information

Section 4.6(c) of the Shareholders Agreement provides that the Company and the Shareholders will use their commercially reasonable efforts to take all actions necessary (or cease from taking any action) to cause the Company to continue to qualify at all times as a “domestically-controlled qualified investment entity” within the meaning of Section 897(h) of the Code. Section 4.6(c) further provides that each Shareholder will provide the Company with certain ownership information at such times as the Company may request in connection with any certification by the Company that Shares of the Company are not USRPI.

Shareholder hereby provides the Company with the following ownership information for purposes of the Company’s determination that it is a “domestically-controlled qualified investment entity.”

Please indicate the following:

•	For U.S. federal income tax purposes, Shareholder is a US person / Shareholder is a non- US person (circle one).

•	For U.S. federal income tax purposes, Shareholder is a corporation / partnership / disregarded entity / trust / estate / individual / other (please indicate) (circle one).

•	Number of shares of each class of stock of the Company held at all times during the prior 5 year period ending on . Include a separate schedule as necessary.

•	If Shareholder is not a corporation for U.S. federal income tax purposes, no more than % of the ultimate beneficial ownership of Shareholder is foreign.

•	If Shareholder is not the beneficial owner of the shares, no more than % of the ultimate beneficial ownership of shares owned as of record by Shareholder is foreign.

If you have any questions or need additional assistance, please contact                    .

Please provide the information requested above by                    .

Exhibit C

GSCP SHAREHOLDERS

GS Capital Partners VI Fund, L.P.	c/o GS Capital Partners VI Fund, L.P.
GS Capital Partners VI Parallel, L.P.
GSCP VI Offshore IceCap Investment, L.P.	200 West Street
GSCP VI GmbH IceCap Investment, L.P.	New York, NY 10282-2198
IceCap2 Holdings, L.P.	Attention: Bradley Gross
Facsimile: (212) 357-5505
Email: bradley.gross@gs.com

with copies to (which shall not constitute
notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Robert Schwenkel, Esq. and
Randi Lally, Esq.
Facsimile: (212) 859-4000
Email: robert.schwenkel@friedfrank.com and
randi.lally@friedfrank.com

YUCAIPA SHAREHOLDER

YUCAIPA INVESTOR

YF ART Holdings, L.P.	c/o The Yucaipa Companies LLC
YF ART Holdings Aggregator LLC	9130 W. Sunset Blvd.
Los Angeles, CA 90069
Attention: Robert P. Bermingham
Facsimile: (310) 789-1791
Email: legal@yucaipaco.com

with copies (which shall not constitute notice):

Munger, Tolles & Olson LLP
350 S. Grand Ave., 50th Floor
Los Angeles, CA 90071
Attn: Judith T. Kitano
Facsimile: (213) 683-4052
Email: judith.kitano@mto.com

FORTRESS INVESTOR

CF Cold LP	c/o Fortress Investment Group
1345 Avenue of the Americas
46th Floor
New York, NY 10105
United States of America
Attention: Constantine Dakolias
Telephone: (212) 798 6050
Facsimile: (404) 264-4775
Email: ddakolias@fortress.com

and

c/o Fortress Investment Group
3290 Northside Parkway NW
Suite 350
Atlanta, GA 30327
Attention: Joel Holsinger
Telephone: (404) 264-4775
Facsimile: (678) 550-9105
Email: jholsinger@fortress.com

with copies (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Attention: Jonathan L. Friedman
Facsimile: (213) 621-5396
Email: jonathan.friedman@skadden.com

CM SHAREHOLDER

Charm Progress Investment Limited	12/F, China Merchant Building
152-155 Connaught Road Central, Hong Kong
Attention: Company Secretary, Board of Directors
and Legal Department
Facsimile: (852) 2587 8811

CAPITALIZATION SCHEDULE

Authorized Shares of Beneficial Interest: The authorized shares of beneficial interest of the Company consist of 250,000,000 Common Shares and 25,000,000 preferred shares of beneficial interest, par value $0.01 per share (“Preferred Shares”).

Common Shares Issued and Outstanding: Of the authorized Common Shares, 69,370,609 Common Shares are issued and outstanding on the Effective Date. As of an IPO Closing Date prior to February 15, 2018 (after giving effect to the IPO), in addition to the above described Common Shares, there will be issued and outstanding up to the additional number of Common Shares issued (i) upon conversion of the Series B Preferred Shares in accordance with the terms of the Agreement, (ii) upon conversion of the Yucaipa Warrants (defined below) in accordance with the terms of the Agreement, (iii) upon conversion or exercise of the Company’s outstanding stock options and/or restricted stock units in accordance with their respective terms, and (iv) to purchasers in connection with the IPO.

Shares Reserved for Issuance: 27,296,780 Common Shares are reserved for issuance pursuant to the Company’s outstanding warrants and employee stock options as of the Effective Date, plus 9,000,000 Common Shares reserved for future issuance under the Americold Realty Trust 2017 Equity Incentive Plan (the “2017 Plan”). 783,333 Common Shares will be issuable under the 2017 Plan upon the vesting of restricted stock units to be granted to certain participants upon the completion of the IPO. In addition, there are sufficient Common Shares reserved for issuance to permit the conversion of the Series B Preferred Shares and Series C Preferred Shares into Common Shares.

Series A Preferred Shares Issued and Outstanding: Of the authorized Preferred Shares, 125 Preferred Shares, designated as “12.5% Series A Cumulative Non-Voting Preferred Shares” (the “Series A Preferred Shares”), are issued and outstanding as of the Effective Date. No Series A Preferred Shares will be issued or outstanding as of an IPO Closing Date (after giving effect to the IPO).

Series B Preferred Shares: An aggregate of 375,000 Series B Preferred Shares are issued and outstanding as of the Effective Date. As of an IPO Closing Date prior to February 15, 2018 (giving effect to the IPO) and subject to the terms and conditions of the Agreement, the Series B Preferred Shares will be converted into Common Shares as described in the Agreement.

Series C Preferred Shares: An aggregate of 375,000 Series C Preferred Shares are reserved for issuance in connection with the conversion provisions of the Series B Preferred Shares. The Series C Preferred Shares, if and when issued upon such conversion, will be convertible into Common Shares in accordance with the terms of the Declaration of Trust of the Company in effect from time to time.

Outstanding Warrants: Warrants to purchase an aggregate of 18,574,619 Common Shares (the “Yucaipa Warrants”) are outstanding as of the Effective Date. As of an IPO Closing Date prior to February 15, 2018 (after giving effect to the IPO), the Yucaipa Warrants will be exercised.

Restricted Stock Units; Employee Stock Options: Members of the Board of Trustees of the Company and employees of the Company hold 844,595 restricted stock units, and employees

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and former employees of the Company and its subsidiaries (including a current board member who is a former employee) hold options to purchase an aggregate of 5,477,618 Common Shares under the Americold Realty Trust 2008 Equity Incentive Plan and the Americold Realty Trust 2010 Equity Incentive Plan.

Changes to Capitalization. Any changes to the capitalization of the Company after the Effective Date not covered by Section 4.5 of the Agreement, other than as part of or in connection with an IPO the IPO Closing Date of which is prior to February 15, 2018 (which changes are described in this Exhibit G), will be reflected in an updated Exhibit G delivered in accordance with the Agreement.

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